Exhibit 10.13

EXECUTION COPY

$100,000,000

SUBORDINATED CREDIT AGREEMENT

among

VIRGIN MOBILE USA, LLC,

as Borrower,

and

VIRGIN ENTERTAINMENT HOLDINGS, INC.

and

SPRINT SPECTRUM L.P.,

as Lenders

Dated as of July 19, 2006

i

SECTION 4.	CONDITIONS PRECEDENT	33

4.1	Conditions to Effective Date	33
4.2	Condition to Each Borrowing and Revolver	35

SECTION 5.	AFFIRMATIVE COVENANTS	35

5.1	Financial Statements	35
5.2	Certificates; Other Information	36
5.3	Payment of Obligations	37
5.4	Maintenance of Existence; Compliance	37
5.5	Maintenance of Property; Insurance	38
5.6	Inspection of Property; Books and Records; Discussions	38
5.7	Notices	38
5.8	Environmental Laws	39
5.9	Additional Collateral, etc	39
5.10	Deposit Account Control Agreements	40
5.11	Leasehold Mortgages	41

SECTION 6.	NEGATIVE COVENANTS	41

6.1	Financial Condition Covenants	41
6.2	Indebtedness	42
6.3	Liens	44
6.4	Fundamental Changes	45
6.5	Disposition of Property; Capital Stock	46
6.6	Restricted Payments	47
6.7	Capital Expenditures	48
6.8	Investments	48
6.10	Sales and Leasebacks	49
6.11	Swap Agreements	49
6.12	Changes in Fiscal Periods	50
6.13	Negative Pledge Clauses	50
6.14	Clauses Restricting Subsidiary Distributions	50
6.15	Lines of Business	50

SECTION 7.	EVENTS OF DEFAULT	50

SECTION 8.	MISCELLANEOUS	54

8.1	Amendments and Waivers	54
8.2	Notices	54
8.3	No Waiver; Cumulative Remedies	55
8.4	Survival of Representations and Warranties	56
8.5	Payment of Expenses and Taxes	56
8.6	Successors and Assigns; Participations and Assignments	57
8.7	Adjustments; Set off	58
8.8	Counterparts	59

ii

8.9	Severability	59
8.10	Integration	59
8.11	GOVERNING LAW	59
8.12	Submission To Jurisdiction; Waivers	59
8.13	Acknowledgements	60
8.14	Releases of Guarantees and Liens	61
8.15	Confidentiality	61
8.16	The Collateral Agents	61
8.17	WAIVERS OF JURY TRIAL	63
8.18	Non-Recourse	63
8.19	Conflicts	63

iii

SCHEDULES:

1.1A	Subscriber Acquisition Costs
1.1B	Real Property
3.4	Consents, Authorizations, Filings and Notices
3.6	Litigation
3.15	Subsidiaries
3.19(a)	Filing Jurisdictions
6.2(d)	Existing Indebtedness
6.3(f)	Existing Liens

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Patent Security Agreement
C	Form of Trademark Security Agreement
D	Form of Copyright Security Agreement
E	Form of Compliance Certificate
F	Form of Closing Certificate
G	Form of Notice of Borrowing
H	Form of Consent to Assignment
I	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
J	Form of Exemption Certificate
K	Form of Joinder
L	Form of Holdings Agreement
M	Form of Solvency Certificate
N	Form of Subordination Agreement
O	Form of PIK Note

iv

SUBORDINATED CREDIT AGREEMENT (this “Agreement”), dated as of July 19, 2006, among VIRGIN MOBILE USA, LLC, a Delaware limited liability company (the “Borrower”), and VIRGIN ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (“Virgin”), and SPRINT SPECTRUM L.P., a Delaware limited partnership (“Sprint Spectrum”; together with Virgin and their respective successors and permitted assigns in accordance with Section 8.6, the “Lenders”).

The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Additional Subordinated Debt”: as defined in Section 6.2(k).

“Adjustment Date”: as defined in the Pricing Grid.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 1 0% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the aggregate then unpaid principal amount of such Lender’s Revolving Loans then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble hereto.

“Applicable Margin”: the rate per annum as determined pursuant to the Pricing Grid.

“Available Revolving Commitment”: as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) the aggregate principal amount of all Revolving Loans made by such Lender then outstanding.

“Benefitted Lender”: as defined in Section 8.7(a).

“Best Buy”: Best Buy Co., Inc., a Minnesota corporation.

“Bluebottle”: Bluebottle USA Holdings L.P., a Delaware limited partnership and an indirect Subsidiary of Virgin Group Investments Limited, a British Virgin Islands registered company.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Revolving Loans hereunder.

“Business”: as defined in Section 3.17(b).

“Business Day”: a day other than (i) Saturday or Sunday, (ii) any day on which commercial banks in New York, New York or London, England generally are not open to the general public for the purpose of conducting commercial banking business or (iii) any day on which the principal office of either Virgin or Sprint Spectrum is not open to conduct business, provided that with respect to notices and determinations in connection with, and payments of principal and interest on, Revolving Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of less than 12 months from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing less than 12 months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of less than 12 months from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agents”: as defined in the Guarantee and Collateral Agreement.

“Commitment Fee Rate”:  1/2 of 1% per annum.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit E.

“Consent to Assignment”: a Consent to Assignment, substantially in the form of Exhibit H.

“Consolidated Adjusted EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs (including, without limitation, the deferred costs associated with the termination of revolving loans under that certain Credit Agreement, dated as of July 14, 2005 (as amended to the date hereof) among the Borrower, the Senior Debt Agent and the lenders party thereto) and commissions, discounts and other fees and charges associated with Indebtedness (including the Revolving Loans), (c) any fees, costs and expenses associated with the IPO (to the extent incurred within 180 days of the consummation thereof), (d) any fees, costs and expenses associated with any Permitted

Acquisition or any other acquisition or investment permitted hereunder (whether or not consummated) not in excess of $1,000,000 in the aggregate, (e) depreciation and amortization expense, (f) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (g) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (h) any other non-cash charges, (i) any non-cash distribution to Best Buy which constitutes an earnout, (j) any remaining amounts attributable to the cash bonus payments relating to the Original Transaction to management of the Borrower not in excess of $5,400,000, (k) any non-cash restructuring charges or reserves and (l) for each period from January 1, 2006 through June 30, 2006, September 30, 2006 and December 31, 2006, respectively, and thereafter for each trailing twelve months during such period, the aggregate subscriber acquisition costs expended in such period, but only such costs for such period that exceed the budgeted subscriber acquisition costs set forth on Schedule 1.1A (the “Excess Subscriber Costs”) and only if the number of subscribers acquired during the period exceeds the projected number of subscribers for such period set forth on Schedule 1.1A (it being understood that for purposes of calculating such add-back, the cost per subscriber (CPGA) shall not exceed $115 in any fiscal quarter during fiscal year 2006, $107 in any fiscal quarter during fiscal year 2007 and $108 in any fiscal quarter during fiscal year 2008 and thereafter), provided that the aggregate amount of such costs added to Consolidated Net Income for fiscal year 2006 shall not exceed $20,000,000, provided, further that the aggregate amount of such costs added to Consolidated Net Income during the period January 1, 2006 through Senior Obligations Repayment Date shall not exceed $40,000,000; and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business but excluding up to $10,000,000 in fiscal year 2006 for proceeds received in connection with a judgment or settlement with Nokia relating to the bulk purchase of Nokia Shorty Handsets, as previously disclosed to the Lenders), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income and (b) any cash payments made during such period in respect of items described in clause (g) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the purposes of calculating Consolidated Adjusted EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made a Permitted Acquisition, Consolidated Adjusted EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, to the extent such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article 11 of Regulation S-X under the Securities Act of 1933, as amended, as interpreted by the staff of the SEC, and as certified by a Responsible Officer of the Borrower) as if such Permitted Acquisition occurred on the first day of such Reference Period.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans to the extent otherwise included therein.

“Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (a) the sum of Consolidated Adjusted EBITDA for such period plus 50% of the average daily availability hereunder during the fiscal quarter ending on the testing date to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges”: for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness (other than any Revolving Loans and any Senior Obligations) incurred in connection with such expenditures), (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the term loans made pursuant to the Senior Debt Agreement), (d) cash dividends paid by the Borrower and its Subsidiaries during such period pursuant to Section 6.6 and cash payments made in respect of the PIK Notes issued in accordance with Section 6.6(b) and (e) taxes paid during such period by the Borrower and its Subsidiaries.

“Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to the Revolving Loans and the Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated Adjusted EBITDA for such period.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date (excluding Indebtedness then outstanding hereunder and any PIK Notes), determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Continuing Directors”: (i) prior to a Holdings Transaction, the directors of the Borrower on the Effective Date, and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors of the Borrower or such other director is elected to the board of directors of the Borrower by the Permitted Investors pursuant to the LLC Agreement and (ii) upon the consummation of a Holdings Transaction, the directors of Holdings or the IPO Company, as applicable, on the date of such Holdings Transaction, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings or the IPO Company is recommended by at least 66-2/3% of the then Continuing Directors of Holdings or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of Holdings or the IPO Company.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Copyright Security Agreement”: the Copyright Security Agreement to be executed by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit D.

“Deactivated”: an End User (as defined in the PCS Services Agreement) who has voluntarily terminated its Virgin Mobile Service (as defined in the PCS Services Agreement) or whose Virgin Mobile Service has been terminated by the Borrower (it being understood that (i) termination shall mean that such End User no longer has a phone number with the Borrower and (ii) such termination by the Borrower shall occur no more than 150 days from such End User’s last “top-up” of its account).

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Deposit Account Control Agreement”: an agreement in writing, in form and substance reasonably satisfactory to each Collateral Agent, which provides that any bank at which any deposit account of the Borrower is at any time maintained will comply with instructions originated by the Relevant Agent after the occurrence and during the continuance of an Event of Default directing disposition of the funds in the deposit account without further consent by the Borrower and such other terms and conditions as either Collateral Agent may reasonably require.

“Designated Agent”: as defined in the Guarantee and Collateral Agreement.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Distribution Agreement”: any agreement between the Borrower and a retailer pursuant to which the Borrower distributes and/or sells its products.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“Effective Date”: the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied.

“Eligible Assignee”: means (i) any creditworthy (in the reasonable judgment of the Senior Debt Agent) Affiliate of a Lender or the Borrower; provided the assigning Lender is not relieved of its obligations hereunder unless consented to by the Senior Debt Agent, such consent not to be unreasonably withheld; (ii) a commercial bank having total assets in excess of Five Billion Dollars ($5,000,000,000); or (iii) a finance company, insurance company, other financial institution or fund that is engaged in making, purchasing, holding or investing in loans in the ordinary course of its business.

“Enforcement Action”: as defined in the Subordination Agreement.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”: for any day as applied to a Revolving Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Revolving Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Lenders or, in the absence of such availability, by reference to the rate at which the Senior Debt Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Revolving Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 – Eurocurrency Reserve Requirements

“Event of Default”: any of the events specified in Section 7, provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Adjusted EBITDA and (ii) decreases in Consolidated Working Capital for such fiscal year less (b) the sum, without duplication, of (i) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (ii) the aggregate amount of all optional prepayments of the Term Loans during such fiscal year, (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of income taxes and interest, (v) cash dividends or distributions permitted by Section 6.6(b) and cash payments made in respect of the PIK Notes issued in accordance with Section 6.6(b) and (vi) increases in Consolidated Working Capital for such fiscal year.

“Excluded Foreign Subsidiary”: any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

“Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 5.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.1(b). In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to the Borrower and its Subsidiaries and after a Holdings Transaction, Holdings and its Subsidiaries and any IPO Company.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Holdco Restructuring”: any transaction in which the Borrower remains a limited liability company and a U.S. entity becomes the direct owner of 100% of each class of outstanding Capital Stock of the Borrower.

“Holdings”: (a) in the case of the Holdco Restructuring, the direct parent company which owns 100% of each class of outstanding Capital Stock of the Borrower and (b) in the case of the UPREIT Restructuring, the sole general partner of the Borrower.

“Holdings Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by Holdings and the IPO Company, as applicable, in accordance with Section 6.4(e), substantially in the form of Exhibit L, or in form and substance reasonably satisfactory to the Lenders, pursuant to which each of Holdings and the IPO Company, as applicable, become a Group Member and a Loan Party after the Effective Date.

“Holdings Transaction”: any of the Holdco Restructuring, the UPREIT Restructuring or the formation of the IPO Company.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables paid in accordance with their terms (or unpaid but subject to a bona fide dispute) incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 7(e) only, all obligations of such Person in respect of Swap Agreements, valued at the Termination Value thereof. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: as to any Revolving Loan, the date that is (i) three months after the date of the making or Rollover of such Revolving Loan, (ii) the date of any prepayment made hereunder, and (iii) the Revolving Termination Date.

“Interest Period”: as to any Revolving Loan, initially, (a) the period commencing on the borrowing date with respect to such Revolving Loan and ending three months thereafter and (b) thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Revolving Loan and ending three months thereafter; provided, that the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period that would extend beyond the Revolving Termination Date; and

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Investments”: as defined in Section 6.8.

“IP Security Agreements”: the collective reference to the Patent Security Agreement, the Trademark Security Agreement and the Copyright Security Agreement.

“IPO”: means a bona fide underwritten initial public offering of common stock of Holdings or the direct parent company of Holdings (the “IPO Company”) as a direct result of which at least 10.0% of the aggregate common stock of Holdings or the IPO Company (calculated on a fully-diluted basis after giving effect to all options to acquire common stock of Holdings or the IPO Company then outstanding, regardless of whether such options are then currently exercisable) is beneficially owned by Persons other than the Permitted Investors and Best Buy.

“IPO Company”: as defined in the definition of “IPO.”

“Joinder”: an agreement to be executed and delivered by OpCo in accordance with Section 6.4(e), substantially in the form of Exhibit K, pursuant to which OpCo shall become a party to this Agreement and certain other Loan Documents after the Effective Date.

“JV Agreements”: each of (a) the LLC Agreement, (b) the PCS Services Agreement, (c) the Sprint Trademark Agreement and (d) the Virgin Trademark Agreement.

“Lenders”: as defined in the preamble hereto.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“LLC Agreement”: the Third Amended and Restated Limited Liability Company Agreement of Virgin Mobile USA, LLC, dated as of August 25, 2003, by and among Bluebottle, Sprint Ventures and Best Buy or, to the extent not prohibited by the terms of this Agreement, including, Sections 6.4(e), 6.17 and 7(m), any similar operating agreement of the Borrower, in each case as amended, restated or otherwise modified from time to time.

“Loan Documents”: this Agreement, the Security Documents, the Subordination Agreement, the Notes, the PIK Notes and any amendment, waiver, supplement, joinder or other modification to any of the foregoing.

“Loan Parties”: each Group Member that is a party to a Loan Document.

“Material Adverse Effect”: a material adverse effect on (a) the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole (and, upon consummation of a Holdings Transaction, Holdings and its Subsidiaries or the IPO Company and its Subsidiaries, as applicable, taken as a whole) or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of any Lender hereunder or thereunder.

“Material Distribution Agreement”: any Distribution Agreement, the revenue from which, at any time of determination, equals or exceeds 5% of the consolidated revenue of the Borrower and its Subsidiaries.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Members”: Sprint Ventures, Bluebottle and Best Buy.

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgages”: each of the mortgages and deeds of trust, if any, made by any Loan Party in favor of, or for the benefit of, the Lenders, each in form and substance reasonably acceptable to the Lenders.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Service Revenue”: for any period, gross service revenue minus airtime taxes and fraud allowance, with each such term having the meaning ascribed thereto in the consolidated statement of income of the Borrower and its consolidated Subsidiaries.

“Non-Excluded Taxes”: as defined in Section 2.12(a).

“Non-U.S. Lender”: as defined in Section 2.12(d).

“Notes”: the collective reference to any promissory note evidencing the Revolving Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Revolving Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Revolving Loans and all other obligations and liabilities, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise. For the avoidance of doubt, “Obligations” shall not include any obligations owing by the Borrower to any Lender or its Affiliates under or in connection with any document other than a Loan Document or any other document made, delivered or given in connection with a Loan Document.

“OpCo”: as defined in the definition of “UPREIT Restructuring”.

“Original Transaction”: (1) the repayment in full and termination of all indebtedness under those certain Amended and Restated Revolving Notes, dated as of July 8, 2004, between the Borrower and each of Sprint Ventures and Barfair Limited, an affiliate of Bluebottle, respectively (as amended to the date hereof), in an aggregate amount equal to approximately $42,700,000, (2) the repayment in full and termination of all indebtedness under the certain Second Amended and Restated Loan and Security Agreement, dated as of July 10, 2003, between the Borrower and Fleet Retail Group, Inc., Wells Fargo Foothill, Inc. and Back Bay Capital Funding LLC, as amended, in an aggregate amount equal to approximately $39,100,000, and the termination of all Liens granted in connection therewith and (3) the return of capital and other cash distributions to each of the Members and certain members of managing in an aggregate amount equal to approximately $380,600,000.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant”: as defined in Section 8.6(c).

“Patent Security Agreement”: the Patent Security Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit B.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“PCS Services Agreement”: the PCS Services Agreement dated as of October 4, 2001, by and between Sprint Spectrum and the Borrower, as amended to the date hereof and as further amended, restated or otherwise modified from time to time in accordance with the terms hereof.

“Permitted Acquisition” means any acquisition by the Borrower or a Subsidiary Guarantor of any portion of the assets of, or more than 50% of the Capital Stock in, a Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in accordance with applicable laws, (c) all the Capital Stock in each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Borrower or a Subsidiary Guarantor and all actions required to be taken with respect to such acquired or newly-formed Subsidiary under Section 5.9 shall be taken in accordance with the terms thereof, (d) in case of an acquisition of assets, such assets (other than assets to be retired or disposed of) are to be used, and in the case of an acquisition of Capital Stock, the Person so acquired is engaged, in the same line of business as that of the Borrower or a line of business reasonably related thereto, (e) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in this Agreement, with the applicable covenants contained in Section 6.1 being recomputed in accordance with the second sentence of the definition of “Consolidated Adjusted EBITDA”, and (f) the Borrower has delivered to the Lenders a certificate of a Responsible Officer to the effect set forth in clauses (a) through (e) above, together with all financial information for the Person or assets to be acquired as reasonably requested by any Lender.

“Permitted Investors”: the collective reference to Bluebottle, Sprint Ventures and any of their respective Affiliates.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“PIK Notes”: the collective reference to any promissory note issued at any time in a principal amount equal to the amount of accrued interest at such time with respect to any Revolving Loan that is not paid in cash or by the issuance of additional Capital Stock of the Borrower, issued by the Borrower at the request of all Lenders substantially in the form of Exhibit O and any promissory note issued for the payment of dividends or distributions as permitted under Section 6.6(b).

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pricing Grid”: the table set forth below.

Consolidated Leverage Ratio	Applicable Margin for Revolving Loans
≥ 4.0 to 1.0	4.95%
< 4.0 to 1.0	4.50%

For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 5.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.1.

“Projections”: as defined in Section 5.2(c).

“Properties”: as defined in Section 3.17(a).

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Relevant Agent”: as defined in the Guarantee and Collateral Agreement.

“Rollover”: the extension of a Revolving Loan pursuant to Section 2.7(b).

“Rollover Date”: as defined in Section 2.7(b).

“Rollover Notice”: as defined in Section 2.7(b).

“Rollover Period”: as defined in Section 2.7(a).

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, 30, 31, 32, 34 or .35 of PBGC Reg. § 4043.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

“Restricted Payments”: as defined in Section 6.6.

“Revolving Commitment”: as to any Lender, the obligation of such Lender to make Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” below such Lender’s name on the signature pages hereto or in the agreement pursuant to which such Lender became a party hereto pursuant to Section 8.6. The original amount of the Total Revolving Commitments is $100,000,000.

“Revolving Commitment Period”: the period from and including the Effective Date to the Revolving Termination Date.

“Revolving Loan Maturity Date”: as defined in Section 2.7(a).

“Revolving Loans”: as defined in Section 2.1(a).

“Revolving Percentage”: as to any Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding.

“Revolving Termination Date”: the first Business Day after the earlier of (a) December 14, 2010 and (b) the Senior Obligations Repayment Date.

“S&P”: Standard & Poor’s Ratings Services.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: as defined in the Guarantee and Collateral Agreement.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Holdings Agreement, the IP Security Agreements, the Mortgages and all other security documents hereafter delivered to the Lenders granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Senior Debt Acceleration”: the commencement of any Enforcement Action with respect to the Senior Obligations.

“Senior Debt Agent”: JPMorgan Chase Bank, N. A., together with its affiliates, as the administrative agent under the Senior Documents, together with any of its successors.

“Senior Debt Agreement”: the Amended and Restated Credit Agreement dated as of July 19, 2006 among the Borrower, the lenders from time to time parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and the Senior Debt Agent.

“Senior Documents”: as defined in the Subordination Agreement.

“Senior Obligations”: as defined in the Subordination Agreement.

“Senior Obligations Repayment Date”: as defined in the Subordination Agreement.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvency Certificate”: a certificate duly executed by the chief financial officer of the Borrower substantially in the form of Exhibit M.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Sprint Collateral Agent”: as defined in the Guarantee and Collateral Agreement.

“Sprint Communications”: Sprint Communications Company, L.P., a Delaware limited partnership.

“Sprint Spectrum”: as defined in the preamble hereto.

“Sprint Trademark Agreement”: the Trademark License Agreement dated as of October 4, 2001, by and between Sprint Communications and the Borrower, as amended, restated or otherwise modified from time to time in accordance with the terms hereof.

“Sprint Ventures”: Sprint Ventures, Inc., a Kansas corporation.

“Subordinated Debt”: means Indebtedness (other than Indebtedness under this Agreement or any other Loan Document) that, by the terms of any agreement or instrument pursuant to which such Indebtedness is incurred, is expressly made subordinate in right of payment and priority to the Indebtedness of any Loan Party under the Loan Documents.

“Subordinated Debt Obligations”: as defined in the Subordination Agreement.

“Subordination Agreement”: the Subordination and Intercreditor Agreement, dated as of the date hereof, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders, and the Senior Debt Agent, substantially in the form of Exhibit N.

“Subscriber”: End Users (as defined in the PCS Services Agreement) (1) that are included in the Borrower’s Siebel CRM system database (or any replacement database system therefor) and (2) that are not Deactivated.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary; collectively, the “Subsidiary Guarantors”.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement.”

“Term Loan”: “Loan” as defined in the Senior Debt Agreement.

“Termination Value”: in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements.

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Trademark Security Agreement”: the Trademark Security Agreement to be executed by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit C.

“Transferee”: any Eligible Assignee to whom a Lender shall have assigned all or any portion of its rights and obligations hereunder or Participant.

“United States”: the United States of America.

“UPREIT Restructuring”: any transaction in which the Borrower becomes a limited partnership (“OpCo”), the sole general partner of which shall be a U.S. entity, with (i) such general partner being the record and beneficial owner, directly, of 100% of each class of outstanding Capital Stock of OpCo (other than (a) any non-voting Capital Stock owned by Sprint Ventures or its Affiliates, which interest shall not exceed a percentage of all outstanding non-voting Capital Stock equal to the percentage of Capital Stock of the Borrower owned by Sprint Ventures on the Effective Date and (b) any options or similar rights permitted pursuant to the LLC Agreement), (ii) all of such general partner’s Subsidiaries and other assets thereafter held through OpCo and (iii) OpCo thereafter being the sole Borrower hereunder.

“VEL”: Virgin Enterprises Limited, a company organized under the laws of England.

“Virgin”: as defined in the preamble hereto.

“Virgin Collateral Agent”: as defined in the Guarantee and Collateral Agreement.

“Virgin Trademark Agreement”: the Trademark License Agreement dated as of October 4, 2001, by and between VEL and the Borrower, as amended, restated or otherwise modified from time to time in accordance with the terms hereof.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Upon consummation of a Holdings Transaction, the references in the following definitions to “the Borrower” shall be deemed to refer to “Holdings” or the “IPO Company”, as applicable: “Consolidated Current Assets”, “Consolidated Current Liabilities”, “Consolidated Fixed Charges”, “Consolidated Interest Expense”, “Consolidated Net Income”, “Consolidated Total Debt” and “Excess Cash Flow”.

SECTION 2. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

2.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender’s Revolving Commitment; it being understood that the foregoing limitation shall apply to the principal amount of the Revolving Loans and not to the PIK Notes; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender’s pro rata share of any requested Revolving Loan based upon such Lender’s Revolving Percentage unless each Lender shall otherwise agree in its sole discretion. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

2.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow during the Revolving Commitment Period on any Business Day, provided, that the Borrower shall give the Lenders irrevocable notice (which notice must be received by the Lenders prior to 11:00 A.M., New York City time, ten Business Days prior to the requested Borrowing Date), specifying the amount of Revolving Loans to be borrowed and the requested Borrowing Date. Each such notice of borrowing shall be in substantially the form of Exhibit G. Each borrowing shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Lender will make the amount of its applicable share of each borrowing available for the account of the Borrower, at an account specified by the Borrower, prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in immediately available funds. The Borrower shall not, without the consent of all Lenders, borrow more than four (4) Revolving Loans in any calendar quarter.

2.3 Commitment Fees. The Borrower agrees to pay for the account of each Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

2.4 Termination or Reduction of Revolving Commitments. Subject to the terms of the Subordination Agreement, the Borrower shall have the right, upon not less than three Business Days’ notice to the Lenders, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided, that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the aggregate principal amount of Revolving Loans then outstanding would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

2.5 Optional Prepayments. Subject to the terms of the Subordination Agreement, the Borrower may at any time and from time to time prepay the Revolving Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Lenders no later than 11:00 A.M., New York City time, five Business Days prior thereto, which notice shall specify the date and amount of prepayment; provided, that if a Revolving Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.13. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest in cash to such date on the amount prepaid and the aggregate amount then due under the PIK Notes with respect to such Revolving Loans being prepaid, if applicable. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

2.6 Mandatory Prepayments.

(a) If on any Business Day the aggregate unpaid principal amount of all Revolving Loans then outstanding exceeds the amount of the Total Revolving Commitments, the Borrower shall prepay such Revolving Loans in an amount equal to such excess to the Lenders.

(b) If on any Business Day the aggregate unpaid principal amount of all Revolving Loans owing to any Lender exceeds such Lender’s pro rata share based upon its Revolving Percentage, the Borrower shall prepay such Revolving Loans owing to such Lender in an amount equal to such excess; provided, that no such prepayment shall be required if all Lenders shall have consented, in their sole discretion, to such Lender holding a non pro rata portion of the Revolving Loans.

(c) If on any date the Borrower is required to prepay the Senior Obligations pursuant to Section 2.11 of the Senior Debt Agreement as a result of the issuance of any Indebtedness, the occurrence of any “Asset Sale” (as defined in the Senior Debt Agreement) or any Recovery Event or otherwise, the Borrower shall, on such date, prepay the Revolving Loan in an amount equal to the amount of “Net Cash Proceeds” (as defined in the Senior Debt Agreement) received from such issuance or occurrence in excess of the amount required to be applied to prepay the Senior Obligations at such time pursuant to the Senior Debt Agreement; provided that any such Net Cash Proceeds that are permitted to be (i) excluded from prepayment pursuant to the terms of Section 2.11(b)(i) of the Senior Debt Agreement or (ii) reinvested pursuant to the terms of Section 2.11(b)(ii) of the Senior Debt Agreement shall, in the case of either clause (i) or clause (ii), be excluded from the foregoing requirement.

(d) If on the date that is three months after the making of any Revolving Loan or the Rollover of any Revolving Loan as provided in Section 2.7(b), the condition in Section 4.2 is not satisfied, such Revolving Loan shall become due and payable on such date.

(e) Each prepayment of the Revolving Loans under this Section 2.6 shall be accompanied by payment of accrued interest, whether in cash or by the issuance of PIK Notes or additional Capital Stock of the Borrower to the Lenders or any combination thereof, in each case, solely as requested by the Lenders, on the amount prepaid.

2.7 Rollovers. (a) Subject to Section 2.7(b) and the terms of the Subordination Agreement, the Borrower shall repay each Revolving Loan on the date that is the earlier of (i) three months after the making of such Revolving Loan or the Rollover of such Revolving Loan, as applicable (the “Revolving Loan Maturity Date”) and (ii) the Revolving Termination Date.

(b) Upon notice provided no later than 11:00 A.M., New York City time at lease five (5) Business Days before any Revolving Loan Maturity Date (“Rollover Notice”), the Borrower may extend any Revolving Loan Maturity Date of a Revolving Loan or any portion of a Revolving Loan (including any Revolving Loan that has previously been subject to a Rollover) to the date that is three months following the Revolving Loan Maturity Date of such Revolving Loan (each such three month period, a “Rollover Period”, and the first day of such Rollover Period, the “Rollover Date”); provided that (i) no Rollover Period shall continue beyond the Revolving Termination Date, (ii) the Borrower shall satisfy the condition set forth in Section 4.2 on each Rollover Date and (iii) the Borrower shall make any interest payment then due.

2.8 Interest Rates and Payment Dates. (a) Each Revolving Loan shall bear interest for each day during the Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin. If on any day the Eurodollar Rate cannot be ascertained, each Revolving Loan shall bear interest at a rate per annum equal to 12% for each such day.

(b) If all or a portion of, or interest on, the principal amount of any Revolving Loan, commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provision of this Section plus 2%, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(c) Interest shall be payable in cash or through the issuance of PIK Notes or additional Capital Stock of the Borrower or any combination of the foregoing (in each case, solely as requested by the Lenders), in arrears on each Interest Payment Date, provided, that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand. Each PIK Note so issued shall be dated the applicable Interest Payment Date or date of such demand, as applicable. All payments of interest (including interest accruing pursuant to paragraph (b) of this Section) through the issuance of PIK Notes or additional Capital Stock of the Borrower (which, in each case may only be issued at the request of the Lenders) shall be made by mailing such duly executed and delivered PIK Notes or relevant documentation under the LLC Agreement to the Lenders by overnight courier, postage prepaid.

2.9 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that,

with respect to the rate of interest which is calculated at 12% pursuant to Section 2.8(a), the interest shall be calculated on the basis of a 365 ( or 366, as the case may be) day year for the actual days elapsed. The Lenders shall as soon as practicable notify the Borrower of each determination of a Eurodollar Rate. Any change in the interest rate on a Revolving Loan resulting from a change in the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.

(b) Each determination of an interest rate pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

2.10 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentages of the Lenders unless each Lender, in its sole discretion, agrees that any such borrowing, payment or reduction shall be made on any other basis that is not adverse to any other Lender.

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on (including payment by the issuance of the PIK Notes and/or Capital Stock of the Borrower) the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.

(c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, cash interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Lenders, at the account specified by each Lender in Dollars and in immediately available funds, and all payments to be made pursuant to the issuance of PIK Notes and/or additional Capital Stock (if permitted pursuant to Section 2.8(c)) of the Borrower shall be made as set forth in Section 2.8(c). If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

2.11 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Revolving Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.12 and changes in the rate of tax on the overall net income of such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, continuing or maintaining Revolving Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’ s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section, showing the calculations of the amounts payable in reasonable detail, submitted by any Lender to the Borrower shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided, that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.

2.12 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Lender as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to any Lender hereunder, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the relevant Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

(d) Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non U.S. Lender”) shall deliver to the Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit K and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation and in such case the Participant shall deliver such forms to the Lender from which it purchased the Participation). In addition, each Non U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non U.S. Lender. Each Non U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non U.S. Lender is not legally able to deliver.

(e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided, that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(f) If any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.12, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.

2.13 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, or continuation of Revolving Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment pursuant to Section 2.5 after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Revolving Loans on a day that is not the last day of the Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, or subject to a Rollover, for the period from the date of such prepayment or of such failure to borrow or Rollover to the last day of such Interest Period (or, in the case of a failure to borrow or Rollover, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Revolving Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section, showing the calculation of the amounts payable in reasonable detail, submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.

2.14 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.11 or 2.12(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Revolving Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.11 or 2.12(a).

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce Lenders to enter into this Agreement and to make the Revolving Loans, the Borrower hereby represents and warrants to each Lender that:

3.1 Financial Condition. (a) [Intentionally Omitted].

(b) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 2005, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2006, and the related unaudited consolidated statements of income and cash flows for such month and the portion of the fiscal year through the end of such month, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for such month and the portion of the fiscal year through the end of such month (subject to normal year end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from April 1, 2006 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.

3.2 No Change. Since December 31, 2005, there has been no development or event that has not been disclosed to the Lenders prior to the Effective Date and that has had or could reasonably be expected to have a Material Adverse Effect.

3.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

3.6 Litigation. Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the IPO Company, Holdings or the Borrower, threatened by or against any Group

Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect. No JV Agreement or Distribution Agreement is the subject of any pending (or to the knowledge of the Borrower, threatened) litigation, investigation or proceeding of or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

3.7 No Default. No Default or Event of Default has occurred and is continuing. No Group Member (and with respect to each JV Agreement or Distribution Agreement, no counterparty thereto, to the knowledge of the Borrower) is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.

3.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 6.3.

3.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the IPO Company, Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

3.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim has been asserted in writing, with respect to any such tax, fee or other charge.

3.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender, the Borrower will furnish to each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.

3.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

3.13 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

3.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

3.15 Subsidiaries. As of the Effective Date, Schedule 3.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents or as permitted by the LLC Agreement.

3.16 Use of Proceeds. The proceeds of the Revolving Loans shall be used for general corporate purposes.

3.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) no Group Member has assumed any liability of any other Person under Environmental Laws.

3.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or written statement furnished by or on behalf of any Loan Party to any Lender, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading. The projections contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, or in any other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

3.19 Security Documents. Each of the Security Documents (other than the Mortgages), upon execution and delivery thereof, is effective to create in favor of each Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Equity Interests described in the Guarantee and Collateral Agreement and the Holdings Agreement, when stock certificates or other certificates representing such Pledged Equity Interests are delivered to the Collateral Agents, and in the case of the other Collateral described in the Security Documents (other than the Mortgages), as applicable, when financing statements and other filings specified on Schedule 3.19(a) in appropriate form are filed in the offices specified on Schedule 3.19(a), such Security Documents shall each constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement and the Holdings Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 6.3).

3.20 Solvency. Each of the Borrower and each of its Subsidiaries is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and with the other Loan Documents and in connection with the Senior Debt Agreement and Senior Documents, will be, Solvent.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a) Credit Agreement and other Loan Documents. Each Lender shall have received (i) this Agreement executed and delivered by the Lenders and the Borrower, (ii) the Subordination Agreement executed and delivered by the Borrower, each Subsidiary Guarantor, the Senior Debt Agent and the Lenders and (iii) the Guarantee and Collateral Agreement and the IP Security Agreements, executed and delivered by the Borrower and each Subsidiary Guarantor.

(b) Senior Documents. The Lenders shall have received a fully executed copy of the Senior Debt Agreement, the other Senior Documents and all other documents and instruments executed in respect thereof, and all conditions to effectiveness thereunder shall have been satisfied or waived.

(c) Financial Statements. The Lenders shall have received (i) audited consolidated financial statements of the Borrower for the 2005 fiscal year, (ii) unaudited consolidated financial statements of the Borrower for the fiscal quarter ended March 31, 2006, (iii) a report in form and substance reasonably satisfactory to the Lenders detailing the number of Subscribers as of the month ended May 31, 2006, (iv) unaudited interim financial statements for month ended May 31, 2006 and (v) unaudited interim consolidated financial statements of the Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such report and financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower.

(d) Projections. The Lenders shall have received satisfactory projections through 2008.

(e) Approvals; Consents. All governmental and material third party approvals and consents (including landlord (if any), shareholder and/or member approvals and consents) necessary in connection with the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, such approvals and consents not to be unreasonably withheld or delayed in respect of the shareholders or members and their Affiliates, if applicable.

(f) Consents to Assignment. The Lenders shall have received a Consent to Assignment, executed and delivered by each of Sprint Spectrum, Sprint Communications and VEL.

(g) Lien Searches. The Lenders shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.3 or discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Lenders.

(h) Fees. The Lenders shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Revolving Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Lenders on or before the Effective Date.

(i) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Lenders shall have received (i) a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit F, with appropriate insertions and attachments, including the certificate of formation of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower and resolutions of the Board of Directors of the Borrower and the Members, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(j) Legal Opinion. The Lenders shall have received the legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit I.

(k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by either Lender to be filed, registered or recorded in order to create in favor of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than in accordance with the Subordination Agreement and with respect to Liens expressly permitted by Section 6.3), shall be in proper form for filing, registration or recordation.

(l) Solvency Certificate. The Lenders shall have received a Solvency Certificate that shall document the solvency of each of the Group Members after giving effect to the transactions contemplated hereby.

(m) Insurance. The Senior Debt Agent shall have received insurance certificates satisfying the requirements for insurance set forth in Section 5.2(b) of the Guarantee and Collateral Agreement.

(n) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Effective Date.

(o) No Default. No Default or Event of Default shall have occurred and be continuing on the Effective Date.

4.2 Condition to Each Borrowing and Rollover. The agreement of each Lender to make any Revolving Loan or Rollover requested to be made by it on any date prior to the Senior Obligations Repayment Date is subject to the satisfaction of the condition that no Senior Debt Acceleration shall have occurred on or prior to such date.

Each borrowing by the Borrower after the Effective Date and each Rollover shall constitute a representation and warranty by the Borrower as of the date of such Borrowing or Rollover that the condition contained in Section 4.2 has been satisfied.

SECTION 5. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, or any Revolving Loan or other amount is owing to any Lender hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

5.1 Financial Statements. Furnish to each Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year end audit adjustments); and

(c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided, that the requirements set forth in this Section 5.1(c) shall no longer apply if the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters most recently ended is less than or equal to 2.0 to 1.0.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods. After a Holdings Transaction, all such financial statements shall be with respect to Holdings and its consolidated Subsidiaries or the IPO Company and its consolidated Subsidiaries, as applicable.

5.2 Certificates; Other Information. Furnish to each Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default resulting from a breach of Section 5.1(b), 5.1(c) or 5.1(d), except as specified in such certificate;

(b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’ s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any existing Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Lenders, a description of any change in the jurisdiction of organization of any Loan Party and a list of any material Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Effective Date);

(c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d) within 15 days of the last day of any month, a report in form and substance reasonably satisfactory to the Lenders detailing the number of Subscribers as of the end of such month; provided, that the reporting requirement set forth in this Section 5.2(d) shall no longer apply if the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters most recently ended is less than or equal to 2.0 to 1.0;

(e) within 10 days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities (other than, prior to an IPO, such financial statements and reports that are sent solely to a Permitted Investor in its capacity as a holder of debt securities) or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

(f) promptly and, other than those notices required by Section 5.7, in any event within two Business Days after delivery or receipt thereof, copies of all (i) notices or documents given or received by the Borrower pursuant to any JV Agreement other than routine correspondence relating to routine aspects of the transactions contemplated by such agreements and (ii) amendments, waivers or other modifications of any Material Distribution Agreement;

(g) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any agreement governing any Subordinated Debt permitted hereunder or any proposed amendment, supplement, waiver or other modification thereof; and

(h) promptly, such additional financial and other information as any Lender (or potential Lender) may from time to time reasonably request.

5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member and except where failure to make such payment could not reasonably be expected to have a Material Adverse Effect.

5.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5 Maintenance of Property; Insurance. (a) Keep all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice, at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

5.7 Notices. Promptly give notice to the Lenders of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Group Member, including the Senior Documents, or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case could reasonably be expected to have a Material Adverse Effect;

(c) any litigation, investigation or proceeding affecting any Group Member (i) in which the amount involved is $5,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought that, if enforced, would be of similar impact or (iii) which relates to any Loan Document or Senior Document;

(d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

(e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and

(f)(i) any breach, default or event of default by any party thereto under any JV Agreement or Distribution Agreement or, upon obtaining knowledge thereof, any other event that could reasonably be expected to lead to the termination, cancellation, revocation or suspension of any JV Agreement or Material Distribution Agreement and (ii) any termination, cancellation, revocation or suspension of any Distribution Agreement.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

5.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

5.9 Additional Collateral, etc. (a) With respect to any property acquired after the Effective Date by any Loan Party (other than (x) any property described in paragraph (b), (c) or (d) below and (y) any property subject to a Lien expressly permitted by Section 6.3(g) or (h)) as to which each Lender does not have a perfected Lien, promptly (i) execute and deliver to each Lender such amendments to the Guarantee and Collateral Agreement or such other documents as the Lenders may reasonably request to grant to each Lender a security interest in such property and (ii) take all actions as the Lenders may reasonably request to grant to each Lender a perfected (except with respect to Liens expressly permitted by Section 6.3(h) and Liens securing the Senior Obligations) security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Lenders.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 and any leasehold interest in real property under which the annual rent exceeds $1,000,000 acquired after the Effective Date by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 6.3(g) or (h)), promptly (i) subject to the terms of the Subordination Agreement, execute and deliver a Mortgage, in favor of each Lender, covering such real property, (ii) if reasonably requested by the Lenders, provide each Lender with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Lenders) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) to the extent the same can be obtained by the exercise of commercially reasonably efforts, any consents or estoppels reasonably requested by the Lenders in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Lenders and (iii) if requested by the Lenders, deliver to the Lenders legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Lenders.

(c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Effective Date by any Loan Party (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Lenders such amendments to the Guarantee and Collateral Agreement as the Lenders may reasonably request to grant to each Lender, for the benefit of the Secured Parties, a perfected (except with respect to Liens securing the Senior Obligations) security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) on and after the Senior Obligations Repayment Date, deliver to the Lenders the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions as the Lenders may reasonably request to grant to each Lender a perfected (except with respect to Liens securing the Senior Obligations) security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Lenders and (C) to deliver to the Lenders a certificate of such Subsidiary, substantially in the form of Exhibit F, with appropriate insertions and attachments, and (iv) if requested by the Lenders, deliver to the Lenders legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Lenders.

(d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Effective Date by any Loan Party, promptly (i) execute and deliver to the Lenders such amendments to the Guarantee and Collateral Agreement as the Lenders may reasonably request to grant to each Lender a perfected (except with respect to Liens securing the Senior Obligations) security interest in the Capital Stock of such new Subsidiary that is owned by any such Loan Party (provided, that in no event (A) shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged and (B) shall any Excluded Foreign Subsidiary be required to become a Subsidiary Guarantor), (ii) on and after the Senior Obligations Repayment Date, deliver to the Lenders the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as the Lenders may reasonably request to perfect the Lenders’ security interest therein, and (iii) if requested by the Lenders, deliver to the Lenders legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Lenders.

5.10 Deposit Account Control Agreements. Use commercially reasonable efforts to deliver to the Senior Debt Agent within sixty (60) days following the Effective Date one or more Deposit Account Control Agreements, properly executed by the Borrower and each bank at which the Borrower maintains deposit accounts, provided that nothing in this Section 5.10 shall be deemed to modify the Borrower’s obligation to provide the Relevant Agent (as defined in the Guarantee and Collateral Agreement) with “control” (within the meaning of Section 9-104 of the New York Uniform Commercial Code) over the deposit accounts of the Borrower as required under the Guarantee and Collateral Agreement, subject to the terms of the Subordination Agreement.

5.11 Leasehold Mortgages. Use commercially reasonable efforts to deliver to the Senior Debt Agent (with a copy to each Collateral Agent), with respect to each real property leasehold interest of the Borrower listed on Schedule 1.1B hereto, a properly executed leasehold mortgage in form and substance reasonably satisfactory to the Collateral Agents.

SECTION 6. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect or any Revolving Loan or other amount is owing to any Lender hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

6.1 Financial Condition Covenants.

(a) Working Capital. So long as there is availability hereunder, allow the accounts payable of the Borrower or any Subsidiary Guarantor to remain unpaid more than 55 days, on average, from the original date of invoice, excluding invoices that are subject to a bona fide dispute.

(b) Minimum Net Service Revenue. Permit the Net Service Revenue as at the last day of any fiscal quarter set forth below to be less than the number set forth below opposite such fiscal quarter:

Fiscal Quarter	Minimum Net Service Revenue
June 30, 2006	$220,000,000
September 30, 2006	$210,000,000
December 31, 2006	$210,000,000

(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters (or, if less, the number of full fiscal quarters subsequent to the Effective Date) of the Borrower, Holdings or the IPO Company, as applicable, ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio
March 31, 2007	6.75 to 1.0
June 30, 2007	4.75 to 1.0
September 30, 2007	4.25 to 1.0
December 31, 2007	4.25 to 1.0
March 31, 2008	3.75 to 1.0
June 30, 2008	3.50 to 1.0
September 30, 2008	3.25 to 1.0
December 31, 2008 (and thereafter)	3.0 to 1.0

(d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters (or, if less, the number of full fiscal quarters subsequent to the Effective Date) of the Borrower, Holdings or the IPO Company, as applicable, ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Fixed Charge Coverage Ratio
September 30, 2007	1.0 to 1.0
December 31, 2007	1.0 to 1.0
March 31, 2008	1.1 to 1.0
June 30, 2008	1.1 to 1.0
September 30, 2008	1.1 to 1.0
December 31, 2008 (and thereafter)	1.15 to 1.0

(e) Minimum Consolidated Adjusted EBITDA. Permit Consolidated Adjusted EBITDA as at December 31, 2006 for the period of four consecutive fiscal quarters to be less than $40,000,000.

6.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document or pursuant to any Senior Document;

(b)(i) Indebtedness of the Borrower owing to any Subsidiary and of any Wholly Owned Subsidiary Guarantor owing to the Borrower or any other Subsidiary and (ii) Indebtedness of any Subsidiary that is not a Loan Party owing to any other Subsidiary that is not a Loan Party;

(c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 6.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.3(g) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

(f) after June 30, 2006, Indebtedness (i) in the form of purchase price adjustments in connection with any Permitted Acquisition and (ii) of any Person that becomes a Subsidiary after the date hereof as a result of any Permitted Acquisition, provided, that (A) in the case of clause (ii) above, such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) in the case of clauses (i) and (ii) above, the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to the incurrence of any such Indebtedness, with the covenants contained in this Agreement (including, without limitation, Section 6.1);

(g) Obligations with respect to (i) surety, appeal and performance bonds obtained by the Borrower or any of the Subsidiaries in the ordinary course of business and (ii) bankers’ acceptance, warehouse receipt or similar facilities entered into in the ordinary course of business;

(h) Contingent liabilities arising out of endorsement of checks and other negotiable instruments for deposit or collection in the ordinary course of business, provided, that such liabilities are eliminated within five Business Days of incurrence;

(i) unsecured Subordinated Debt in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $250,000,000 at any time outstanding; provided, that (i) such Subordinated Debt has no scheduled principal payments, amortization or other scheduled payment constituting a return of capital (and does not become mandatorily redeemable at the option of the holder thereof) until the date that is at least six months following the final maturity of the Senior Obligations, (ii) other than with respect to any Subordinated Debt issued to the Permitted Investors, the terms and conditions of such Subordinated Debt (including, without limitation, terms and conditions relating to the interest rate, fees, maturity, redemption, subordination, covenants, events of default and remedies), when taken as a whole, are no more restrictive to the Borrower than those contained in comparable transactions in the market at the time of issuance, (iii) no Default or Event of Default shall have occurred as a result of the incurrence of such Subordinated Debt, (iv) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to the incurrence of any such Subordinated Debt, with the covenants contained in this Agreement (including, without limitation, Section 6.1);

(j) Indebtedness of any Loan Party pursuant to the Subordinated Documents (as defined in the Subordination Agreement), subject in all respects to the Subordination Agreement;

(k) Subordinated Debt of the Borrower to Virgin, Sprint Spectrum or any of their respective Affiliates on substantially similar terms as the terms of the Subordinated Revolving Facility (“Additional Subordinated Debt”); provided that such additional subordinated loans may be made as term loans or revolving loans; and provided further that any such additional subordinated loans shall be subject in all respects to a subordination agreement substantially in the form of the Subordination Agreement; and

(l) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $15,000,000 at any one time outstanding.

6.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’ , warehousemen’s, mechanics’ , materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f) Liens in existence on the date hereof listed on Schedule 6.3(f), securing Indebtedness permitted by Section 6.2(a) or 6.2(d), provided, that no such Lien is spread to cover any additional property after the Effective Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 6.2(e) to finance the acquisition of fixed or capital assets, provided, that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

(h) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided, that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, plus accrued interest and premiums in respect thereof;

(i) Liens created pursuant to the Security Documents or the Senior Documents;

(j) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(k) Liens that are statutory, common law, or contractual rights of set-off relating to deposit accounts in favor of banks and other depositary institutions in the ordinary course of business;

(l) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7(h) and in respect of which the Borrower or the Subsidiary subject thereto shall be prosecuting an appeal or proceedings for review in good faith and shall be maintaining appropriate reserves with respect thereto;

(m) licenses and sublicenses of Intellectual Property in the ordinary course of business and in a manner that does not materially interfere with the business of the Borrower and its Subsidiaries;

(n) Liens on the Collateral securing the Indebtedness permitted pursuant to Section 6.2(k), provided, that such Liens shall be (1) subject and fully subordinate to the Liens granted to the Collateral Agents and (2) subject in all respects to a subordination agreement substantially in the form of the Subordination Agreement; and

(o) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $2,500,000 at any one time.

6.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or permit any change to its organizational structure, or Dispose of all or substantially all of its property or business, except that:

(a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower provided, that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided, that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

(b) any Subsidiary of the Borrower that is not a Subsidiary Guarantor, nor a Subsidiary of a Subsidiary Guarantor, may be merged or consolidated with or into any other Subsidiary of the Borrower that is not a Subsidiary Guarantor; provided, that if one Subsidiary to such merger or consolidation is a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

(c) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise), (ii) to a Subsidiary that is not a Subsidiary Guarantor if the Subsidiary making the Disposition is not a Subsidiary Guarantor or (iii) pursuant to a Disposition permitted by Section 6.5, and upon the occurrence of any of the foregoing events described in clause (i), (ii) or (iii), the disposing Subsidiary may be dissolved;

(d) any Investment expressly permitted by Section 6.8 may be structured as a merger, consolidation or amalgamation; and

(e) solely in contemplation of an IPO, the consummation of any Holdings Transaction; provided, that in each case, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) such Holdings Transaction shall not cause the Borrower and its Subsidiaries, or any of their respective assets, to be subject to any current or reasonably foreseeable material tax liabilities, (iii) such Holdings Transaction shall not have a Material Adverse Effect, (iv) in the case of the UPREIT Restructuring, OpCo shall become a party to this Agreement and the Guarantee and Collateral Agreement pursuant to a Joinder, in each case on terms reasonably satisfactory to the Lenders, (v) Holdings shall enter into the Holdings Agreement on terms reasonably satisfactory to the Lenders, (vi) the IPO Company, as applicable, shall enter into the Holdings Agreement on terms reasonably satisfactory to the Lenders, and (vii) the Borrower shall have provided to the Lenders all information and documentation, including, without limitation, any legal opinions of one or more counsel to a Group Member, with respect to such Holdings Transaction, the Holdings Agreement, this Agreement, each Joinder or otherwise, as the Lenders may reasonably request, and all such information and documentation shall be reasonably satisfactory to the Lenders.

6.5 Disposition of Property; Capital Stock. Dispose of any of its property, whether now owned or hereafter acquired, issue any preferred Capital Stock or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition in the ordinary course of business of property that is obsolete, worn out or no longer commercially useful to the Borrower;

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by clauses (i) and (ii) of Section 6.4(c) and by Section 6.4(e);

(d) the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

(e) licenses or sublicenses of Intellectual Property and leases or subleases of other property, in each case, for fair value, in the ordinary course of business and in a manner that does not materially interfere with the business of the Borrower or any of its Subsidiaries;

(f) any Disposition consisting of a contribution of assets permitted by Section 6.8;

(g) any Disposition constituting a Recovery Event;

(h) the Disposition of other property having a fair market value not to exceed $2,000,000 in the aggregate for any fiscal year of the Borrower;

(i) the issuance of preferred Capital Stock permitted under Section 6.6(b) hereof; and

(j) the issuance of preferred Capital Stock in respect of interest on loans under this Agreement.

6.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

(b) so long as no Event of Default has occurred and is continuing, (i) the Borrower may pay dividends or distributions in cash, PIK Notes or additional Capital Stock (in each case, solely as requested by the Lenders) to each holder of its Capital Stock, in each case, on a quarterly basis as reasonably determined by the Borrower in an amount equal to the amount of taxable income allocated to such holder for such period (which income shall, for the avoidance of doubt, be calculated without regard to any adjustments to the basis of the assets of the Borrower pursuant to Section 743 of the Code as a result of an election under Section 754 of the Code) multiplied by the higher of (x) the highest effective combined Federal, state and local income tax rate applicable to net income or capital gain recognized during such period to a corporation organized in the United States and (y) 40% and (ii) upon consummation of a Holdings Transaction, the Borrower may pay cash dividends or distributions to Holdings solely to permit Holdings to (A) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $2,000,000 in any fiscal year and (B) pay salaries, bonuses and other compensation to employees of any Group Member which would otherwise be payable by the Borrower or any of its Subsidiaries in the ordinary course of business and in amounts materially consistent with the past practices of the Borrower;

(c) the Borrower may redeem in whole or in part any Capital Stock of the Borrower for another class of Capital Stock or rights to acquire Capital Stock of the Borrower, provided, that such other class of Capital Stock contains terms and provisions at least as advantageous to the Lenders as those contained in the Capital Stock redeemed thereby;

(d) the Borrower may pay cash dividends or distributions to each holder of its Capital Stock;

(e) the Borrower may make payments on account of, or purchase, redeem or retire, options and/or stock appreciation rights granted under the Borrower’s long term incentive plans; and

(f) the Borrower may issue PIK Notes hereunder.

6.7 Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $50,000,000 in any fiscal year; provided, that (a) up to 50% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (b) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above.

6.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) investments in Cash Equivalents;

(c) Guarantee Obligations permitted by Section 6.2;

(d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $1,000,000 at any one time outstanding;

(e) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any “Reinvestment Deferred Amount” (as defined in the Senior Debt Agreement);

(f) Permitted Acquisitions;

(g)(i) intercompany Investments by any Group Member in the Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor and (ii) intercompany Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(h) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputed with, customers and suppliers, in each case in the ordinary course of business;

(i) the Borrower or any Subsidiary Guarantor may make Investments in joint ventures or other Persons engaged primarily in one or more businesses in which the Borrower is engaged on the date of this Agreement or that are reasonably related thereto, in an aggregate amount (valued at cost and net of return) not to exceed $50,000,000; provided, that at the time of and immediately after giving effect thereto no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Investment as a result therefrom;

(j) Investments constituting non-cash proceeds of sales, transfers and other dispositions of property to the extent permitted by Section 6.5; and

(k) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement.

6.9 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Subordinated Debt (it being understood that the Borrower and its Subsidiaries shall be permitted to make regularly scheduled interest and principal payments as and when due in respect of Subordinated Debt, other than payments in respect thereof prohibited by the subordination provisions thereof); (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Subordinated Debt incurred as permitted hereunder (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a fee); (c) amend, modify, waive or otherwise change or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Debt Agreement or any other Senior Document if such amendment or other change would confer additional material rights to the Senior Debt Lenders in a manner adverse to the Borrower, any of its Subsidiaries or any Lender, except as expressly permitted under the Subordination Agreement; or (d) designate any Indebtedness (other than the Senior Obligations) as “Designated Senior Indebtedness” (or any other defined term having a similar purpose) for the purposes of any agreement governing any Subordinated Debt incurred as permitted hereunder.

6.10 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.

6.11 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock or any Subordinated Debt) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

6.12 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 (or such other calendar quarter-end date as consented to by the Lenders, such consent not to be unreasonably withheld) or change the Borrower’s method of determining fiscal quarters.

6.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) the JV Agreements, (d) the Senior Documents or any agreements governing any Subordinated Debt or Additional Subordinated Debt incurred as permitted hereunder, (e) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets and (f) any restriction or encumbrance imposed pursuant to an agreement that has been entered into by the Borrower or any of its Subsidiaries for the disposition of any of its property or assets so long as such Disposition is otherwise permitted to be made under Section 6.5.

6.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Senior Documents or the Loan Documents, (ii) any restrictions existing under the JV Agreements as of the date hereof, (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iii) and any restrictions imposed pursuant to any agreement governing any Subordinated Debt or Additional Subordinated Debt incurred as permitted hereunder.

6.15 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

SECTION 7. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Revolving Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Revolving Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)(i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 5.7(a) or Section 6 of this Agreement, Section 5 of the Guarantee and Collateral Agreement or Section 5 of the Holdings Agreement or (ii) an “Event of Default” under and as defined in any Mortgage shall have occurred and be continuing; or

(d) any Loan Party shall default in the observance or performance of any other covenant contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Lenders; or

(e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness other than that referred to in paragraph (a) above (including any Guarantee Obligation, but excluding the Senior Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any Indebtedness other than that referred to in paragraph (a) above (including any Guarantee Obligation) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or with respect to such Indebtedness (other than the Senior Obligations) to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

(f)(i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)(i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Lenders, reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k) if applicable, the IPO Company shall cease to directly own and control, of record and beneficially, 100% of each class of outstanding Capital Stock of Holdings free and clear of all Liens (except Liens created by the Holdings Agreement or the Senior Documents); or

(l) the Virgin Mobile Service (as defined in the PCS Services Agreement) is suspended and such suspension continues for a period of 30 days or more; or

(m)(i) any Consent to Assignment shall cease, for any reason, to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of any Person party thereto; (ii) any Person party thereto shall, directly or indirectly, contest such effectiveness, validity, binding nature or enforceability by the filing of a claim, complaint or notice with an arbitrator or any court or other Governmental Authority; or (iii) any party to a Consent to Assignment shall fail to perform or observe the material terms or conditions thereof or shall breach or otherwise be in default thereunder; or

(n) any Subordinated Debt or the guarantees thereof, if any, shall cease, for any reason, to be validly subordinated to the Obligations, the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement or the obligations of Holdings or the IPO Company under the Holdings Agreement, as the case may be, as provided in the agreements governing such Subordinated Debt, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of any Subordinated Debt or the holders of at least 25% in aggregate principal amount of any Subordinated Debt shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Revolving Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, and subject to the terms of the Subordination Agreement, either or both of the following actions may be taken: (i) each Lender may, by notice to the Borrower, (i) declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate and (ii) declare the Revolving Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

Notwithstanding anything to the contrary in this Section 7, to the extent the Borrower is prohibited pursuant to Section 3 of the Subordination Agreement or Section 7.9 of the Senior Debt Agreement from paying any amount (other than on the Revolving Termination Date) otherwise due and payable under any Loan Document, such failure to pay shall not constitute an Event of Default hereunder until the earlier to occur of (i) two Business Days following the day such prohibition ceases to exist and (ii) the Revolving Termination Date. Interest shall accrue on any such amounts, the payment of which is so prohibited, from the date such amounts are otherwise due and payable hereunder to the date of payment at the rate which is two percent (2%) per annum in excess of the rate of interest otherwise applicable to such Obligations from time to time, or if no rate is theretofore applicable, at a rate which is two percent (2%) per annum in excess of the rate of interest applicable to the Revolving Loans at such time.

SECTION 8. MISCELLANEOUS

8.1 Amendments and Waivers. Subject to the terms of the Subordination Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lenders and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Following notification by the Senior Debt Agent that a waiver or amendment is intended to be made to any of the representations, warranties or covenants or events of defaults (or to definitions therein) in the Senior Documents, the Lenders and the Borrower shall enter into a waiver or, as applicable, an amendment to this Agreement to effect such waiver or amendment to the corresponding representations and warranties, affirmative covenants and negative covenants or events of defaults (or to definitions therein) of the Loan Documents. Such waiver or amendment shall become effective contemporaneously with the waiver under or amendment of the Senior Documents. The Borrower agrees to pay or reimburse each Lender for all of its reasonable costs and expenses incurred in connection with any such waiver or amendment, including the reasonable fees and disbursements of counsel to each Lender. In the event that the Lenders fail to enter into any such waiver or amendment which it is obligated to execute pursuant to this Section 8.1, the Lenders shall not be entitled to rely upon any provisions of this Agreement or the applicable Loan Document which should have been so amended as giving rise to a Default or Event of Default hereunder.

8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows, in the case of the Borrower and each Lender, and to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	Virgin Mobile USA, LLC
10 Independence Boulevard
Warren, NJ 07059
Attention: Chief Financial Officer
Fax: 908-626-0473
Telephone: 908-607-4003

with a copy to:

Virgin Mobile USA, LLC
10 Independence Boulevard
Warren, NJ 07059
Attention: General Counsel
Fax: 908-607-4078
Telephone: 908-607-4017

Lenders:	Virgin Entertainment Holdings, Inc.
5757 Wilshire Blvd., Ste 300
Los Angeles, CA 90036
Attention: Ravi Ahuja
Chief Financial Officer
Telecopy: (323) 937-9110
Telephone: (323) 904-6121

With a copy to:

Virgin Management Ltd.
120 Campden Hill Road
London W8 7AR
Attention: Josh Bayliss
Fax: 020 7313 2011
Telephone: 020 7313 2011

Sprint Spectrum L.P.
6200 Sprint Parkway
Overland Park, Kansas 66251
Attention: Douglas B. Lynn Vice President — Corporate Development
Telecopy: (913) 523-2785
Telephone: (913) 794-1350

With a copy to:

Sprint Spectrum L.P.
6200 Sprint Parkway
Overland Park, Kansas 66251
Attention: Legal - Vice President, Corporate Transactions
Telecopy: (913) 523-9802
Telephone: (913) 794-1408

provided, that any notice, request or demand to or upon the Lenders shall not be effective until received. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Lenders.

8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Revolving Loans hereunder.

8.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each Lender for all its reasonable out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to each Lender and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Lenders shall deem appropriate, (b) to pay or reimburse each Lender and each Collateral Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel to each Lender and each Collateral Agent, (c) to pay, indemnify, and hold each Lender and each Collateral Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Collateral Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Revolving Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to

Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 8.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 8.5 shall be submitted to Chief Financial Officer (Telephone No. 908-607-4003) (Telecopy No. 908-626-0473), at the address of the Borrower set forth in Section 8.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Lenders. The agreements in this Section 8.5 shall survive repayment of the Revolving Loans and all other amounts payable hereunder.

8.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (other than as permitted under this Agreement) without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees (of which it has given prior written notice to the Borrower and Senior Debt Agent) all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans and Revolving Commitments); provided, however, that any assignment to an Eligible Assignee described in clause (ii) or (iii) of the definition thereof shall be subject to the prior consent of the Senior Debt Agent. Upon the assignment by a Lender to an Eligible Assignee, such Eligible Assignee shall thereupon succeed to, and become vested with, all of the rights, powers, privileges and duties of the assigning Lender under this Agreement and the other Loan Documents and expressly subject to the subordination provisions therein. After any such assignment hereunder, the provisions of Article VII shall inure to the benefit of such assigning Lender, its Affiliates, and their respective directors, officers, employees, agents and advisors as to any action taken, or omitted to be taken, by such assigning Lender while such retiring assigning Lender was a Lender under this Agreement and the other Loan Documents. Any such assignment to an Eligible Assignee shall only become effective immediately following such Eligible Assignee’s agreement in writing delivered to the Senior Debt Agent to be bound by the terms of this Agreement and the Subordination Agreement. Upon an assignment by a Lender of all its rights and obligations hereunder, such Lender may transfer all items of Collateral held under the Security Documents and execute and deliver to such Eligible Assignee such amendments to financing statements, and take such other actions as may be necessary or appropriate in connection with the assignment to such Eligible Assignee of the security interests created under the Security Documents.

(c)(i)Any Lender may, without the consent of the Borrower but with the prior consent of the Senior Debt Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Revolving Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 8.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.7(b) as though it were a Lender, provided such Participant shall be subject to Section 8.7(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.11 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.12 unless such Participant complies with Section 2.12(d).

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

8.7 Adjustments; Set off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

8.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and each Lender.

8.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 8.2 or at such other address of which the Lenders shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13 Acknowledgements.

(a) The Borrower hereby acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents.

(b) No Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents and the Borrower recognizes, acknowledges and agrees that the relationship created between the Lenders and the Borrower by the making of the Revolving Loans and the execution, delivery and performance of the Loan Documents is solely and exclusively that of debtor/borrower and secured creditor/lender. Nothing in the Loan Documents shall be construed to create or give rise to (i) any other relationship other than that of debtor/borrower and secured creditor/lender, separate and apart from any relationship among the members of the Borrower created and governed by the LLC Agreement and any other relationship between any member and the Borrower created and governed by any JV Agreement or pursuant to applicable law or otherwise, or (ii) any rights, duties or obligations of any Lender to the Borrower of any kind or nature except as expressly set forth in the Loan Documents.

(c) The Borrower agrees not to make any claims or counterclaims of any kind or nature whatsoever against either Lender or raise any defenses or offset with respect to any Lender or its enforcement of the Loan Documents that in any way assert or are based upon the contention that the relationship between such Lender and the Borrower is anything other than that of an unaffiliated borrower and third party lender. Borrower agrees never to institute or cause to be instituted or continue prosecution of any suit or form of action or proceeding against any Lender in contravention of the foregoing.

(d) The Borrower acknowledges that no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

8.14 Releases of Guarantees and Liens.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Collateral Agent is hereby irrevocably authorized (without requirement of notice to or consent of any Lender except as expressly required by Section 8.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 8.1 or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Revolving Loans and the other obligations under the Loan Documents shall have been paid in full and the Revolving Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Lenders and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

8.15 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, any Permitted Investor, the Senior Debt Agent or any Lender pursuant to or in connection with this Agreement; provided, that nothing herein shall prevent any Lender from disclosing any such information (a) to other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

8.16 The Collateral Agents.

(a) Sprint Spectrum hereby irrevocably designates and appoints the Sprint Collateral Agent, for the benefit of the Secured Parties, as an agent of such Secured Parties under the Security Documents, and Sprint Spectrum irrevocably authorizes the Sprint Collateral Agent, in such capacity, to take such action on its behalf under the provisions of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Security Documents, together with such other powers as are reasonably incidental thereto. Virgin hereby irrevocably designates and appoints the Virgin Collateral Agent, for the benefit of the Secured Parties, as an agent of such Secured Parties under the Security Documents, and Virgin irrevocably authorizes the Virgin Collateral Agent, in such capacity, to take such action on its behalf under the provisions of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Security Documents, neither Collateral Agent shall have any duties or responsibilities, except those expressly set forth in the Security Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Security Documents or otherwise exist against the Collateral Agents. Each Collateral Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

(b) Neither Collateral Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Collateral Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder. Neither Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

(c) Each Lender expressly acknowledges that neither Collateral Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates have made any representations or warranties to it and that no act by either Collateral Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute a representation or warranty by such Collateral Agent to any Lender. Each Lender represents to the Collateral Agent appointed by it that it has, independently and without reliance upon such Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon either Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Neither Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Collateral Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

(d) Each Lender agrees to indemnify the Collateral Agent appointed by it and the Designated Agent, if any, in its respective capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to its respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Revolving Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Collateral Agent or the Designated Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Collateral Agent or the Designated Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Collateral Agent’s or the Designated Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Revolving Loans and all other amounts payable hereunder.

8.17 WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.18 Non-Recourse. No recourse shall be had in respect of any obligation of the Borrower or any other Loan Party under or in respect of any Loan Document (a) against any Member or any Affiliate thereof, or any officer, shareholder, member, director or employee of any such Member or any such Affiliate, and (b) if the Borrower converts to a limited partnership pursuant to the terms hereof, against any partner (including the general partner) of the Borrower or any Affiliate thereof (in each case, other than as set forth in the Holdings Agreement), or any officer, shareholder, member, director or employee of any such partner or any such Affiliate, except, in each case, with respect to fraud or misrepresentation on the part of any such Member or partner or any such officer, shareholder, member, director or employee thereof.

8.19 Conflicts. In the event of any conflict between the provision of this Agreement or the other Loan Documents and the provisions of the Subordination Agreement, the provisions of the Subordination Agreement shall govern.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

VIRGIN MOBILE USA, LLC,
as Borrower

By:	/s/ Daniel Schulman
Name:	Daniel Schulman
Title:	Chief Executive Officer

VIRGIN ENTERTAINMENT HOLDINGS, INC., as a Lender

By:	/s/ J. Bayliss
Name:	J. Bayliss
Title:	Attorney

Revolving Commitment: $ 50,000,000

SPRINT SPECTRUM L.P., as a Lender

By:	/s/ Douglas B. Lynn
Name:	Douglas B. Lynn
Title:	Vice President

Revolving Commitment: $ 50,000,000

SUBORDINATED CREDIT AGREEMENT

SIGNATURE PAGE

EXHIBIT A

GUARANTEE AND COLLATERAL AGREEMENT

made by

VIRGIN MOBILE USA, LLC

in favor of

SPRINT SPECTRUM L.P.

and

VIRGIN ENTERTAINMENT HOLDINGS, INC.

as Co-Collateral Agents

Dated as of July     , 2006

i

5.10.	Intellectual Property	21
5.11.	Vehicles	23
5.12.	Commercial Tort Claims	23
5.13.	Compliance with Loan Documents	23

SECTION 6 REMEDIAL PROVISIONS		23

6.1.	Certain Matters Relating to Receivables	23
6.2.	Communications with Obligors; Grantors Remain Liable	24
6.3.	Pledged Equity Interests	24
6.4.	Proceeds to be Turned Over To Collateral Agents	25
6.5.	Application of Proceeds	26
6.6.	Code and Other Remedies	26
6.7.	Registration Rights	28
6.8.	Deficiency	29
6.9.	Contract Remedies	29

SECTION 7 THE COLLATERAL AGENTS		29

7.1.	Collateral Agents’ Appointments as Attorneys-in-Fact, etc	29
7.2.	Duties of Collateral Agents	31
7.3.	Authorization of Financing Statements	31
7.4.	Authority of Collateral Agents	31
7.5.	Successor Collateral Agents	31
7.6.	Designated Agent	32

SECTION 8 MISCELLANEOUS		33

8.1.	Amendments in Writing	33
8.2.	Notices	33
8.3.	No Waiver by Course of Conduct; Cumulative Remedies	33
8.4.	Enforcement Expenses; Indemnification	33
8.5.	Successors and Assigns	34
8.6.	Set-Off	34
8.7.	Counterparts	34
8.8.	Severability	34
8.9.	Section Headings	34
8.10.	Integration	34
8.11.	GOVERNING LAW	35
8.12.	Submission to Jurisdiction; Waivers	35
8.13.	Acknowledgements	35
8.14.	Additional Grantors	35
8.15.	Releases	36
8.16.	WAIVER OF JURY TRIAL	36

SECTION 1. DEFINED TERMS		1

1.1.	Definitions	1

1.2.	Other Definitional Provisions; Rights of Secured Parties	7

SECTION 2. GUARANTEE		8

2.1.	Guarantee	8
2.2.	Right of Contribution	8
2.3.	No Subrogation	9
2.4.	Amendments, etc. with respect to the Obligations	9
2.5.	Guarantee Absolute and Unconditional	9
2.6.	Reinstatement	10
2.7.	Payments	10

SECTION 3. GRANT OF SECURITY INTEREST		10

SECTION 4. REPRESENTATIONS AND WARRANTIES		12

4.1.	No Change	12
4.2.	Existence; Compliance with Law	12
4.3.	Power; Authorization; Enforceable Obligations	12
4.4.	No Legal Bar	12
4.5.	Litigation	13
4.6.	No Default	13
4.7.	Taxes	13
4.8.	ERISA	13
4.9.	Accuracy of Information, etc.	13
4.10.	Solvency	14
4.11.	Investment Company Act; Other Regulations	14
4.12.	Title; No Other Liens	14
4.13.	Priority of Liens	14
4.14.	Jurisdiction of Organization; Chief Executive Office	15
4.15.	Inventory and Equipment	15
4.16.	Investment Related Property and Deposit Accounts	15
4.17.	Farm Products	16
4.18.	Receivables	16
4.19.	Intellectual Property	16
4.20.	Commercial Tort Claims	17
4.21.	Letters of Credit and Letter-of-Credit Rights	17
4.22.	Contracts	18
4.23.	Credit Agreement	19

SECTION 5. COVENANTS		19

5.1.	Maintenance of Existence; Compliance	19
5.2.	Inspection of Property; Books and Records; Discussions	19
5.3.	Notices	19
5.4.	Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Related Property and Deposit Accounts	20

5.5.	Maintenance of Insurance	20
5.6.	Payment of Obligations	21
5.7.	Maintenance of Perfected Security Interest, Further Documentation	21
5.8.	Fundamental Changes	21
5.9.	Capital Stock	21
5.10.	[RESERVED]	21
5.11.	Transactions with Affiliates	21
5.12.	Changes in Locations, Name, etc.	22
5.13.	Investment Related Property	22
5.14.	Contracts	23
5.15.	Receivables	23
5.16.	Intellectual Property	23
5.17.	Vehicles	25
5.18.	Commercial Tort Claims	26
5.19.	Holding Company Status	26
5.20.	Compliance by Grantor and Subsidiaries	26
5.21.	LLC Agreement	26

SECTION 6. REMEDIAL PROVISIONS		26

6.1.	Certain Matters Relating to Receivables	26
6.2.	Communications with Obligors; Grantor Remains Liable	27
6.3.	Pledged Equity Interests	28
6.4.	Proceeds to be Turned Over To Collateral Agents	28
6.5.	Application of Proceeds	29
6.6.	Code and Other Remedies	30
6.7.	Registration Rights	31
6.8.	Deficiency	32
6.9.	Contract Remedies	32

SECTION 7. THE COLLATERAL AGENT		32

7.1.	Collateral Agents’ Appointments as Attorneys-in-Fact, etc.	32
7.2.	Duties of Collateral Agents	34
7.3.	Authorization of Financing Statements	34
7.4.	Authority of Collateral Agents	34
7.5.	Successor Collateral Agents	35
7.6.	Designated Agent	35

SECTION 8. MISCELLANEOUS		36

8.1.	Amendments in Writing	36
8.2.	Notices	36
8.3.	No Waiver by Course of Conduct; Cumulative Remedies	36
8.4.	Enforcement Expenses; Indemnification	36
8.5.	Successors and Assigns	37
8.6.	Set-Off	37

8.7.	Counterparts	37
8.8.	Severability	37
8.9.	Section Headings	37
8.10.	Integration	38
8.11.	GOVERNING LAW	38
8.12.	Submission to Jurisdiction; Waivers	38
8.13.	Acknowledgements	38
8.14.	Releases	39
8.15.	WAIVER OF JURY TRIAL	39

v

SCHEDULES

Schedule 1	Perfection Matters
Schedule 2	Jurisdictions of Organization and Chief Executive Offices
Schedule 3	Inventory and Equipment Locations
Schedule 4	Investment Related Property
Schedule 5	Leases and Capital Leases
Schedule 6	Intellectual Property
Schedule 7	Tort Claims
Schedule 8	Material Contracts
Schedule 9	Notice Addresses

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of July     , 2006 (this “Agreement”), made by Virgin Mobile USA, LLC, a Delaware limited liability company (“Borrower”) (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Sprint Spectrum L.P., a Delaware limited partnership (“Sprint Spectrum”), as a co-collateral agent (in such capacity, the “Sprint Collateral Agent”) and Virgin Entertainment Holdings, Inc., a Delaware corporation (“Virgin”), as a co-collateral agent (in such capacity, the “Virgin Collateral Agent”) for the benefit of the Secured Parties (as defined below).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower and Sprint Spectrum and Virgin (together with their respective successors and permitted assigns, the “Lenders”), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement in order to grant the Secured Parties a security interest in the Collateral (as defined below) as security for the payment and performance of the Obligations (as defined below).

NOW, THEREFORE, in consideration of the premises and to induce Sprint Spectrum and Virgin to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with each Collateral Agent (as defined below), for the ratable benefit of the Secured Parties, as follows:

SECTION 1 DEFINED TERMS

1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (if any term is defined in Article 9 of the New York UCC and in another article of the New York UCC, the term as used herein shall be as defined in Article 9 of the New York UCC): Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Money, Securities Account, Securities Intermediary, Security Entitlement, and Supporting Obligation.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Article 9 Collateral”: Collateral in which a Lien can be created under Article 9 of the UCC and can be perfected by the filing of a financing statement in accordance with Article 9 of the UCC.

“Borrower Obligations”: “Obligations” as defined in the Credit Agreement.

“Capital Lease”: all real or personal property, or a combination thereof, the obligations of which are required to be classified and accounted for as capital leases on a balance sheet of a Person under GAAP.

“Cash Proceeds”: any portion of the Collateral consisting of Money, checks and other near-cash items.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

“Collateral Agent”: the Sprint Collateral Agent or the Virgin Collateral Agent and their respective successors and permitted assigns.

“Collateral Agents”: collectively, the Sprint Collateral Agent and the Virgin Collateral Agent and their respective successors and permitted assigns.

“Contracts”: all contracts and agreements between any Grantor and any other person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, restated, supplemented or otherwise modified from time to time including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate and to perform and compel performance of, such contracts and to exercise all remedies thereunder.

“Copyright Licenses”: any and all agreements, whether written or oral, naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right in, to or under any Copyright.

“Copyrights”: all United States and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. §901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor (including, without limitation, the registrations and applications referred to in Schedule 6), (ii) all extensions and renewals thereof, and (iii) all rights corresponding thereto throughout the world.

“Credit Agreement”: as set forth in the first WHEREAS clause of this Agreement.

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“Designated Agent”: the agent appointed for the benefit of the Collateral Agents in accordance with Section 7.6(b) or 7.6(c).

“Excluded Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Excluded Foreign Subsidiary.

“Foreign Subsidiary”: with respect to any Grantor, any corporation, partnership, limited liability company or other business entity (i) which is organized under the laws of a jurisdiction other than a state of the United States or the District of Columbia and (ii) of which more than 50% of the outstanding classes of Capital Stock entitled to vote is, at the time, owned by such Grantor or such Grantor and any one or more other Grantors.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with any Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable and documented fees and disbursements of counsel that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”: the collective reference to each Grantor (other than the Borrower).

“Insurance”: the collective reference to (i) all insurance policies covering any or all of the Collateral (regardless of whether either Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, Trade Secret Licenses, technology, know-how and processes, all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, and the right to receive all proceeds therefrom, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Related Property”: the collective reference to (i) all Investment Property (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Equity Interests”) and (ii) all Pledged Notes and all Pledged Equity Interests.

“Issuers”: the collective reference to each issuer of any Investment Related Property.

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“Lease”: Any lease or other agreement, no matter how styled or structured, pursuant to which any Grantor is entitled to the use or occupancy of any space.

“Material Contract”: shall mean each agreement, Contract, Lease, or license, whether now existing or hereafter created, pursuant to which (i) any Grantor receives a license for material Intellectual Property or (ii) any Grantor is a party that is material to the Grantors and their subsidiaries, taken as a whole, and for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: the Borrower Obligations, the Guarantor Obligations and the obligations of Holdings and IPO Company pursuant to any Loan Document.

“Patent Licenses”: any and all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Patents”: all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 6, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein.

“Pledged Equity Interests”: all Pledged LLC Interests, Pledged Partnership Interests, Pledged Stock and Pledged Trust Interests.

“Pledged LLC Interests”:

(i) all interests in any limited liability company, including, without limitation, all limited liability company interests listed on Schedule 4 and any certificates, if any, representing such limited liability company interests and any interest of a Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest;

(ii) any and all moneys due and to become due to a Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a holder of interests in any such limited liability company or otherwise in respect of such Grantor’s interest as a holder of interests in any such limited liability company;

(iii) any other property of any such limited liability company to which a Grantor now or in the future may be entitled in respect of its interests in any such limited liability company by way of distribution, return of capital or otherwise; and

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(iv) to the extent not otherwise included, all Proceeds of any or all of the foregoing; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Pledged Notes”: all promissory notes listed on Schedule 4, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Partnership Interests”:

(i) all interests in any partnership, including, without limitation, all limited partnership interests listed on Schedule 4 and any certificates, if any, representing such limited liability company interests and any interest of a Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest;

(ii) any and all moneys due and to become due to a Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a general partner or limited partner, as the case may be, in any such partnership or otherwise in respect of such Grantor’s interest as a general partner or limited partner, as the case may be, in any such partnership;

(iii) any other property of any such partnership to which a Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such partnership by way of distribution, return of capital or otherwise; and

(iv) all Proceeds of any or all of the foregoing; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Pledged Stock”: all shares of capital stock of a corporation, including, without limitation, the shares of capital stock listed on Schedule 4 under the heading “Pledged Stock”, and the certificates, if any, representing such shares and any interest of a Grantor in the entries on the books and records of the issuer of such shares or on the books and records of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivables or otherwise distributed in respect of or in exchange for any or all of such shares, any other warrant, right or option to acquire any of the foregoing, and all Proceeds of any or all of the foregoing; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Pledged Trust Interests” shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust, including all trust interests listed on Schedule 4 under the heading “Pledged Trust Interests” and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or

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proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall more than 65% of the total outstanding trust interests of a Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Related Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or Leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account). References herein to Receivables shall include any obligation or collateral securing such Receivable.

“Receivable Records”: as defined in Section 6.2.

“Relevant Agent”: the Senior Collateral Agent prior to the payment in full of the Senior Obligations, and the Designated Agent thereafter.

“Secured Parties”: the Collateral Agents, the Designated Agent, if any, the Lenders and each of their respective successors and assigns.

“Securities Act”: the Securities Act of 1933, as amended.

“Senior Collateral Agent”: “Collateral Agent” as defined in the Senior Debt Agreement.

“Sprint Collateral Agent”: as set forth in the preamble of this Agreement.

“Tax Code”: the United States Internal Revenue Code of 1986, as amended from time to time.

“Trademark Licenses”: any and all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

“Trademarks”: all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 6 hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing.

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“Trade Secret Licenses”: any and all agreements, whether written or oral, providing for the grant by or to any Grantor of any right in or to Trade Secrets, including, without limitation, any of the foregoing referred to in Schedule 6.

“Trade Secrets”: all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or describing such information.

“UCC”: the New York UCC or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Virgin Collateral Agent”: as set forth in the preamble of this Agreement.

1.2. Other Definitional Provisions; Rights of Secured Parties. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d) The Secured Parties’ rights under this Agreement shall in all events be subject to the provisions of the Subordination Agreement.

(e) Each payment made to the Collateral Agents pursuant to the guarantee in Section 2 or as proceeds of or realization on the Collateral shall be paid to each Collateral Agent on a ratable basis based on the percentage which the Obligations owing to such Collateral Agent and the Secured Parties for which it acts as agent constitutes of the total Obligations on the date of such payment. When used in relation to the Collateral Agents hereunder, the term “ratable” shall have the meaning set forth in the immediately preceding sentence.

(f) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Secured Parties on the Collateral or of any Liens granted to either Collateral Agent for the benefit of the Secured Parties and notwithstanding any provision of the UCC, or any applicable law or decision or the Loan Documents or the Senior Documents or any other circumstance whatsoever, each Secured Party hereby agrees that any Lien on the Collateral securing the Obligations now or hereafter held by either Collateral Agent or any Secured Party, regardless of how acquired, shall be on a pari passu basis as among each Secured Party.

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SECTION 2 GUARANTEE

2.1. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as a primary obligor and not merely as a surety, to each Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Loan Party when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations owed to such Collateral Agent and the Secured Parties for which it acts as agent.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the maximum amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agents or any other Secured Party hereunder.

(d) The guarantees contained in this Section 2 shall remain in full force and effect until all the Obligations shall have been satisfied by payment in full and the Revolving Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e) No payment made by any Loan Party, any other guarantor or any other Person or received or collected by any Collateral Agent or any Lender from any Loan Party, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Revolving Commitments are terminated.

2.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agents and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agents and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder to or any set-off or application of funds of any Guarantor by the Collateral Agents or

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any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agents or any Lender against any Loan Party or any collateral security or guarantee or right of offset held by the Collateral Agents or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agents and the Lenders by the Borrower on account of the Obligations are paid in full and the Revolving Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agents and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agents on a ratable basis in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agents, if required), to be applied against the Obligations, whether matured or unmatured, in such order as each Collateral Agent may determine.

2.4. Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Collateral Agents or any Lender may be rescinded by any Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as any Collateral Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any

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time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, any of the Guarantors or any other Person against the any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties from the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agents or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of either Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6. Reinstatement. The guarantees contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agents on a ratable basis in immediately available funds without set-off or counterclaim in Dollars at their respective Funding Office.

SECTION 3 GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to each Collateral Agent, and hereby grants to each Collateral Agent an equal and ratable security interest, for the ratable benefit of the Secured Parties, in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) all Accounts;

(b) all Chattel Paper;

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(c) all Commercial Tort Claims, including, without limitation, all Commercial Tort Claims from time to time specifically described on Schedule 7;

(d) all Deposit Accounts;

(e) all Documents (other than title documents with respect to vehicles);

(f) all General Intangibles;

(g) Goods;

(h) all Instruments;

(i) all Insurance;

(j) all Investment Property;

(k) all Letter-of-Credit Rights;

(l) all Money;

(m) all other personal property not otherwise described above (except for any property specifically excluded from any clause in this section, and any property specifically excluded from any defined term used in any clause of this section above);

(n) all books and records pertaining to items described in clauses (a) through (m) above; and

(o) all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, in no event shall the security interest granted under this Section 3 attach to or the term “Collateral” include (a) any Lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such Lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (b) more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary; (c) applications filed in the U.S. Patent and Trademark Office to register

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trademarks or service marks on the basis of any Grantor’s “intent to use” such marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted whereupon such application shall be automatically subject to the lien granted herein and deemed included in the Collateral; or (d) any property to the extent that such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law.

SECTION 4 REPRESENTATIONS AND WARRANTIES

To induce Sprint Spectrum and Virgin to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to each of the Secured Parties that:

4.1. Title; No Other Liens. Except for the security interest granted to the Collateral Agents for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens, including liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another person. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of either Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement, or financing statements for which proper termination statements will be delivered to the Collateral Agents on or prior to the date hereof.

Except as otherwise disclosed pursuant to Section 6.3 of the Credit Agreement, and except for goods in control of a customs broker, no tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage or entrustment.

For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor, provided that Grantor grants such licenses in the ordinary course of business consistent with Grantor’s past practices. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Notwithstanding the foregoing, in no event shall such licenses affect any Collateral Agent’s rights to exercise rights and remedies pursuant to Section 6.6(d) or any other rights and remedies arising under the Loan Documents or at law.

4.2. Priority of Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 1 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agents in duly completed and duly executed form, as applicable, and may be filed by any Collateral Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Collateral Agents, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in

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accordance with the terms hereof, and (b) are prior to all other Liens on the Collateral in existence on the date hereof, except for Liens permitted to exist on the Collateral by the Credit Agreement. Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including those specified in Section 5.1 to (i) if requested by the Designated Agent, if any, or either Collateral Agent, establish the Relevant Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the New York UCC), and (ii) if requested by the Designated Agent, if any, or either Collateral Agent, establish the Relevant Agent’s “control” (within the meaning of Section 9-104 of the New York UCC) over all Deposit Accounts.

4.3. Jurisdiction of Organization; Chief Executive Office. Such Grantor’s exact legal name (as indicated in the public record of such Grantor’s jurisdiction of organization), jurisdiction of organization, organizational identification number, if any, from the jurisdiction of organization, and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 2. Such Grantor has furnished to each Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

4.4. Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 3. Within the five years preceding execution of this Agreement, such Grantor has not changed the location of a material portion of its Inventory and Equipment that is included in the Collateral except as otherwise disclosed on Schedule 3.

4.5. Investment Related Property and Deposit Accounts. (a) Schedule 4 hereto sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests, respectively, owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 4 sets forth under the heading “Pledged Notes” all of the Pledged Notes owned by any Grantor and all of such Pledged Notes have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and are not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. Schedule 4 sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and no Grantor has consented to or is otherwise aware of any person (other than the Relevant Agent) having “control” (within the meanings of Sections 8-106,

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9-106 and 9-104 of the New York UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account, in each case in which such Grantor has an interest, or any securities, commodities or other property credited thereto.

(b) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Equity Interests in each Issuer owned by such Grantor or, in the case of Excluded Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.

(c) All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.

(d) As of the date hereof, the terms of any Pledged LLC Interests and Pledged Partnership Interests do not expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction).

(e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Related Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except Liens permitted to exist on the Collateral by the Credit Agreement and the security interest created by this Agreement.

4.6. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7. Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Relevant Agent.

(b) None of the obligors on any Receivables in excess of $5,000,000 in the aggregate is a Governmental Authority.

(c) Each Receivable (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) is not and will not be subject to any set-offs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable laws and regulations.

4.8. Leases. Schedule 5 is a schedule of all presently effective Capital Leases and includes a list of all other presently effective Leases relating to premises at which the Borrower maintains Collateral having more than de minimis value. Each such Lease and Capital Lease is in full force and effect. The Borrower hereby authorizes each Collateral Agent at any time and

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from time to time after the occurrence and during the continuance of an Event of Default to contact any of the Borrower’s landlords in order to confirm the continued compliance by the Borrower with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower’s occupancy under such Lease(s), as such Collateral Agent may determine.

4.9. Intellectual Property. (a) Schedule 6 (i) lists completely and accurately all Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration and all material unregistered Intellectual Property, in each case which is owned by such Grantor and recorded in its own name and Schedule 6 (ii) lists all material (1) Copyright Licenses, (2) Patent Licenses, (3) Trademark Licenses and (4) Trade Secret Licenses.

(b) Such Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 6 (i), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens and licenses, except for the licenses set forth on Schedule 6 (ii).

(c) All Patents, Trademarks and Copyrights are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect.

(d) No holding, decision or judgment has been rendered in any action or proceeding of any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property, and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened.

(e) Such Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor.

(f) Such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks and has taken reasonable actions necessary to insure that all licensees of the Trademark Collateral owned by such Grantor use such adequate standards of quality.

(g) To the best of such Grantor’s knowledge, the conduct of such Grantor’s business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party; and no written claim has been made that the use of any Intellectual Property owned or used by such Grantor (or any of its respective licensees) violates the asserted rights of any third party.

(h) To the best of such Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor, or any of its respective licensees.

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(i) Except as set forth on Schedule 6 (iii), no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affect Grantor’s rights to own or use any Intellectual Property.

(j) Except as set forth in Schedule 6 (ii), none of the Intellectual Property listed on Schedule 6 (i) is the subject of any material licensing agreement pursuant to which such Grantor is the licensor.

4.10. Commercial Tort Claims. No Grantor has any Commercial Tort Claims individually or in the aggregate in excess of $250,000, except as set forth on Schedule 7.

4.11. Letters of Credit and Letter-of-Credit Rights. As of the date hereof, no Grantor is a beneficiary or assignee under any Letter of Credit.

4.12. Contracts. (a) The security interest in each Grantor’s right, title and interest in and to any Contract includes, but is not limited to:

(i) all (A) rights to payment and services under such Contract and (B) payments due and to become due under any Contract, in each case whether as contractual obligations, damages or otherwise; and

(ii) all of its claims, rights, powers, or privileges and remedies under each Contract (the Contracts, together with all of the foregoing in this Section 4.12 (the “Contract Rights”));

provided, however, that until the occurrence and continuance of an Event of Default, notwithstanding anything else herein to the contrary, each Grantor may, subject to the terms and provisions of the Credit Agreement, exclusively exercise all such Grantor’s rights, powers, privileges and remedies under the Contracts.

(b) Schedule 8 sets forth all of the Material Contracts in which such Grantor has any right, title or interest.

(c) Except as set forth on Schedule 8, no Material Contract prohibits assignment or encumbrance by such Grantor or requires or purports to require consent of, or notice to, any party (other than such Grantor) to any Material Contract in connection with the execution, delivery and performance of this Agreement, including the exercise of remedies by either Collateral Agent with respect to such Material Contract, except for such consents that have been obtained and such notices that have been given.

(d) Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor party thereto and (to the best of such Grantor’s knowledge) each other party thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

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(e) The right, title and interest of such Grantor in, to and under the Material Contracts are not subject to any defenses, rights of recoupment or claims.

(f) Neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to the Material Contracts is in default in the performance or observance of any of the terms thereof.

(g) No amount payable to such Grantor under or in connection with any Contract which has a value in excess of $250,000 individually or $250,000 in the aggregate is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Relevant Agent or constitutes Electronic Chattel Paper that is not under the control (within the meaning of Section 9-105 of the New York UCC) of the Relevant Agent.

(h) None of the parties to any Material Contract is a Governmental Authority.

SECTION 5 COVENANTS

Each Grantor covenants and agrees that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Revolving Commitments shall have terminated:

5.1. Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Related Property and Deposit Accounts. (a) If any amount payable under or in connection with any of the Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be immediately delivered to the Relevant Agent, duly endorsed in a manner satisfactory to the Relevant Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date.

(b) If any Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Relevant Agent as the registered owners of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Relevant Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Relevant Agent without further consent of such Grantor, and such actions shall be taken on or prior to the Closing Date with respect to any Uncertificated Securities owned as of the Closing Date by any Grantor.

(c) If any of the Collateral is or shall become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Relevant Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Relevant Agent without further consent of such Grantor, in such form as shall be reasonably acceptable to the Relevant Agent.

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5.2. Maintenance of Insurance. Such Grantor shall (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

5.3. Payment of Obligations. Except as would not reasonably be expected to have a Material Adverse Effect, such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.4. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and, subject to Liens permitted to exist on the Collateral by the Credit Agreement, shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) Such Grantor will furnish to the Collateral Agents and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as either Collateral Agent or the Designated Agent (if any) may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of either Collateral Agent or the Designated Agent (if any), and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as such agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any initial or amendment financing statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby; (ii) in the case of Investment Related Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Relevant Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto and (iii) filing any intellectual property security agreement with the appropriate intellectual property registry.

5.5. Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Collateral Agents and the Designated Agent (if any) and delivery to the Collateral Agents and the Designated Agent (if any) of (a) all additional financing statements and other documents reasonably requested by either Collateral Agent or the Designated Agent (if

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any) to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 3 showing any additional location at which Inventory or Equipment in excess of $1,000,000 in the aggregate shall be kept:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3;

(ii) change its name, identity or organizational structure;

(iii) change its address to such an extent that any financing statement filed by either Collateral Agent in connection with this Agreement would become factually incorrect; or

(iv) permit any of the Inventory or Equipment in excess of $1,000,000 in the aggregate to be kept at a location other than those listed on Schedule 3.

5.6. Notices. Such Grantor will advise the Collateral Agents and the Lenders promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially adversely affect the ability of the Collateral Agents to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.7. Investment Related Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Relevant Agent and the other Secured Parties, hold the same in trust for the Relevant Agent and the other Secured Parties and promptly deliver the same forthwith to the Relevant Agent in the exact form received, duly indorsed by such Grantor to the Relevant Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Relevant Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Related Property upon the liquidation or dissolution of any Issuer shall be paid over to the Senior Collateral Agent until the Senior Obligations are paid in full and the Collateral Agents (on a ratable basis) thereafter to be held by it or them, as the case may be, as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Related Property or any property shall be distributed upon or with respect to the Investment Related Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the

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Collateral Agents, be delivered to the Relevant Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Related Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Relevant Agent, hold such money or property in trust for the Relevant Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Relevant Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Related Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Related Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Relevant Agent to sell, assign or transfer any of the Investment Related Property or Proceeds thereof.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Related Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agents and the Designated Agent (if any) promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Related Property issued by it and (iii) the terms of Sections 6.3(a) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Related Property issued by it.

5.8. Contracts. None of the Collateral Agents, the Designated Agent (if any) nor the other Secured Parties shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Secured Parties or any payment relating to any Contract pursuant hereto, nor shall the Secured Parties be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.9. Receivables. (a) Other than in the ordinary course of business consistent with its past practice and except as would not reasonably be expected to have a Material Adverse Effect, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor will deliver to the Collateral Agents and the Designated Agent (if any) a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

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(c) Such Grantor shall perform and comply in all material respects with all of its obligations with respect to the Receivables.

5.10. Intellectual Property.

(a) Such Grantor (either itself or through licensees) will not knowingly do any act, or omit to do any act, whereby any of its Intellectual Property may lapse, become forfeited, abandoned, unenforceable or dedicated to the public or which would adversely affect the validity, grant or enforceability of the security interest granted therein, except for such Intellectual Property that is not in use, is not planned to be used in the future and has negligible value.

(b) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark, whether owned or licensed, on each and every trademark class of goods on which it currently uses such Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) not adopt or use any mark which is confusingly similar to such Trademark unless the Collateral Agents, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (iv) not knowingly (nor knowingly permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any Trademark is likely to become invalidated or impaired in any way, except for such Trademarks which are not in use, are not planned to be used in the future and have negligible value.

(c) Such Grantor (either itself or through licensees) will not knowingly do any act that uses any Intellectual Property owned, held or used by such Grantor in its own name to infringe the intellectual property rights of any other Person.

(d) Such Grantor will promptly notify the Collateral Agents, the Designated Agent (if any) and the Lenders if it knows, or has a reasonable basis for knowing, that any application or registration relating to any Intellectual Property that is material to the business of such Grantor in its own name is likely to become forfeited, abandoned or dedicated to the public, or of any adverse determination (including, without limitation, the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property owned, held or used by such Grantor in its own name, or such Grantor’s right to register the same or to own and maintain the same.

(e) Promptly upon such Grantor’s acquisition or creation of any copyrightable work that is material, invention, trademark or other material Intellectual Property, such Grantor shall take all reasonable steps to pursue an application for registration thereof with the United States Copyright Office, the United States Patent and Trademark Office or any other appropriate office. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States

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Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to each Collateral Agent and the Designated Agent (if any) within 15 Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of either Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as such Collateral Agent may reasonably request to evidence such Collateral Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(f) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application (and to pursue the relevant registration) and to maintain each registration of the Intellectual Property currently scheduled as registered on Schedule 6(i), including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except for those items of Intellectual Property that are no longer in use or planned on being used in the future and which have negligible value.

(g) In the event that any material Intellectual Property owned by such Grantor in its own name is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, including, if such Intellectual Property is of material economic value, to promptly notify each Collateral Agent and the Designated Agent (if any) after it learns thereof and sue for infringement, misappropriation or dilution where appropriate, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(h) Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not, as of the date hereof, a part of the Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral, (iii) such Grantor shall give prompt (and, in any event within five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to each Collateral Agent and the Designated Agent in accordance herewith, and (iv) it shall provide each Collateral Agent promptly (and, in any event within fifteen Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) with an amended Schedule 6 and take the actions specified in Section 5.10(i).

(i) Such Grantor agrees to execute from time to time an Intellectual Property Security Agreement with respect to its Intellectual Property in such form reasonably requested by any Collateral Agent in order to record the security interest granted herein to the Collateral Agents for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority, and such Intellectual Property Security Agreement shall be executed and delivered on or prior to the date hereof with respect to any Intellectual Property identified on Schedule 6 as of the date hereof.

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(j) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets material to its business, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.

(k) Such Grantor shall use proper statutory notice in connection with its use of any of the Intellectual Property.

5.11. Vehicles. With respect to any Vehicles acquired by such Grantor after the occurrence of and during the continuation of an Event of Default, within 30 days after the date of acquisition thereof, all applications for certificates of title/ownership indicating the Relevant Agent’s first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which either Collateral Agent shall deem advisable to perfect its security interests in the Vehicles.

5.12. Commercial Tort Claims. Such Grantor shall advise each Collateral Agent and the Designated Agent (if any) promptly of any Commercial Tort Claim held by such Grantor with a potential value in excess of $250,000 and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Collateral Agents to grant an equal and ratable security interest under the terms and provisions of this Agreement in such Commercial Tort Claim to the Collateral Agents for the ratable benefit of the Secured Parties.

5.13. Compliance with Loan Documents. Such Grantor shall comply with Section 2.6 of the Credit Agreement and shall cause each of its Subsidiaries to comply with the terms of each Loan Document to which such Subsidiary is a party.

SECTION 6 REMEDIAL PROVISIONS

6.1. Certain Matters Relating to Receivables. (a) Each Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as such Collateral Agent may require in connection with such test verifications. At any time and from time to time, upon either Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agents to furnish to each Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Collateral Agents hereby authorize each Grantor to collect such Grantor’s Receivables in the manner deemed necessary or advisable by such Grantor. If required by either Collateral Agent or the Designated Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor (but prior to the payment in full of the Senior Obligations, only to the extent not expressly prohibited by the terms of the Subordination Agreement), (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Designated Agent if required, in a Collateral Account maintained under the control (within the meaning of Section 9-104 or Section 9-106 of the New York UCC) of the Designated Agent, subject to withdrawal by the Designated Agent for the account of the Collateral Agents only as provided in Section 6.5, and (ii) until so turned over,

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shall be held by such Grantor in trust for the Designated Agent, for the benefit of the Collateral Agents, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At either Collateral Agent’s request, each Grantor shall deliver to the Relevant Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2. Communications with Obligors; Grantors Remain Liable. (a) Each Collateral Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to such Collateral Agent’s satisfaction the existence, amount and terms of any Receivables (the “Receivable Records”).

(b) Each Collateral Agent may at any time notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract of the security interest of the Collateral Agents therein. In addition, upon the occurrence and during the continuance of an Event of Default, each Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Senior Collateral Agent until the Senior Obligations are paid in full and the Collateral Agents (on a ratable basis) thereafter.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3. Pledged Equity Interests. (a) Unless an Event of Default shall have occurred and be continuing and either Collateral Agent or the Designated Agent shall have given notice to the relevant Grantor of such Collateral Agent’s or the Designated Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or organizational rights with respect to the Investment Related Property; provided, however, that no vote shall be cast or organizational right exercised or other action taken which, in either Collateral Agent’s reasonable judgment, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

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(b) If an Event of Default shall occur and be continuing and either Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors (but prior to the payment in full of the Senior Obligations, only to the extent not expressly prohibited by the terms of the Subordination Agreement), (i) the Collateral Agents shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Related Property and make application thereof to the Obligations in such order as the Collateral Agents may determine, and (ii) any or all of the Investment Related Property shall be registered in the name of the Designated Agent or its nominee, and the Designated Agent or its nominee may thereafter exercise (x) all voting, organizational and other rights pertaining to such Investment Related Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Related Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Related Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Designated Agent (or its nominee) of any right, privilege or option pertaining to such Investment Related Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Related Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Designated Agent may determine), all without liability except to account for property actually received by it, but neither the Designated Agent nor any Collateral Agent shall have any duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Related Property pledged by such Grantor hereunder to comply with any instruction received by it from either Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.

6.4. Proceeds to be Turned Over To Collateral Agents. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing (and prior to the payment in full of the Senior Obligations, only to the extent not expressly prohibited by the terms of the Subordination Agreement), all Cash Proceeds received by any Grantor shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agents in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agents, if required). All Proceeds received by the Collateral Agents hereunder shall be held by the Collateral Agents in a Collateral Account maintained under their control or the control of the Designated Agent (within the meaning of Section 9-105 or Section 9-106 of the New York UCC). All Proceeds while held by the Collateral Agents or the Designated Agent in such a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

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6.5. Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Collateral Agents, or, if an Event of Default shall have occurred and be continuing (and prior to the payment in full of the Senior Obligations, only to the extent not expressly prohibited by the terms of the Subordination Agreement), at any time at either Collateral Agent’s election, the Collateral Agents may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Designated Agent or the Collateral Agents of the remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to the Collateral Agents, to pay incurred and unpaid interest, fees and expenses of the Secured Parties under the Loan Documents (including fees and expenses relating to the Designated Agent);

Second, ratably to the Collateral Agents, for application by them towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, ratably to the Collateral Agents, for application by them towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Revolving Commitments under the Credit Agreement shall have terminated or expired, shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

In the event any Collateral Agent receives any payment to which it is not entitled under this Section 6.5 (but prior to the payment in full of the Senior Obligations, only to the extent not expressly prohibited by the terms of the Subordination Agreement), such Collateral Agent shall be deemed to hold all of such proceeds in trust for the benefit of the other Collateral Agent and the other Secured Parties and shall promptly deliver such payment to any party entitled thereto for application in accordance with this Section 6.5.

6.6. Code and Other Remedies. If an Event of Default shall occur and be continuing (and prior to the payment in full of the Senior Obligations, only to the extent not expressly prohibited by the terms of the Subordination Agreement):

(a) each Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Any Collateral not otherwise required to be delivered to the Collateral Agents in accordance with this Agreement shall be delivered to the Collateral Agents or the Designated Agent, at the request of either Collateral Agent, after an Event of Default has occurred and be continuing. Without limiting the generality of the foregoing, each Collateral Agent, without demand of performance or other

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demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, Lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or Contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.

(b) each Grantor further agrees, at either Collateral Agent’s request, to assemble the Collateral and make it available to such Collateral Agent at places which such Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Each Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable and documented costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral, including, without limitation, reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agents may elect (subject to Section 6.5), and only after such application and after the payment by the Collateral Agents of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agents account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(c) in the event of any disposition of any of the Trademarks, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and with respect to any Intellectual Property Collateral, the applicable Grantor shall supply the Collateral Agents or their respective designees with such Grantor’s know-how and expertise, and with records, documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to such Intellectual Property Collateral subject to such disposition, and such Grantor’s customer lists pertaining thereto, subject to appropriate confidentiality undertakings on the part of any person receiving such proprietary information.

(d) solely for the purpose of enabling each Collateral Agent to exercise rights and remedies under this Section 6.6, and at such time as such Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to each Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property Collateral now owned or hereafter acquired by the Grantor, and wherever the same may be located.

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(e) Neither Collateral Agent shall have any obligation to marshal any of the Collateral.

6.7. Registration Rights. (a) If either Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests pursuant to Section 6.6, and if in the opinion of such Collateral Agent it is necessary or advisable to have the Pledged Equity Interests, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors, managers and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of such Collateral Agent, necessary or advisable to register the Pledged Equity Interests, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of such Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which such Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Collateral Agents may be unable to effect a public sale of any or all the Pledged Equity Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Neither Collateral Agent shall be under any obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agents and the Lenders, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7

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shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable and documented fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

6.9. Contract Remedies. The Secured Parties shall have the rights set forth in Article VI hereof, and in addition may (i) enforce all remedies, rights, powers and privileges of the Grantors under any Contract, (ii) sell any or all of the Contract Rights at public or private sale upon at least 10 days’ prior written notice and/or (iii) substitute itself or any nominee or trustee in lieu of any Grantor as party to the Contract.

SECTION 7 THE COLLATERAL AGENTS

7.1. Collateral Agents’ Appointments as Attorneys-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints each Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives each Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by such Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as such Collateral Agent may request to evidence the Collateral Agents’ and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

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(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to such Collateral Agent or as such Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as such Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as such Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agents were the absolute owner thereof for all purposes, and do, at such Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which such Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agents’ and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, each Collateral Agent severally, but not jointly, agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1 (a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, either Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of each Collateral Agent incurred in connection with actions undertaken as provided in this Section.7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due Revolving Loans under the Credit Agreement, from the date of payment by such Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to such Collateral Agent on demand.

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(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2. Duties of Collateral Agents. Each Collateral Agent’s and any Designated Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as such agent deals with similar property for its own account. None of the Collateral Agents, the Designated Agent (if any), any Secured Party nor any of their respective officers, directors, employees, affiliates or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agents and the other Secured Parties hereunder are solely to protect the Collateral Agents’ and the Secured Parties’ interests in the Collateral and shall not impose any duty upon either Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agents and the other Secured Parties shall be severally, but not jointly, accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, attorneys and other advisors, attorneys in fact, affiliates, or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3. Authorization of Financing Statements. Pursuant to any applicable law, each Grantor authorizes each Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as such Collateral Agent determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agents under this Agreement. Each Grantor authorizes each Collateral Agent to use collateral descriptions that describe the Collateral in an overbroad manner, such as “all personal property, whether now owned or hereafter acquired”, in any such financing statements.

7.4. Authority of Collateral Agents. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agents under this Agreement with respect to any action taken by either Collateral Agent or the exercise or non-exercise by either Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agents and the other Secured Parties, be governed by the Credit Agreement, the Subordination Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agents and the Grantors, each Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties for which it acts as agent with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5. Successor Collateral Agents. Each Collateral Agent may resign as Collateral Agent upon 10 days’ notice to the Lenders and the Grantors. If either Collateral Agent shall resign as a Collateral Agent under this Agreement and the other Loan Documents, then the

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Lenders that appointed such retiring Collateral Agent shall appoint a successor Collateral Agent, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) of the Credit Agreement with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such Collateral Agent, and the term “Collateral Agents” shall mean the non-retiring Collateral Agent and such successor agent effective upon such appointment and approval, and such former Collateral Agent’s rights, powers and duties as a Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any other Loan Document, or any holders of the Loans. If no successor agent has accepted appointment as a Collateral Agent by the date that is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective, and the Lenders that appointed such Collateral Agent shall assume and perform all of the duties of such former Collateral Agent hereunder until such time, if any, as the Lenders that appointed such former Collateral Agent shall appoint a successor agent as provided for above. After any retiring Collateral Agent’s resignation as Collateral Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Collateral Agent under this Agreement and the other Loan Documents.

7.6. Designated Agent.

(a) Pursuant to Section 8.16(a) of the Credit Agreement, the Collateral Agents may execute any of their duties under this Agreement and the other Loan Documents by or through agents or attorneys.

(b) On or prior to the payment in full of the Senior Obligations, each Collateral Agent hereby agrees to jointly and irrevocably designate and appoint an agent (the “Designated Agent”), as the agent of Collateral Agents under the Security Documents, and each such Collateral Agent shall irrevocably authorize the Designated Agent, in such capacity, to take such action on its behalf under the provisions of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Designated Agent by the terms of the Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Security Documents, the Designated Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Documents, or any fiduciary relationship with any Collateral Agent or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Security Documents or otherwise exist against the Designated Agent. The Designated Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Designated Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

(c) If the Collateral Agents are unable to jointly select a Designated Agent on or prior to the payment in full of the Senior Obligations, then any Collateral Agent may request the New York office of the American Arbitration Association to appoint a Designated Agent in an

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arbitration administered in accordance with its Commercial Arbitration Rules, and such appointment shall be conclusive and binding on each Collateral Agent until such time as the Collateral Agents shall jointly select a successor to such Designated Agent.

SECTION 8 MISCELLANEOUS

8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.1 of the Credit Agreement.

8.2. Notices. All notices, requests and demands to or upon either Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 8.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 9.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by either Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Secured Party for all its reasonable and documented costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable and documented fees and disbursements of counsel to each Lender and of counsel to each Collateral Agent.

(b) Each Guarantor agrees to pay, and to save each Collateral Agent and each other Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save each Collateral Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 8.5 of the Credit Agreement.

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(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Collateral Agent and the other Secured Parties; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Collateral Agent.

8.6. Set-Off. Each Grantor hereby irrevocably authorizes each Collateral Agent and each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without prior notice to such Grantor, any such notice being expressly waived by each Grantor, to the extent permitted by applicable law and the terms of the Subordination Agreement, upon any amount becoming due and payable by any Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Collateral Agent or such Secured Party to or for the credit or the account of any Grantor, or any part thereof in such amounts as such Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of the Grantor to such Collateral Agent or such Secured Party hereunder. Each Collateral Agent and each Secured Party shall notify the Grantor promptly of any such set-off and the application made by such Collateral Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Collateral Agent and each Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Collateral Agent or such Secured Party may have.

8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agents and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

34

8.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12. Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agents shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13. Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

35

8.15. Releases. (a) At such time as the Loans and the other Obligations shall have been paid in full, and the Revolving Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of each Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, each Collateral Agent shall deliver to such Grantor any Collateral held by such Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, such Collateral shall be released from the Liens created hereby without delivery of any instrument or performance of any act by any party; provided that each Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to each Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

36

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

VIRGIN MOBILE USA, LLC

By:
Name:
Title:

GUARANTEE AND COLLATERAL AGREEMENT SIGNATURE PAGE

ACCEPTED AND AGREED
as of the date first above written:

SPRINT SPECTRUM L.P., as a Collateral Agent

By:
Name:
Title:

VIRGIN ENTERTAINMENT HOLDINGS, INC., as a Collateral Agent

By:
Name:
Title:

GUARANTEE AND COLLATERAL AGREEMENT SIGNATURE PAGE

EXHIBIT B

FORM OF

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”), dated as of July     , 2006, among each of the undersigned (each, a “Grantor”), and Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P. in their capacity as co-collateral agents under the Guarantee and Collateral Agreement referred to below (collectively, the “Collateral Agents”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Subordinated Credit Agreement, dated as of July 2006 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Virgin Mobile USA, LLC (“Borrower”) and Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P., as lenders thereunder (together with their permitted assigns, the “Lenders”), the Lenders have severally agreed to make extensions of credit to the Borrower on the terms set forth therein;

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of July __, 2006 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among the Grantors and the Collateral Agents, each Grantor granted to the Collateral Agents an equal and ratable security interest in all of such Grantor’s right, title and interest in, to and under all Collateral (as defined in the Guarantee and Collateral Agreement), including the Patent Collateral (as defined below), and all Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, to secure the prompt and complete payment when due of the Obligations (as defined in the Guarantee and Collateral Agreement) for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantors are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor agrees as follows:

Section 1. Defined Terms

Unless otherwise defined herein, capitalized terms defined in the Guarantee and Collateral Agreement and used herein have the meaning given to them in the Guarantee and Collateral Agreement.

Section 2. Grant of Security Interest in Patents

Each Grantor hereby assigns and transfers to the Collateral Agents, and hereby grants to the Collateral Agents, an equal and ratable security interest and continuing lien for the ratable benefit of the Secured Parties on all of such Grantor’s right, title and interest in, to and under the Patents and Patent Licenses, including the Patents and Patent Licenses listed in Schedule I, in each case whether now owned or existing or hereafter acquired or arising (collectively, the “Patent Collateral”).

Section 3. Security for Obligations

This Agreement secures, and the Patent Collateral is collateral security for the prompt and complete payment and performance when due (whether at the Stated Maturity, by acceleration or otherwise) of such Grantor’s Obligations, subject to the terms and conditions of the Guarantee and Collateral Agreement.

Section 4. Guarantee and Collateral Agreement

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Collateral Agents pursuant to the Guarantee and Collateral Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agents with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall control.

Section 5. Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Collateral Agents.

Section 6. GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

VIRGIN MOBILE USA, LLC,
as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

VIRGIN ENTERTAINMENT HOLDINGS, INC., as a Collateral Agent

By:
Name:
Title:

SPRINT SPECTRUM L.P., as a Collateral Agent

By:
Name:
Title:

PATENT SECURITY AGREEMENT SIGNATURE PAGE

ACKNOWLEDGEMENT OF GRANTOR

STATE OF	)
) ss.:
COUNTY OF	)

On this              day of         , 20     before me personally appeared                                 , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                                 , who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

SCHEDULE I

TO

PATENT SECURITY AGREEMENT

A.	PATENTS

[Include Issued Number and Date]

B.	PATENT APPLICATIONS

EXHIBIT C

FORM OF

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of July __, 2006, between each of the undersigned (each, a “Grantor”), and Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P., in their capacity as co-collateral agents under the Guarantee and Collateral Agreement referred to below (collectively, the “Collateral Agent”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Subordinated Credit Agreement, dated as of July 2006 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Virgin Mobile USA, LLC (“Borrower”), and Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P., as lenders thereunder (together with their permitted assigns, the “Lenders”), the Lenders have severally agreed to make extensions of credit to the Borrower on the terms set forth therein;

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of July     , 2006 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), between the Grantors and the Collateral Agents, each Grantor granted to the Collateral Agents an equal and ratable security interest in all of such Grantor’s right, title and interest in, to and under all Collateral (as defined in the Guarantee and Collateral Agreement), including the Trademark Collateral (as defined below), and all Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, to secure the prompt and complete payment when due of the Obligations (as defined in the Guarantee and Collateral Agreement) for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantors are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor agrees as follows:

Section 1. Defined Terms

Unless otherwise defined herein, capitalized terms defined in the Guarantee and Collateral Agreement and used herein have the meaning given to them in the Guarantee and Collateral Agreement.

Section 2. Grant of Security Interest in Trademarks

Each Grantor hereby assigns and transfers to the Collateral Agents, and hereby grants to the Collateral Agents, an equal and ratable security interest and continuing lien for the ratable benefit of the Secured Parties on all of such Grantor’s right, title and interest in, to and under the Trademarks and Trademark Licenses, including the Trademarks and Trademark

Licenses listed in Schedule I, in each case whether now owned or existing or hereafter acquired or arising (collectively, the “Trademark Collateral”), provided that applications filed in the U.S. Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such marks will not be deemed Trademark Collateral unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted in the United States Patent and Trademark Office, whereupon such applications shall be automatically subject to the lien granted herein and deemed included in the Trademark Collateral.

Section 3. Security for Obligations

This Agreement secures, and the Trademark Collateral is collateral security for the prompt and complete payment and performance when due (whether at the Stated Maturity, by acceleration or otherwise) of such Grantor’s Obligations, subject to the terms and conditions of the Guarantee and Collateral Agreement.

Section 4. Guarantee and Collateral Agreement

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Collateral Agents pursuant to the Guarantee and Collateral Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agents with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall control.

Section 5. Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Collateral Agents.

Section 6. GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

VIRGIN MOBILE USA, LLC,
as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

SPRINT SPECTRUM L.P., as a Collateral Agent

By:
Name:
Title:

VIRGIN ENTERTAINMENT HOLDINGS, INC., as a Collateral Agent

By:
Name:
Title:

TRADEMARK SECURITY AGREEMENT SIGNATURE PAGE

ACKNOWLEDGEMENT OF GRANTOR

STATE OF	)
) ss.:
COUNTY OF	)

On this      day of             , 20     before me personally appeared                                 , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                                 , who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

TRADEMARK SECURITY AGREEMENT SIGNATURE PAGE

SCHEDULE I

TO

TRADEMARK SECURITY AGREEMENT

A.	TRADEMARKS

[Include Registration Number, Date and Jurisdiction]

B.	TRADEMARK APPLICATIONS

[Include Application Number and Jurisdiction]

C.	TRADEMARK LICENSES

EXHIBIT D

FORM OF

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of July     , 2006, among each of the undersigned (each, a “Grantor”), and Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P. in their capacity as co-collateral agents under the Guarantee and Collateral Agreement referred to below (collectively, the “Collateral Agents”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Subordinated Credit Agreement, dated as of July     , 2006 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Virgin Mobile USA, LLC (“Borrower”) and Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P., as lenders thereunder (together with their permitted assigns, the “Lenders”), the Lenders have severally agreed to make extensions of credit to the Borrower on the terms set forth therein;

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of July     , 2006 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among the Grantors and the Collateral Agents, each Grantor granted to the Collateral Agents an equal and ratable security interest in all of such Grantor’s right, title and interest in, to and under all Collateral (as defined in the Guarantee and Collateral Agreement), including the Copyright Collateral (as defined below), and all Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, to secure the prompt and complete payment when due of the Obligations (as defined in the Guarantee and Collateral Agreement) for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantors are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor agrees as follows:

Section 1. Defined Terms

Unless otherwise defined herein, capitalized terms defined in the Guarantee and Collateral Agreement and used herein have the meaning given to them in the Guarantee and Collateral Agreement.

Section 2. Grant of Security Interest in Copyrights

Each Grantor hereby grants, assigns and transfers to the Collateral Agents, and hereby grants to the Collateral Agents an equal and ratable security interest and continuing lien for the ratable benefit of the Secured Parties on all of such Grantor’s right, title and interest in, to and under the Copyrights and Copyright Licenses, including the Copyrights and Copyright Licenses listed in Schedule I, in each case whether now owned or existing or hereafter acquired or arising (collectively, the “Copyright Collateral”).

Section 3. Security for Obligations

This Agreement secures, and the Copyright Collateral is collateral security for, the prompt and complete payment and performance when due (whether at the Stated Maturity, by acceleration or otherwise) of such Grantor’s Obligations, subject to the terms and conditions of the Guarantee and Collateral Agreement.

Section 4. Guarantee and Collateral Agreement

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Collateral Agents pursuant to the Guarantee and Collateral Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agents with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall control.

Section 5. Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Collateral Agents.

Section 6. GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

VIRGIN MOBILE USA, LLC,
as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

SPRINT SPECTRUM L.P., as a Collateral Agent

By:
Name:
Title:

VIRGIN ENTERTAINMENT HOLDINGS, INC., as a Collateral Agent

By:
Name:
Title:

COPYRIGHT SECURITY AGREEMENT SIGNATURE PAGE

COPYRIGHT SECURITY AGREEMENT SIGNATURE PAGE

ACKNOWLEDGEMENT OF GRANTOR

STATE OF	)
) ss.:
COUNTY OF	)

On this      day of             , 20     before me personally appeared                                 , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                                 , who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

SCHEDULE I

TO

COPYRIGHT SECURITY AGREEMENT

A.	COPYRIGHTS

[Include Registration Number and Jurisdiction]

B.	COPYRIGHT APPLICATIONS

[Include Application Number and Jurisdiction]

EXHIBIT E

FORM OF

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section [5.2(b)] of the Subordinated Credit Agreement, dated as of [                    ], 2006 (as amended, supplemented, restated or otherwise modified from time to time the “Credit Agreement”), among Virgin Mobile USA, LLC (the “Borrower”) and the Lenders party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1. I am the duly elected, qualified and acting Chief Financial Officer of the Borrower.

2. I have reviewed and am familiar with the contents of this Certificate.

3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of each Loan Party during such fiscal quarter or fiscal year of the Borrower covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Based on such review, I hereby certify that:

(a) No Default. Such review did not disclose any Default or Event of Default [other than as set forth below].

(b) Working Capital. The average accounts payable of the Borrower or any Subsidiary Guarantor (excluding invoices that are subject to a bona fide dispute) is              days from the original date of invoice, excluding invoices that are subject to a bona fide dispute.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, so long as there is availability hereunder, allow the accounts payable of the Borrower or any Subsidiary Guarantor to remain unpaid more than 55 days, on average, from the original date of invoice, excluding invoices that are subject to a bona fide dispute, pursuant to Section 6.1(a) of the Credit Agreement and, accordingly, the Borrower is [not] in compliance with Section 6.1(a) of the Credit Agreement.

(c) Minimum Net Service Revenue. The Minimum Net Service Revenue as of                 , 200     (the “Fiscal Quarter End Date”) is $                    .

The Minimum Net Service Revenue permitted pursuant to Section 6.1(b) of the Credit Agreement as of the Fiscal Quarter End Date is $                     and, accordingly, the Borrower is [not] in compliance with Section 6.1(b) of the Credit Agreement.

(d) Consolidated Leverage Ratio. The Consolidated Leverage Ratio as of the Fiscal Quarter End Date is             :1 as computed on Attachment 2 hereto.

The maximum Consolidated Leverage Ratio permitted pursuant to Section 6.1(c) of the Credit Agreement as of the Fiscal Quarter End Date is             :1 and, accordingly, the Borrower is [not] in compliance with Section 6.1(c) of the Credit Agreement.

(e) Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio as of the Fiscal Quarter End Date is             :1 as computed on Attachment 2 hereto.

The maximum Consolidated Fixed Charge Coverage Ratio permitted pursuant to Section 6.1(d) of the Credit Agreement as of the Fiscal Quarter End Date is             :1 and, accordingly, the Borrower is [not] in compliance with Section 6.1(d) of the Credit Agreement.

(f) Consolidated Adjusted EBITDA. The minimum Consolidated Adjusted EBITDA as of December 31, 2006 for the period of four consecutive fiscal quarters is $                    .

(g) Indebtedness.

1.	The aggregate principal amount of Indebtedness incurred pursuant to Section 6.2(e) of the Credit Agreement is $ .

The maximum aggregate principal amount of Indebtedness permitted pursuant to Section 6.2(e) of the Credit Agreement (including without limitation, Capital Lease Obligations) is $10,000,000 at any time outstanding and, accordingly, the Borrower is [not] in compliance with Section 6.2(e) of the Credit Agreement.

2.	The aggregate principal amount of Indebtedness incurred pursuant to Section 6.2(i) is $ .

The maximum aggregate principal amount of Indebtedness permitted pursuant to Section 6.2(i) is $250,000,000 at any time outstanding, and, accordingly, the Borrower is [not] in compliance with Section 6.2(i) of the Credit Agreement.

3.	The aggregate principal amount of Indebtedness incurred pursuant to Section 6.2(j) is $ .

The maximum aggregate principal amount of Indebtedness permitted pursuant to Section 6.2(j) is $15,000,000 at any time outstanding, and, accordingly, the Borrower is [not] in compliance with Section 6.2(j) of the Credit Agreement.

(h) Liens. The aggregate outstanding principal amount of obligations and the fair market value (determined as of the date such Lien is incurred) of all assets subject thereto of the Borrower and all Subsidiaries that are secured by Liens permitted pursuant to Section 6.3(n) of the Credit Agreement is $                    .

2

The maximum aggregate principal amount of obligations and the fair market value (determined as of the date such Lien is incurred) of all assets subject thereto of the Borrower and any of its Subsidiaries pursuant to Section 6.3(n) of the Credit Agreement is $2,500,000 at any time outstanding, and, accordingly, the Borrower is [not] in compliance with Section 6.3(n) of the Credit Agreement.

(i) Dispositions. The fair market value of all property Disposed by the Borrower and its Subsidiaries pursuant to Section 6.5(h) of the Credit Agreement for the fiscal year most recently ended is $                    .

The maximum aggregate fair market value of all property Disposed by the Borrower and its Subsidiaries permitted pursuant to Section 6.5(h) of the Credit Agreement is $2,000,000 in any fiscal year of the Borrower, and, accordingly, the Borrower is [not] in compliance with Section 6.5(h) of the Credit Agreement.]1

(j) Restricted Payments.

1.	The aggregate amount of dividends, or other distributions in cash, P1K Notes or additional Capital Stock payments, distributions or other payments in kind made pursuant to Section 6.6(b)(i) of the Credit Agreement for the most recent quarter is $ .

The maximum amount of dividends, or other distributions in cash, PIK Notes or additional Capital Stock payments permitted to be made pursuant to Section 6.6(b)(i) of the Credit Agreement, in each case, on a quarterly basis is an amount equal to the amount of taxable income allocated to each Member or Holdings, as applicable, for such period (which income shall, for the avoidance of doubt, be calculated without regard to any adjustments to the basis of the assets of the Borrower pursuant to Section 743 of the Code as a result of an election under Section 754 of the Code) multiplied by, to the extent permitted by the LLC Agreement, the higher of (x) the highest effective combined Federal, state and local income tax rate applicable to net income or capital gain recognized during such period to a corporation organized in the United States and (y) 40%, and, accordingly, the Borrower is [not] in compliance with Section 6.6(b)(i) of the Credit Agreement.

2.	The aggregate amount of cash dividend payments made pursuant to Section 6.6(b)(ii) of the Credit Agreement for the fiscal year is $ .

The maximum amount of cash dividend payments permitted to be made pursuant to Section 6.6(b)(ii) of the Credit Agreement in any fiscal year is $2,000,000 (to pay corporate overhead expenses

[1]	Only required for end of fiscal year.

3

incurred in the ordinary course of business) plus cash dividend payments used to pay salaries, bonuses and other compensation to employees of any Group Member which would otherwise be payable by the Borrower or any of its Subsidiaries in the ordinary course of business and in amounts materially consistent with the past practices of the Borrower, and, accordingly, the Borrower is [not] in compliance with Section 6.6(b)(ii) of the Credit Agreement.

3.	The aggregate amount of cash dividend payments made pursuant to Section 6.6(d) of the Credit Agreement for the fiscal year is $ .

The Borrower may only pay cash dividend payments pursuant to Section 6.6(d) of the Credit Agreement in any fiscal year if at the time of and immediately after giving effect to any such dividend or distribution, (A) the Consolidated Leverage Ratio as of the last day of the period of four consecutive fiscal quarters most recently ended is less than or equal to 2.0 to 1.0, (B) no Default or Event of Default has occurred and is continuing or would result therefrom, (C) all transactions related thereto are consummated in accordance with applicable laws and (D) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to any such dividend or distribution, with the covenants contained in the Credit Agreement (including, without limitation, the covenants contained in Section 6.1 of the Credit Agreement), and accordingly, the Borrower is [not] in compliance with Section 6.6(d).

(k) Capital Expenditures. The aggregate amount of Capital Expenditures made pursuant to Section 6.7 of the Credit Agreement is                     .

The maximum aggregate amount of Capital Expenditures permitted pursuant to Section 6.7 of the Credit Agreement is $50,000,000 in any fiscal year, plus 50% of the amount not expended in the preceding fiscal year (i.e. $                    ), and, accordingly, the Borrower is [not] in compliance with Section 6.7 of the Credit Agreement.

(l) Investments.

1.	The aggregate amount of Investments made pursuant to Section 6.8(d) of the Credit Agreement is $ .

The maximum aggregate amount of Investments permitted pursuant to Section 6.8(d) of the Credit Agreement is $1,000,000 at any time outstanding, and, accordingly, the Borrower is [not] in compliance with Section 6.8(d) of the Credit Agreement.

2.	The aggregate amount of Investments made pursuant to Section 6.8(i) of the Credit Agreement is $ .

4

The maximum aggregate amount of Investments permitted pursuant to Section 6.8(i) of the Credit Agreement is $50,000,000, and, accordingly, the Borrower is [not] in compliance with Section 6.8(i) of the Credit Agreement.

3.	The aggregate amount of Investments made pursuant to Section 6.8(k) of the Credit Agreement is $ .

The maximum aggregate amount (valued at cost) of Investments permitted pursuant to Section 6.8(k) of the Credit Agreement is $5,000,000 during the term of the Credit Agreement, and, accordingly, the Borrower is [not] in compliance with Section 6.8(k) of the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

5

IN WITNESS WHEREOF, I have executed this Certificate this      day of             , 200    .

Name:
Title:

COMPLIANCE CERTIFICATE SIGNATURE PAGE

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

I. Consolidated Leverage Ratio

1. Consolidated Total Debt:

a) the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries, (excluding Indebtedness and any PIK Notes), determined on a consolidated basis in accordance with GAAP.	$

2. Consolidated Adjusted EBITDA:

a) Consolidated Net Income for such period	$

b)      without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs (including, without limitation, the deferred costs associated with the termination of revolving loans under that certain Credit Agreement, dated as of July 14, 2005 (as amended to the date hereof) among the Borrower, the Senior Debt Agent (as defined in that Agreement) and the lenders party thereto) and commissions, discounts and other fees and charges associated with Indebtedness (including the Revolving Loans), (c) any fees, costs and expenses associated with the IPO (to the extent incurred within 180 days of the consummation thereof), (d) any fees, costs and expenses associated with any Permitted Acquisition or any other acquisition or investment permitted hereunder (whether or not consummated) not in excess of $1,000,000 in the aggregate, (e) depreciation and amortization expense, (f) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (g) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (h) any other non-cash charges, (i) any non-cash distribution to Best Buy which constitutes an earnout, (j) any remaining amounts attributable to the cash bonus payments relating to the Original Transaction to management of the Borrower not in excess of $5,400,000, (k) any non-cash restructuring charges or reserves and (1) for each

$

period from January 1, 2006 through June 30, 2006, September 30, 2006 and December 31, 2006, respectively, and thereafter for each trailing twelve months during such period, the aggregate subscriber acquisition costs expended in such period, but only such costs for such period that exceed the budgeted subscriber acquisition costs set forth on Schedule 1.1A (the “Excess Subscriber Costs”) and only if the number of subscribers acquired during the period exceeds the projected number of subscribers for such period set forth on Schedule 1.1A (it being understood that for purposes of calculating such add-back, the cost per subscriber (CPGA) shall not exceed $115 in any fiscal quarter during fiscal year 2006, $107 in any fiscal quarter during fiscal year 2007 and $108 in any fiscal quarter during fiscal year 2008 and thereafter), provided that the aggregate amount of such costs added to Consolidated Net Income for fiscal year 2006 shall not exceed $20,000,000, provided, further, that the aggregate amount of such costs added to Consolidated Net Income during the period January 1, 2006 through Senior Obligations Repayment Date shall not exceed $40,000,000;

c) the sum of items 2(a) and 2(b)	$

d)      (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business but excluding up to $10,000,000 in fiscal year 2006 for proceeds received in connection with a judgment or settlement with Nokia relating to the bulk purchase of Nokia Shorty Handsets, as previously disclosed to the Lenders), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income and (b) any cash payments made during such period in respect of items described in clause (g) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.[2]

$

[2]

For the purposes of calculating Consolidated Adjusted EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made a Permitted Acquisition, Consolidated Adjusted EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such Reference Period.

2

e) the excess of item 2(c) over item 2(d) for the Consolidated Adjusted EBITDA	$

3. the ratio of item 1(a) to item 2(e) is the Consolidated Leverage Ratio

II. Consolidated Fixed Charge Coverage Ratio

1. Consolidated Adjusted EBITDA for such period (calculated in item I(2)(e)) above)	$

2. Consolidated Fixed Charges

a) Consolidated Interest Expenses

b)      aggregate amount actually paid by the Borrower and its Subsidiaries on account of Capital Expenditures (excluding the principal amount of Indebtedness other than any Loans) incurred in connection with such expenditures

$

c) scheduled payments made during the period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans)	$

d) cash dividends paid by the Borrower and its Subsidiaries pursuant to Section 6.6 of the Credit Agreement	$

e) taxes paid during such period by the Borrower and its Subsidiaries.	$

f) the sum of items II(2)(a) through II(2)(e)	$

3. the ratio of the sum of item 1 plus 50% of the average daily availability hereunder during the fiscal quarter ending on the testing date to item 2(f) is the Consolidated Fixed Charge Coverage Ratio

3

EXHIBIT F

FORM OF

CLOSING CERTIFICATE

Pursuant to Section 4.1(i) of the Subordinated Credit Agreement, dated as of July     , 2006 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among Virgin Mobile USA, LLC, as Borrower, and Virgin Entertainment Holdings Limited, a Delaware corporation (“Virgin”), and Sprint Spectrum L.P., a Delaware Limited Partnership (“Sprint Spectrum”), the undersigned Chief Executive Officer of Virgin Mobile USA, LLC (the “Certifying Loan Party”) hereby certifies as follows:

1. The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2. Peter Lurie is the duly elected and qualified Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer’s true and genuine signature.

3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof.

4. No Senior Debt Acceleration has occurred on or prior to the date hereof.

5. The conditions precedent set forth in Section 4.1 of the Credit Agreement have been satisfied as of the Closing Date.

The undersigned Secretary of the Certifying Loan Party certifies as follows:

6. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Loan Party.

7. The Certifying Loan Party is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization.

8. Attached hereto as Annex 1-A is a true and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on July [    ], 2006; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

9. Attached hereto as Annex 1-B is a true and complete copy of resolutions duly adopted by the Initial Members (as defined in the LLC Agreement) of the Certifying Loan Party on July [__], 2006; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only proceedings of the Initial Members of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

10. Attached hereto as Annex 2 is a true and complete copy of the Limited Liability Company Agreement of the Certifying Loan Party as in effect on the date hereof.

11. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Formation of the Certifying Loan Party as in effect on the date hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

12. The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:

Name	Office	Signature

Daniel Schulman	Chief Executive Officer

John Feehan	Chief Financial Officer

Peter Lurie	General Counsel and Secretary

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Name:	Daniel Schulman	Name:	Peter Lurie
Title:	Chief Executive Officer	Title:	Secretary and General Counsel

Date: July     , 2006

EXHIBIT G

FORM OF NOTICE OF BORROWING

[Date]

Sprint Spectrum L.P.

6130 Sprint Parkway

KSOPHJ 0206-2A971

Overland Park, Kansas 66251

Attention:	Douglas B. Lynn,
Vice President —
Corporate Development

Telecopy: (913) 523-2785

Virgin Entertainment Holdings, Inc.

5757 Wilshire Blvd., Ste. 300

Los Angeles, CA 90036

Attention: Ravi Ahuja, Chief Financial Officer

Telecopy: (323) 937-9110

Ladies and Gentlemen:

Reference is made to the Subordinated Credit Agreement, dated as of July     , 2006 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among the undersigned as Borrower, and you, as Lenders. Pursuant to Section 2.2 of the Credit Agreement, the undersigned hereby gives you irrevocable notice, that the undersigned hereby requests a Revolving Loan under the Credit Agreement, and sets forth below the information relating to such Revolving Loan as required by Section 2.2 of the Credit Agreement:

(i)	the aggregate amount of the Revolving Loan is $ ;[1] and

(ii)	the Borrowing Date of the Revolving Loan is , 20 ;[2]

[1]	Each borrowing shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof.
[2]	Notice must be received by the Lenders prior to 11:00 A.M., New York City time, ten Business Days prior to the requested Borrowing Date.

VIRGIN MOBILE USA, LLC, as Borrower

By:
Name:
Title:

WIRE TRANSFER INSTRUCTIONS

Virgin Mobile USA, LLC

Bank Account Number:

ABA Routing Number:

Bank Name and Address:

2

EXHIBIT H

FORM OF

CONSENT TO ASSIGNMENT

CONSENT TO ASSIGNMENT (this “Consent”), dated as of July     , 2006, among [VIRGIN/SPRINT ENTITY], a [jurisdiction of organization] [organization] (the “Obligor”), and VIRGIN ENTERTAINMENT HOLDINGS, INC. and SPRINT SPECTRUM L.P. (together with their permitted assigns, the “Lenders”) party to the Credit Agreement (as defined below).

All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

WHEREAS, the Obligor and VIRGIN MOBILE USA, LLC, a Delaware limited liability company (the “Borrower”), have entered into the Trademark License Agreement, dated as of October 4, 2001 (as amended, restated, modified or otherwise supplemented from time to time, the “Assigned Agreement”);

WHEREAS, the Borrower and the Lenders have entered into a Subordinated Credit Agreement, dated as of the date hereof (as amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders will make loans and extend other credit to the Borrower (the “Loans”);

WHEREAS, as security for the Loans and all other Obligations, the Borrower has granted a security interest in all of its right, title and interest in, to and under the Assigned Agreement to Virgin Entertainment Holdings, Inc., as Co-Collateral Agent and Sprint Spectrum L.P., as Co-Collateral Agent (collectively, the “Collateral Agents”) pursuant to the Guarantee and Collateral Agreement, dated as of the date hereof, between the Borrower and the Collateral Agents (as amended, restated, modified or otherwise supplemented from time to time, the “Guarantee and Collateral Agreement”); and

WHEREAS, it is a condition precedent to the Lenders’ obligations to make Loans under the Credit Agreement that the Obligor execute and deliver this Consent.

NOW, THEREFORE, as an inducement to the Lenders to make the Loans, and in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the Obligor hereby agrees as follows:

SECTION 1. CONSENT TO ASSIGNMENT, ETC.

1.1 Consent to Assignment. The Obligor (a) acknowledges that the Lenders are entering into the Credit Agreement and making the Loans in reliance upon the execution and delivery by the Obligor of this Consent, (b) consents in all respects to the pledge to the Collateral Agents of all of the Borrower’s right, title and interest in, to and under the Assigned Agreement as set forth in the Guarantee and Collateral Agreement (the “Assigned Interest”), and (c)

acknowledges the right of the Collateral Agents or any designee of the Collateral Agents, in the exercise of the Collateral Agents’ rights and remedies under the Guarantee and Collateral Agreement, to make all demands, give all notices, take all actions and exercise all rights of the Borrower under the Assigned Agreement as set forth in the Guarantee and Collateral Agreement.

1.2 Substitute Owner. The Obligor agrees that, if the Lenders shall notify the Obligor in writing that an Event of Default under the Credit Agreement has occurred and is continuing and that either Collateral Agent or any designee of either Collateral Agent has elected to exercise the rights and remedies set forth in the Guarantee and Collateral Agreement, then the Collateral Agents, the Collateral Agents’ designee or the Collateral Agents’ transferee or any purchaser of the Assigned Interest in a foreclosure sale, in each case, which assumes the obligations of the Borrower under the Assigned Agreement and is not a Direct Strategic Competitor (as defined in the LLC Agreement) (the “Substitute Owner”), shall be substituted for the Borrower under the Assigned Agreement and that, in such event, the Obligor will continue to perform its obligations under the Assigned Agreement in favor of the Substitute Owner.

1.3 Right to Cure. In the event of a default by the Borrower in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the Obligor to terminate or suspend its obligations under the Assigned Agreement (hereinafter a “default”), the Obligor will not terminate or suspend the performance of its obligations under the Assigned Agreement until it first gives written notice of such default to the Collateral Agents and their designees pursuant to Section 1.8 hereof and affords each such party a period following the delivery of such notice no shorter than that afforded the Borrower under the Assigned Agreement (as in effect on the date hereof) to cure such default; provided, that the cure rights of the Collateral Agents and their designees pursuant hereto shall commence (a) with respect to a default pursuant to Section 9.2(a) of the Assigned Agreement, on the 15th day following the provision of such written notice and (b) with respect to a default pursuant to Section 9.2(b)(i) of the Assigned Agreement, on the 30th day following the provision of such written notice; provided further, however, that if any such party is prohibited from curing any such default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding involving the Borrower, then the time periods specified herein for curing a default shall be extended for the period of such prohibition.

1.4 No Conflict. The Obligor agrees that any provision or term of the Assigned Agreement that prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of the Borrower’s property or revenues, whether now owned or hereafter acquired, is hereby nullified and shall cease to be effective without invalidating the remaining provisions thereof.

1.5 Replacement Agreement. In the event that the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding affecting the Borrower, the Obligor will, at the option of either Collateral Agent, enter into a new agreement with the Collateral Agents or their transferee or nominee having terms (including economic terms not less favorable to the Obligor) substantially the same as the terms of the Assigned Agreement (the “Replacement Agreement”); provided that (1) such transferee or nominee shall not be a Direct

2

Strategic Competitor (as defined in the LLC Agreement), (2) the Collateral Agents or such transferee or nominee shall have cured any defaults then existing under the Assigned Agreement and (3) the expiration date of such new agreement shall not extend beyond that of the Assigned Agreement then in effect.

1.6 No Liability. The Obligor acknowledges and agrees that neither Collateral Agent, in its capacity as such, nor its designees, in such capacity, shall have any liability or obligation under the Assigned Agreement as a result of this Consent, the Guarantee and Collateral Agreement or otherwise, nor shall either Collateral Agent or its designees be obligated or required to (i) perform any of the Borrower’s obligations under the Assigned Agreement, except during any period in which either of the Collateral Agents is a Substitute Owner pursuant to Section 1.2, in which case the obligations of such Substitute Owner shall be no more than that of the Borrower under such Assigned Agreement or (ii) take any action to collect or enforce any claim for payment assigned under the Guarantee and Collateral Agreement.

1.7 [RESERVED]

1.8 Delivery of Notices. The Obligor shall deliver to the Collateral Agents and their designees, concurrently with the delivery thereof to the Borrower, a copy of each default and termination notice, and any other material non-ordinary course notice, the subject or effect of which could reasonably be expected to be adverse to the Lenders, given by the Obligor pursuant to the Assigned Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE OBLIGOR

In order to induce the Lenders to enter into the Credit Agreement and to make the Loans, the Obligor makes the following representations and warranties, which shall survive the execution and delivery of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby.

2.1 Organization of Obligor. The Obligor is a company duly organized, validly existing and in good standing under the laws of the place of its organization and has all requisite power and authority to enter into and to perform its obligations hereunder, and to carry out the terms hereof and the transactions contemplated hereby.

2.2 Authorization. The execution, delivery and performance by the Obligor of this Consent has been duly authorized by all necessary corporate action on the part of the Obligor and does not require any approval or consent of any Person (including, without limitation, any holder or any trustee for any holder of any indebtedness or other material obligation of the Obligor), except approvals or consents which have previously been obtained.

2.3 Execution and Delivery; Binding Agreements. This Consent is in full force and effect, has been duly executed and delivered on behalf of the Obligor by the appropriate officers of the Obligor, and constitutes the legal, valid and binding obligation of the Obligor, enforceable against the Obligor in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

3

2.4 Compliance with Other Instruments, etc. The execution, delivery and performance by the Obligor of this Consent and the consummation of the transactions contemplated hereby will not result in any violation of, breach of or default under any term of its charter or by-laws, or of any charter applicable to it, except for any such violations which, individually or in the aggregate, would not materially adversely affect the performance by the Obligor of its obligations under this Consent.

SECTION 3. MISCELLANEOUS

3.1 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, and shall be directed to each party at its address set forth on the signature page to this Agreement or to such other address or addressee as any such party may designate by notice given pursuant hereto.

3.2 Governing Law; Submission to Jurisdiction.

(a) THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Each of the Obligor and each Lender hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Consent, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, and shall be directed to each party at its address set forth on the signature page to this Agreement or at such other address of which either Lender shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

4

(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section to any special, exemplary, punitive or consequential damages.

3.3 Counterparts. This Consent may be executed by one or more of the parties to this Consent on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Consent by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

3.4 Headings Descriptive. The headings of the several sections and subsections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

3.5 Severability. Any provision of this Consent that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.6 Amendment, Waiver. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Obligor and each Lender.

3.7 Termination. The Obligor’s obligations hereunder are absolute and unconditional, and the Obligor has no right, and shall have no right, to terminate this Consent or to be released, relieved or discharged from any obligation or liability hereunder until the earlier of (a) execution of the Replacement Agreement pursuant to Section 1.5 of this Consent, (b) substitution of a Substitute Owner and (c) the date upon which the Lenders shall no longer have any Commitments outstanding under the Credit Agreement and all Loans and all other Obligations shall have been indefeasibly satisfied in full. The Lenders shall promptly notify the Obligor in writing when all such Obligations have been satisfied.

3.8 Successors and Assigns. This Consent shall be binding upon the Obligor and its permitted successors and assigns and shall inure to the benefit of the Lenders, their designees and their respective successors and assigns.

3.9 Further Assurances. The Obligor hereby agrees to execute and deliver all such instruments and take all such action as may be necessary to effectuate fully the terms of this Consent.

3.10 Waiver of Trial by Jury. THE OBLIGOR AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONSENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

5

[SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, the Obligor has caused this Consent to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[VIRGIN/SPRINT ENTITY],
as Obligor

By:
Name:
Title:

Notice Address:
[Address]

CONSENT TO ASSIGNMENT SIGNATURE PAGE

VIRGIN ENTERTAINMENT HOLDINGS, INC.,
as a Co-Collateral Agent

By:
Name:
Title:

Notice Address:
Virgin Entertainment Holdings, Inc.
5757 Wilshire Blvd., Ste. 300
Los Angeles, CA 90036
Attention:	Ravi Ahuja,
Chief Financial Officer
Telecopy: (323) 937-9110

with a copy to:
Josh Bayliss
Virgin Management Ltd.
120 Campden Hill Road
London W8 7AR
Telecopy: 020 7313 2011

CONSENT TO ASSIGNMENT SIGNATURE PAGE

SPRINT SPECTRUM L.P.,
as a Co-Collateral Agent

By:
Name:
Title:

Notice Address:
Sprint Spectrum L.P.
6130 Sprint Parkway
KSOPHJ 0206-2A971
Overland Park, Kansas 66251
Attention:	Douglas B. Lynn,
Vice President — Corporate Development
Telecopy: (913) 523-2785

CONSENT TO ASSIGNMENT SIGNATURE PAGE

EXHIBIT I

July [18], 2006

Virgin Entertainment Holdings, Inc. a Delaware corporation (“Virgin”)

and

Sprint Spectrum L.P., a Delaware limited partnership (“Sprint Spectrum”)

Re:	Subordinated Credit Agreement, dated as of July [18], 2006 (the
“Subordinated Credit Agreement”), among Virgin Mobile USA,
LLC, a Delaware limited liability company (the “Company”),
Virgin and Sprint Spectrum (collectively, the “Lenders”),

Ladies and Gentlemen:

We have acted as counsel to the Company in connection with the preparation, execution and delivery of the following documents: (i) the Subordinated Credit Agreement; (ii) the Subordination and Intercreditor Agreement; (iii) the Guarantee and Collateral Agreement; (iv) the Trademark Security Agreement; and (v) the Patent Security Agreement. The documents described in the foregoing clauses (i) through (v) are collectively referred to herein as the “Credit Documents”, and the documents described in the foregoing clauses (iii) through (v) are collectively referred to herein as the “Security Documents”. Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Subordinated Credit Agreement. This opinion is furnished to you pursuant to Section 5.1(j) of the Subordinated Credit Agreement.

We have examined the following:

(i) the Subordinated Credit Agreement, signed by the Company and the Lenders;

(ii) each other Credit Document, signed by the Company; and

(iii) an unfiled copy of the financing statements (the “Financing Statements”), naming the Company as debtor and each Collateral Agent as secured party, which we understand will be filed in the Office of the Secretary of State of the State of Delaware (the “Filing Office”).

In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company. In addition, we have relied as to certain matters of fact upon the representations made in the Credit Documents.

In addition, we have assumed that the Company has rights in the Collateral existing on the date hereof and will have rights in property which becomes Collateral after the date hereof.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. The Company (a) is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, (b) has the power and authority to execute and deliver each of the Credit Documents and to borrow, perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents and (c) has duly authorized, executed and delivered each Credit Document.

2. The execution and delivery by the Company of the Credit Documents, its borrowings in accordance with the terms of the Credit Documents, performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents (a) will not result in any violation of (1) the Certificate of Formation or the Limited Liability Company Agreement of the Company or (2) assuming that proceeds of borrowings will be used in accordance with the terms of the Subordinated Credit Agreement, any Federal or New York statute or the Delaware Limited Liability Company Act or any rule or regulation issued pursuant to any New York or Federal statute or the Delaware Limited Liability Company Act or any order known to us issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in the Company’s properties pursuant to the terms of any agreement identified on Schedule I hereto.

3. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Limited Liability Act is required for the execution and delivery by the Company of the Credit Documents, the borrowings by the Company in accordance with the terms of the Credit Documents or the performance by the Company of its payment obligations under the Credit Documents or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents.

4. Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the parties thereto other than the Company and assuming that (a) execution, delivery and performance by the Company of the Credit Documents do not violate the laws of the State of Delaware or any other applicable laws (excepting the laws of the State of New York, the Delaware Limited Liability Company Act and the Federal laws of the United States) and (b) execution, delivery and performance by the Company

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of the Credit Documents do not constitute a breach or violation of any agreement or instrument which is binding upon the Company (except that we do not make the assumption in the foregoing clause (b) with respect to the agreements that are the subject of opinion paragraph 2 of this letter), each Credit Document constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

5. To our knowledge, there is no action, suit or proceeding now pending before or by any court, arbitrator or governmental agency, body or official to which the Company is a party or to which the business, assets or property of the Company is subject, and no such action, suit or proceeding is threatened to which the Company would be a party or to which the business, assets or property of the Company would be subject, that in either case questions the validity of the Credit Documents.

6. The Company is not an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

7. Assuming that the Company will comply with the provisions of the Subordinated Credit Agreement relating to the use of proceeds, the execution and delivery of the Subordinated Credit Agreement by the Company and the making of the Loans under the Subordinated Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

8. Each of the Security Documents creates in favor of each Collateral Agent a valid security interest in the Collateral described therein in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “Security Agreement Article 9 Collateral”).

9. Each Collateral Agent will have a perfected security interest in the U.S. patent applications and U.S. trademark registrations and applications of the Company listed, and correctly identified, in Schedule 6 to the Guarantee and Collateral Agreement, upon (a) the taking of all actions required under the laws of the State of Delaware with respect to the perfection of a security interest in general intangibles and (b) the timely filing and recording of the Patent Security Agreement and the Trademark Security Agreement, in each case including Schedule I thereto, in the United States Patent and Trademark Office in the manner specified by such office and in accordance with its rules and regulations.

Although we express no opinion as to the laws of the State of Delaware (other than the Delaware Limited Liability Company Act), we have reviewed Article 9 of the Uniform Commercial Code in effect in the State of Delaware as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through [                    ], 2006 (the “Delaware UCC”) and, based solely on such review, we advise you that (a) the Financing Statements are in appropriate form for filing in the Filing Office and (b) upon the filing of the Financing Statements in the Filing Office, each Collateral Agent will have a perfected security interest in that portion of the Security Agreement Article 9 Collateral in which a security interest is perfected by filing a financing statement in the Filing Office.

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Our opinions in paragraphs 4 and 8 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Our opinion in paragraph 4 above also is subject to the qualification that certain provisions of the Security Documents may not be enforceable in whole or in part, although the inclusion of such provisions does not render the Security Documents invalid, and the Security Documents and the laws of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

Our opinion in paragraph 8, and our advice in the second preceding paragraph above, are limited to Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “New York UCC”) or the Delaware UCC, as the case may be, and, therefore, those opinion and advice paragraphs do not address (i) collateral of a type not subject to Article 9 or 8 of the New York UCC or the Delaware UCC and (ii) what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

We express no opinion and render no advice with respect to:

(i) perfection of any security interest in (1) any collateral of a type represented by a certificate of title, (2) any proceeds and (3) any collateral consisting of money or Cash Equivalents;

(ii) the effect of § 9-315(a)(2) of the relevant Uniform Commercial Code with respect to any proceeds of Collateral that are not identifiable;

(iii) perfection of any security interest whose priority is subject to Section 9-334 of the relevant Uniform Commercial Code;

(iv) the priority of any security interest;

(v) the effect of Section 552 of the Bankruptcy Code (11 U.S.C. 552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral);

(vi) the effect of any provision of the Credit Documents which is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party’s obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

(vii) the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement in writing signed by the parties thereto;

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(viii) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

(ix) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

(x) the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and

(xi) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

In connection with the provisions of the Credit Documents whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State of New York, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on subject matter jurisdiction of the Federal courts. In connection with the provisions of the Credit Documents which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR § 510 a New York State Court may have discretion to transfer the place of trial, and under 28 U.S.C. § 1404(a) a United States District Court has discretion to transfer an action from one Federal court to another.

We do not express any opinion herein concerning any law other than the laws of the State of New York, the Federal laws of the United States and the Delaware Limited Liability Company Act.

This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

5

SCHEDULE I

AGREEMENTS

PCS Services Agreement between Sprint Spectrum L.P. and Virgin Mobile USA, LLC, dated as of October 4, 2001, as amended.

Sprint Trademark License Agreement between Sprint Communications Company, L.P. and Virgin Mobile USA, LLC, dated as of October 4, 2001, as amended.

EXHIBIT J

FORM OF

EXEMPTION CERTIFICATE

Reference is made to the Subordinated Credit Agreement, dated as of July     , 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Virgin Mobile USA, LLC (the “Borrower”) and Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P., as Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [                    ] (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.12(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:

(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:

2

EXHIBIT K

FORM OF JOINDER

This JOINDER, dated [                    ], 2006 (this “Joinder”), is delivered pursuant to that certain Subordinated Credit Agreement, dated as of July     , 2006 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Virgin Mobile USA, LLC, as Borrower, and Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P., as Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Section 1. Pursuant to Section 6.4 (e) of the Credit Agreement, the undersigned hereby:

(a) agrees that this Joinder may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes the Borrower under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b) by executing and delivering this Joinder, the undersigned hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of the Borrower thereunder and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of its right, title and interest in all Collateral, whether now owned or hereafter acquired. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Joinder) as if made on and as of such date (except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date);

(c) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document and applicable to the undersigned is true and correct in all material respects both before and after giving effect to this Joinder, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date;

(d) no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

Section 2. The undersigned agrees from time to time, upon request of the Lenders, to take such additional actions and to execute and deliver such additional documents and instruments as the Lenders may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 8.2 of the Credit Agreement, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF OPCO]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier:

With a copy to:

Attention:
Telecopier:

ACKNOWLEDGED AND ACCEPTED, as of the date above first written:

SPRINT SPECTRUM L.P. as Lender

By:

Name:

Title:

VIRGIN ENTERTAINMENT HOLDINGS, LLC,
as Lender

By:
Name:
Title:

2

Annex 1-A

to Joinder

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

Supplement to Schedule 8

Supplement to Schedule 9

EXHIBIT L

HOLDINGS GUARANTEE AND COLLATERAL AGREEMENT

made by

[NAME OF HOLDINGS]/[IPO COMPANY]

in favor of

SPRINT SPECTRUM LP.

and

VIRGIN ENTERTAINMENT HOLDINGS, INC.

as Co-Collateral Agents

Dated as of                     , 200

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5.1.	Maintenance of Existence; Compliance	19
5.2.	Inspection of Property; Books and Records; Discussions	19
5.3.	Notices	19
5.4.	Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Related Property and Deposit Accounts	20
5.5.	Maintenance of Insurance	20
5.6.	Payment of Obligations	21
5.7.	Maintenance of Perfected Security Interest, Further Documentation	21
5.8.	Fundamental Changes	21
5.9.	Capital Stock	21
5.10.	[RESERVED]	21
5.11.	Transactions with Affiliates	21
5.12.	Changes in Locations, Name, etc.	22
5.13.	Investment Related Property	22
5.14.	Contracts	23
5.15.	Receivables	23
5.16.	Intellectual Property	23
5.17.	Vehicles	25
5.18.	Commercial Tort Claims	26
5.19.	Holding Company Status	26
5.20.	Compliance by Grantor and Subsidiaries	26
5.21.	LLC Agreement	26

SECTION 6.	REMEDIAL PROVISIONS	26

6.1.	Certain Matters Relating to Receivables	26
6.2.	Communications with Obligors; Grantor Remains Liable	27
6.3.	Pledged Equity Interests	28
6.4.	Proceeds to be Turned Over To Collateral Agents	28
6.5.	Application of Proceeds	29
6.6.	Code and Other Remedies	30
6.7.	Registration Rights	31
6.8.	Deficiency	32
6.9.	Contract Remedies	32

SECTION 7.	THE COLLATERAL AGENT	32

7.1.	Collateral Agents’ Appointments as Attorneys-in-Fact, etc.	32
7.2.	Duties of Collateral Agents	34
7.3.	Authorization of Financing Statements	34
7.4.	Authority of Collateral Agents	34
7.5.	Successor Collateral Agents	35
7.6.	Designated Agent	35

SECTION 8.	MISCELLANEOUS	36

8.1.	Amendments in Writing	36

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8.2.	Notices	36
8.3.	No Waiver by Course of Conduct; Cumulative Remedies	36
8.4.	Enforcement Expenses; Indemnification	36
8.5.	Successors and Assigns	37
8.6.	Set-Off	37
8.7.	Counterparts	37
8.8.	Severability	37
8.9.	Section Headings	37
8.10.	Integration	38
8.11.	GOVERNING LAW	38
8.12.	Submission to Jurisdiction; Waivers	38
8.13.	Acknowledgements	38
8.14.	Releases	39
8.15.	WAIVER OF JURY TRIAL	39

SCHEDULES

Schedule 1	Consents and Authorizations; Perfection Matters
Schedule 2	Jurisdictions of Organization and Chief Executive Offices
Schedule 3	Inventory and Equipment Locations
Schedule 4	Investment Related Property
Schedule 5	Intellectual Property
Schedule 6	Material Contracts
Schedule 7	Notice Addresses
Schedule 8	Litigation

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HOLDINGS GUARANTEE AND COLLATERAL AGREEMENT

HOLDINGS GUARANTEE AND COLLATERAL AGREEMENT, dated as of [                    ,] 20     (the “Agreement”), made by [NAME OF HOLDINGS]/[IPO COMPANY] (the “Grantor”), in favor of Sprint Spectrum L.P., a Delaware limited partnership (“Sprint Spectrum”), as a co-collateral agent (in such capacity, the “Sprint Collateral Agent”) and Virgin Entertainment Holdings, Inc., a Delaware corporation (“Virgin”), as a co-collateral agent (in such capacity, the “Virgin Collateral Agent”) for the benefit of the Secured Parties (as defined below).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, dated as of July    , 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Virgin Mobile USA, LLC, as Borrower (the “Borrower”), Virgin Entertainment Holdings, Inc. (“Virgin Entertainment”) and Sprint Spectrum L.P. (“Sprint Spectrum”) and the other lenders from time to time party thereto (the “Lenders”), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, pursuant to Section 6.4(e) of the Credit Agreement, upon the consummation of any Holdings Transaction, the Grantor is required to execute and deliver this Agreement in order to grant the Secured Parties a security interest in the Collateral (as defined below) as security for the payment and performance of the Obligations (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees with each Collateral Agent (as defined below), for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (if any term is defined in Article 9 of the New York UCC and in another article of the New York UCC, the term as used herein shall be as defined in Article 9 of the New York UCC): Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Money, Securities Account, Securities Intermediary, Security Entitlement, and Supporting Obligation.

(b) The following terms shall have the following meanings:

“Agreement”: this Holdings Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Article 9 Collateral”: Collateral in which a Lien can be created under Article 9 of the UCC and can be perfected by the filing of a financing statement in accordance with Article 9 of the UCC.

“Borrower Obligations”: “Obligations” as defined in the Credit Agreement.

“Capital Lease”: all real or personal property, or a combination thereof, the obligations of which are required to be classified and accounted for as capital leases on a balance sheet of a Person under GAAP.

“Cash Proceeds”: any portion of the Collateral consisting of Money, checks and other near-cash items.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

“Collateral Agent”: the Sprint Collateral Agent or the Virgin Collateral Agent and their respective successors and permitted assigns.

“Collateral Agents”: collectively, the Sprint Collateral Agent and the Virgin Collateral Agent and their respective successors and permitted assigns.

“Contracts”: all contracts and agreements between the Grantor and any other person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, restated, supplemented or otherwise modified from time to time including (i) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of the Grantor to damages arising thereunder and (iv) all rights of the Grantor to terminate and to perform and compel performance of, such contracts and to exercise all remedies thereunder.

“Copyright Licenses”: any and all agreements, whether written or oral, naming the Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right in, to or under any Copyright.

“Copyrights”: all United States and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. §901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor (including, without limitation, the registrations and applications referred to in Schedule 5), (ii) all extensions and renewals thereof, and (iii) all rights corresponding thereto throughout the world.

“Credit Agreement”: as set forth in the first WHEREAS clause of this Agreement.

“Designated Agent”: the agent appointed for the benefit of the Collateral Agents in accordance with Section 7.6(b) or 7.6(c).

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“Excluded Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Excluded Foreign Subsidiary.

“Foreign Subsidiary”: with respect to the Grantor, any corporation, partnership, limited liability company or other business entity (i) which is organized under the laws of a jurisdiction other than a state of the United States or the District of Columbia and (ii) of which more than 50% of the outstanding classes of Capital Stock entitled to vote is, at the time, owned by the Grantor.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Guarantor”: any Guarantor (as defined in the VMU Guarantee and Collateral Agreement).

“Guarantor Obligations”: Guarantor Obligations as defined in the VMU Guarantee and Collateral Agreement.

“Insurance”: the collective reference to (i) all insurance policies covering any or all of the Collateral (regardless of whether either Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, Trade Secret Licenses, technology, know-how and processes, all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, and the right to receive all proceeds therefrom, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Intercompany Note”: any promissory note evidencing loans made by the Grantor to the Borrower or any of its Subsidiaries.

“Investment Related Property”: the collective reference to (i) all Investment Property (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Equity Interests”) and (ii) all Pledged Notes and all Pledged Equity Interests.

“Issuers”: the collective reference to each issuer of any Investment Related Property.

“Lease”: Any lease or other agreement, no matter how styled or structured, pursuant to which the Grantor is entitled to the use or occupancy of any space.

“Material Contract”: shall mean each agreement, Contract, Lease, or license, whether now existing or hereafter created, pursuant to which (i) the Grantor receives a license for material Intellectual Property or (ii) the Grantor is a party that is material to the Grantor and its subsidiaries, taken as a whole, and for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

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“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: the Borrower Obligations and the Guarantor Obligations.

“Patent Licenses”: any and all agreements, whether written or oral, providing for the grant by or to the Grantor of any right to manufacture, use, import or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

“Patents”: all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 5, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein.

“Pledged Equity Interests”: all Pledged LLC Interests, Pledged Partnership Interests, Pledged Stock and Pledged Trust Interests.

“Pledged LLC Interests”:

(i) all interests in any limited liability company, including, without limitation, all limited liability company interests listed on Schedule 4 and any certificates, if any, representing such limited liability company interests and any interest of the Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest;

(ii) any and all moneys due and to become due to the Grantor now or in the future by way of a distribution made to the Grantor in its capacity as a holder of interests in any such limited liability company or otherwise in respect of the Grantor’s interest as a holder of interests in any such limited liability company;

(iii) any other property of any such limited liability company to which the Grantor now or in the future may be entitled in respect of its interests in any such limited liability company by way of distribution, return of capital or otherwise; and

(iv) to the extent not otherwise included, all Proceeds of any or all of the foregoing; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Pledged Notes”: all promissory notes listed on Schedule 4, all Intercompany Notes at any time issued to the Grantor and all other promissory notes issued to or held by the Grantor (other than promissory notes issued in connection with extensions of trade credit by the Grantor in the ordinary course of business).

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“Pledged Partnership Interests”:

(i) all interests in any partnership, including, without limitation, all limited partnership interests listed on Schedule 4 and any certificates, if any, representing such limited liability company interests and any interest of the Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest;

(ii) any and all moneys due and to become due to the Grantor now or in the future by way of a distribution made to the Grantor in its capacity as a general partner or limited partner, as the case may be, in any such partnership or otherwise in respect of the Grantor’s interest as a general partner or limited partner, as the case may be, in any such partnership;

(iii) any other property of any such partnership to which the Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such partnership by way of distribution, return of capital or otherwise; and

(iv) all Proceeds of any or all of the foregoing; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Pledged Stock”: all shares of capital stock of a corporation, including, without limitation, the shares of capital stock listed on Schedule 4 under the heading “Pledged Stock”, and the certificates, if any, representing such shares and any interest of the Grantor in the entries on the books and records of the issuer of such shares or on the books and records of any securities intermediary pertaining to the shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivables or otherwise distributed in respect of or in exchange for any or all of such shares, any other warrant, right or option to acquire any of the foregoing, and all Proceeds of any or all of the foregoing; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Pledged Trust Interests” shall mean all interests of the Grantor now owned or hereafter acquired in a Delaware business trust or other trust, including all trust interests listed on Schedule 4 under the heading “Pledged Trust Interests” and the certificates, if any, representing such trust interests and any interest of the Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall more than 65% of the total outstanding trust interests of a Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Related Property, collections thereon or distributions or payments with respect thereto.

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“Receivable”: any right to payment for goods sold or Leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account). References herein to Receivables shall include any obligation or collateral securing such Receivable.

“Receivable Records”: as defined in Section 6.2.

“Relevant Agent”: the Senior Collateral Agent prior to the payment in full of the Senior Obligations, and the Designated Agent thereafter.

“Secured Parties”: the Collateral Agents, the Designated Agent, if any, the Lenders and each of their respective successors and assigns.

“Securities Act”: the Securities Act of 1933, as amended.

“Senior Collateral Agent”: “Collateral Agent” as defined in the Senior Debt Agreement.

“Sprint Collateral Agent”: as set forth in the preamble of this Agreement.

“Tax Code”: the United States Internal Revenue Code of 1986, as amended from time to time.

“Trademark Licenses”: any and all agreements, whether written or oral, providing for the grant by or to the Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

‘Trademarks”: all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 5 hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing.

“Trade Secret Licenses”: any and all agreements, whether written or oral, providing for the grant by or to the Grantor of any right in or to Trade Secrets, including, without limitation, any of the foregoing referred to in Schedule 5.

“Trade Secrets”: all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or describing such information.

“UCC”: the New York UCC or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

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“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Virgin Collateral Agent”: as set forth in the preamble of this Agreement.

“VMU Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement, dated as of July     , 2006 (as amended, supplemented or otherwise modified from time to time), made by Virgin Mobile USA, LLC and such other Persons as may become party thereto in favor of the Collateral Agents.

1.2. Other Definitional Provisions; Rights of Secured Parties. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the Grantor’s Collateral or the relevant part thereof.

(d) The Secured Parties’ rights under this Agreement shall in all events be subject to the provisions of the Subordination Agreement.

(e) Each payment made to the Collateral Agents pursuant to the guarantee in Section 2 or as proceeds of or realization on the Collateral shall be paid to each Collateral Agent on a ratable basis based on the percentage which the Obligations owing to such Collateral Agent and the Secured Parties for which it acts as agent constitutes of the total Obligations on the date of such payment. When used in relation to the Collateral Agents hereunder, the term “ratable” shall have the meaning set forth in the immediately preceding sentence.

(f) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Secured Parties on the Collateral or of any Liens granted to either Collateral Agent for the benefit of the Secured Parties and notwithstanding any provision of the UCC, or any applicable law or decision or the Loan Documents or the Senior Documents or any other circumstance whatsoever, each Secured Party hereby agrees that any Lien on the Collateral securing the Obligations now or hereafter held by either Collateral Agent or any Secured Party, regardless of how acquired, shall be on a pari passu basis as among each Secured Party.

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SECTION 2. GUARANTEE1

2.1. Guarantee. (a) The Grantor hereby [jointly and severally]2 unconditionally and irrevocably, guarantees, as a primary obligor and not merely as a surety, to each Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Loan Party when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations owed to such Collateral Agent and the Secured Parties for which it acts as agent.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Grantor hereunder and under the other Loan Documents shall in no event exceed the maximum amount which can be guaranteed by the Grantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) The Grantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Grantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agents or any other Secured Party hereunder.

(d) The guarantees contained in this Section 2 shall remain in full force and effect until all the Obligations shall have been satisfied by payment in full and the Revolving Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e) No payment made by any Loan Party, any other guarantor or any other Person or received or collected by any Collateral Agent or any Lender from any Loan Party, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Grantor hereunder which shall, notwithstanding any such payment, remain liable for the Obligations up to the maximum liability of the Grantor hereunder until the Obligations are paid in full and the Revolving Commitments are terminated.

2.2. Right of Contribution. The Grantor hereby agrees that to the extent that the Grantor shall have paid more than its proportionate share of any payment made hereunder, the Grantor shall be entitled to seek and receive contribution from and against any Guarantor which has not paid its proportionate share of such payment. The Grantor’s right of contribution shall be subject to terms and conditions of Section 2.3. The provisions of this Section 2.2. shall in no respect limit the obligations and liabilities of the Grantor to the Collateral Agents and the other Secured Parties, and the Grantor shall remain liable to the Collateral Agents and the other Secured Parties for the full amount guaranteed by the Grantor.

[1]

The guarantee set forth in Section 2 shall only be required to the extent such guarantee will not result in adverse tax consequences for Holdings or the Borrower or any Permitted Investor, as determined in the good faith judgment of Holdings or the Borrower or such Permitted Investor, in consultation with the Lenders.

[2]	If multiple Grantors.

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2.3. No Subrogation. Notwithstanding any payment made by the Grantor hereunder to or any set-off or application of funds of the Grantor by the Collateral Agents or any Lender, the Grantor shall not be entitled to be subrogated to any of the rights of the Collateral Agents or any Lender against any Loan Party or any collateral security or guarantee or right of offset held by the Collateral Agents or any Lender for the payment of the Obligations, nor shall the Grantor seek or be entitled to seek any contribution or reimbursement from any Loan Party in respect of payments made by the Grantor hereunder, until all amounts owing to the Collateral Agents and the Lenders by the Borrower on account of the Obligations are paid in full and the Revolving Commitments are terminated. If any amount shall be paid to the Grantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Grantor in trust for the Collateral Agents and the Lenders, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Collateral Agents on a ratable basis in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agents, if required), to be applied against the Obligations, whether matured or unmatured, in such order as each Collateral Agent may determine.

2.4. Amendments, etc. with respect to the Obligations. The Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Grantor and without notice to or further assent by the Grantor, any demand for payment of any of the Obligations made by the Collateral Agents or any Lender maybe rescinded by any Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as any Collateral Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5. Guarantee Absolute and Unconditional. The Grantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors

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with respect to the Obligations. The Grantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, any of the Guarantors or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties from the Obligations, or of the Grantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Grantor, the Collateral Agents or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Loan Parties or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Loan Parties or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of either Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6. Reinstatement. The guarantees contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7. Payments. The Grantor hereby guarantees that payments hereunder will be paid to the Collateral Agents on a ratable basis in immediately available funds without set-off or counterclaim in Dollars at their respective Funding Office.

SECTION 3. GRANT OF SECURITY INTEREST

The Grantor hereby assigns and transfers to each Collateral Agent, and hereby grants to each Collateral Agent an equal and ratable security interest, for the ratable benefit of the Secured Parties, in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) all Accounts;

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(b) all Chattel Paper;

(c) all Commercial Tort Claims;

(d) all Deposit Accounts;

(e) all Documents (other than title documents with respect to vehicles);

(f) all General Intangibles;

(g) Goods;

(h) all Instruments;

(i) all Insurance;

(j) all Investment Property;

(k) all Letter-of-Credit Rights;

(l) all Money;

(m) all other personal property not otherwise described above (except for any property specifically excluded from any clause in this section, and any property specifically excluded from any defined term used in any clause of this section above);

(n) all books and records pertaining to items described in clauses (a) through (m) above; and

(o) all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, in no event shall the security interest granted under this Section 3 attach to or the term “Collateral” include (a) any Lease, license, contract, property rights or agreement to which the Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such Lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property

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rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (b) more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary; (c) applications filed in the U.S. Patent and Trademark Office to register Trademarks or service marks on the basis of the Grantor’s “intent to use” such marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted whereupon such application shall be automatically subject to the lien granted herein and deemed included in the Collateral; or (d) any property to the extent that such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law.

SECTION 4. REPRESENTATIONS AND WARRANTIES

The Grantor hereby represents and warrants to each of the Secured Parties that:

4.1. No Change. Since December 31, 2005, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.2. Existence; Compliance with Law. The Grantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.3. Power; Authorization; Enforceable Obligations. The Grantor has the power and authority, and the legal right, to make, deliver and perform this Agreement. The Grantor has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement except consents, authorizations, filings and notices described in Schedule 1 (i), which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. This Agreement has been duly executed and delivered on behalf of the Grantor. This Agreement constitutes a legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.4. No Legal Bar. The execution, delivery and performance of this Agreement will not violate any Requirement of Law or any Contractual Obligation of the Grantor and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by this Agreement).

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4.5. Litigation. Except as set forth on Schedule 8, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Grantor, threatened by or against the Grantor or against any of its properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.6. No Default. No Default or Event of Default has occurred and is continuing. The Grantor is not in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.

4.7. Taxes. The Grantor has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Grantor); no tax Lien has been filed, and, to the knowledge of the Grantor, no claim has been asserted in writing, with respect to any such tax, fee or other charge.

4.8. ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. The Grantor has not had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and the Grantor would not become subject to any material liability under ERISA if the Grantor were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

4.9. Accuracy of Information, etc. No statement or information contained in this Agreement or any other document, certificate or written statement furnished by or on behalf of the Grantor to the Collateral Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement, the Credit Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact

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known to the Grantor that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Collateral Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.10. Solvency. The Grantor is, and after giving effect to the incurrence of the obligations in connection herewith and with the other Loan Documents, will be, Solvent.

4.11. Investment Company Act; Other Regulations. The Grantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Grantor is not subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.12. Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens, including liens arising as a result of the Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another person. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of either Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement, or financing statements for which proper termination statements will be delivered to the Collateral Agents on or prior to the date hereof.

No tangible personal property of the Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage or entrustment.

4.13. Priority of Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 1(ii) (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agents in duly completed and duly executed form, as applicable, and may be filed by any Collateral Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Collateral Agents, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof, and (b) are prior to all other Liens on the Collateral in existence on the date hereof, except for Liens permitted to exist on the Collateral by the Credit Agreement. Without limiting the foregoing, the Grantor has taken all actions necessary or desirable, including those specified in Section 5.4 to (i) if requested by the Relevant Agent, Designated Agent, if any, or either Collateral Agent, establish the Relevant Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the New York UCC) and (ii) if requested by the Designated Agent, if any, or either Collateral Agent, establish the Relevant Agent’s “control” (within the meaning of Section 9-104 of the New York UCC) over all Deposit Accounts.

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4.14. Jurisdiction of Organization; Chief Executive Office. The Grantor’s exact legal name (as indicated in the public record of the Grantor’s jurisdiction of organization), jurisdiction of organization, organizational identification number, if any, from the jurisdiction of organization, and the location of the Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 2. The Grantor has furnished to each Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof. The Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as specified on Schedule 2, the Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another person, which has not heretofore been terminated.

4.15. Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 3. Within the five years preceding execution of this Agreement, the Grantor has not changed the location of a material portion of its Inventory and Equipment that is included in the Collateral except as otherwise disclosed on Schedule 3.

4.16. Investment Related Property and Deposit Accounts. (a) Schedule 4 hereto sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests, respectively, owned by the Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 4 sets forth under the heading “Pledged Notes” all of the Pledged Notes owned by the Grantor and all of such Pledged Notes have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and are not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to the Grantor. Schedule 4 sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which the Grantor has an interest. The Grantor is the sole entitlement holder or customer of each such account, and the Grantor has not consented to or is otherwise aware of any person (other than the Relevant Agent) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account, in each case in which the Grantor has an interest, or any securities, commodities or other property credited thereto.

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(b) The shares of Pledged Equity Interests pledged by the Grantor hereunder constitute all of the issued and outstanding shares of all classes of Equity Interests in each Issuer owned by the Grantor or, in the case of Excluded Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.

(c) All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.

(d) As of the date hereof, the terms of any Pledged LLC Interests and Pledged Partnership Interests do not expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction).

(e) The Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Related Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except Liens permitted to exist on the Collateral by the Credit Agreement and the security interest created by this Agreement.

4.17. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.18. Receivables. (a) No amount payable to the Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Relevant Agent.

(b) None of the obligors on any Receivables in excess of $5,000,000 in the aggregate is a Governmental Authority.

(c) Each Receivable (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) is not and will not be subject to any set-offs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable laws and regulations.

4.19. Intellectual Property. (a) Schedule 5(i) lists completely and accurately all Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration and all material unregistered Intellectual Property, in each case which is owned by the Grantor and recorded in its own name and Schedule 5(ii) lists all material (1) Copyright Licenses, (2) Patent Licenses, (3) Trademark Licenses and (4) Trade Secret Licenses.

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(b) The Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 5(i), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens and licenses, except for the licenses set forth on Schedule 5(ii).

(c) All Patents, Trademarks and Copyrights are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and the Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect.

(d) No holding, decision or judgment has been rendered in any action or proceeding of any Governmental Authority which would limit, cancel or question the validity of, or the Grantor’s rights in, any Intellectual Property, and no such action or proceeding is pending or, to the best of the Grantor’s knowledge, threatened.

(e) The Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of the Grantor.

(f) The Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks and has taken reasonable actions necessary to insure that all licensees of the Trademark Collateral owned by the Grantor use such adequate standards of quality.

(g) To the best of the Grantor’s knowledge, the conduct of the Grantor’s business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party; and no written claim has been made that the use of any Intellectual Property owned or used by the Grantor (or any of its respective licensees) violates the asserted rights of any third party.

(h) To the best of the Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by the Grantor, or any of its respective licensees.

(i) Except as set forth on Schedule 5(iii), no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by the Grantor or to which the Grantor is bound that adversely affect the Grantor’s rights to own or use any Intellectual Property.

(j) Except as set forth in Schedule 5(ii), none of the Intellectual Property listed on Schedule 5(i) is the subject of any material licensing agreement pursuant to which the Grantor is the licensor.

4.20. Commercial Tort Claims. The Grantor has no Commercial Tort Claims.

4.21. Letters of Credit and Letter-of-Credit Rights. As of the date hereof, the Grantor is not a beneficiary or assignee under any Letter of Credit.

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4.22. Contracts. (a) The security interest in the Grantor’s right, title and interest in and to any Contract includes, but is not limited to:

(i) all (A) rights to payment and services under such Contract and (B) payments due and to become due under any Contract, in each case whether as contractual obligations, damages or otherwise; and

(ii) all of its claims, rights, powers, or privileges and remedies under each Contract (the Contracts, together with all of the foregoing in this Section 4.22 (the “Contract Rights”));

provided, however, that until the occurrence and continuance of an Event of Default, notwithstanding anything else herein to the contrary, the Grantor may, subject to the terms and provisions of the Credit Agreement, exclusively exercise all the Grantor’s rights, powers, privileges and remedies under the Contracts.

(b) Schedule 6 sets forth all of the Material Contracts in which the Grantor has any right, title or interest.

(c) Except as set forth on Schedule 6, no Material Contract prohibits assignment or encumbrance by the Grantor or requires or purports to require consent of, or notice to, any party (other than the Grantor) to any Material Contract in connection with the execution, delivery and performance of this Agreement, including the exercise of remedies by either Collateral Agent with respect to such Material Contract, except for such consents that have been obtained and such notices that have been given.

(d) Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor party thereto and (to the best of the Grantor’s knowledge) each other party thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(e) The right, title and interest of the Grantor in, to and under the Material Contracts are not subject to any defenses, rights of recoupment or claims.

(f) Neither the Grantor nor (to the best of the Grantor’s knowledge) any of the other parties to the Material Contracts is in default in the performance or observance of any of the terms thereof.

(g) No amount payable to the Grantor under or in connection with any Contract which has a value in excess of $250,000 individually or $250,000 in the aggregate is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Relevant Agents or constitutes Electronic Chattel Paper that is not under the control (within the meaning of Section 9-105 of the New York UCC) of the Relevant Agent.

(h) None of the parties to any Material Contract is a Governmental Authority.

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4.23. Credit Agreement. The Grantor hereby makes each of the representations and warranties set forth in Sections 3.1, 3.11 and 3.12 of the Credit Agreement.

SECTION 5. COVENANTS

The Grantor covenants and agrees that, from and after the date of this Agreement until the Obligations shall have been paid in fall and the Revolving Commitments shall have terminated:

5.1. Maintenance of Existence; Compliance. The Grantor shall: (a)(i) preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.2. Inspection of Property; Books and Records; Discussions. The Grantor shall: (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice, at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Grantor with officers and employees of the Grantor and with its independent certified public accountants.

5.3. Notices. The Grantor shall promptly give notice to the Collateral Agent of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of the Grantor or (ii) litigation, investigation or proceeding that may exist at any time between the Grantor and any Governmental Authority, that in either case, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation, investigation or proceeding affecting the Grantor (i) in which the amount involved is $5,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought that, if enforced, would be of similar impact or (iii) which relates to any Loan Document;

(d) the following events, as soon as possible and in any event within 30 days after the Grantor knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Grantor or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

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(e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

(f) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially adversely affect the ability of either Collateral Agent to exercise any of its remedies hereunder; and

(g) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

Each notice pursuant to this Section 5.3 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Grantor proposes to take with respect thereto.

5.4. Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Related Property and Deposit Accounts. (a) If any amount payable under or in connection with any of the Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be immediately delivered to the Relevant Agent, duly endorsed in a manner satisfactory to the Relevant Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by the Grantor as of the date hereof shall be delivered on the date hereof.

(b) If any Collateral is or shall become evidenced or represented by an Uncertificated Security, the Grantor shall cause the Issuer thereof either (i) to register the Relevant Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with the Grantor and the Relevant Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Relevant Agent without further consent of the Grantor, and such actions shall be taken on or prior to the date hereof with respect to any Uncertificated Securities owned as of the date hereof by the Grantor.

(c) If any of the Collateral is or shall become evidenced or represented by a Commodity Contract, the Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with the Grantor and the Relevant Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Relevant Agent without further consent of the Grantor, in such form as shall be reasonably acceptable to the Relevant Agent.

5.5. Maintenance of Insurance. The Grantor shall (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

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5.6. Payment of Obligations. Except as would not reasonably be expected to have a Material Adverse Effect, the Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case maybe, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.7. Maintenance of Perfected Security Interest, Further Documentation. (a) The Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.13 and, subject to Liens permitted to exist on the Collateral by the Credit Agreement, shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of the Grantor under the Loan Documents to dispose of the Collateral.

(b) The Grantor will furnish to the Collateral Agents and the Lenders from time to time statements and schedules further identifying and describing the assets and property of the Grantor and such other reports in connection therewith as either Collateral Agent or the Designated Agent (if any) may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of either Collateral Agent or the Designated Agent (if any), and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as such agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any initial or amendment financing statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Related Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Relevant Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto and (iii) filing any intellectual property security agreement with the appropriate intellectual property registry.

5.8. Fundamental Changes. The Grantor shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or permit any change to its organizational stmeture.

5.9. Capital Stock. The Grantor shall not dispose of any shares of the Capital Stock in the Borrower to any Person.

5.10. [RESERVED]

5.11. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any

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management, advisory or similar fees, with any Affiliate (other than the IPO Company, Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) contemplated by the JV Agreements (as defined in the LLC Agreement), (b)(i) permitted under this Agreement, (ii) in the ordinary course of business of the Grantor, and (iii) upon fair and reasonable terms not materially less favorable to the Grantor than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, or (c) reasonably necessary to consummate a Holdings Transaction and an IPO.

5.12. Changes in Locations, Name, etc. The Grantor will not, except upon 30 days’ prior written notice to the Collateral Agents and the Designated Agent (if any) and delivery to the Collateral Agents and the Designated Agent (if any) of all additional financing statements and other documents reasonably requested by either Collateral Agent or the Designated Agent (if any) to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.14;

(ii) change its name, identity or organizational structure; or

(iii) change its address to such an extent that any financing statement filed by either Collateral Agent in connection with this Agreement would become factually incorrect.

5.13. Investment Related Property. (a) If the Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity Interests, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Relevant Agent and the other Secured Parties, hold the same in trust for the Relevant Agent and the other Secured Parties and promptly deliver the same forthwith to the Relevant Agent in the exact form received, duly indorsed by the Grantor to the Relevant Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Grantor to be held by the Relevant Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Related Property upon the liquidation or dissolution of any Issuer shall be paid over to the Relevant Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Related Property or any property shall be distributed upon or with respect to the Investment Related Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agents, be delivered to the Senior Collateral Agent until the Senior Obligations are paid in full and the Collateral Agents (on a ratable basis) thereafter to be held by it or them, as the case may be, as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Related Property shall be received by the Grantor, the Grantor shall, until such money or property is paid or delivered to the Relevant Agent, hold such money or property in trust for the Relevant Agent and the other Secured Parties, segregated from other funds of the Grantor, as additional collateral security for the Obligations.

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(b) Without the prior written consent of the Relevant Agent, the Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Related Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Related Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of the Grantor or the Relevant Agent to sell, assign or transfer any of the Investment Related Property or Proceeds thereof.

5.14. Contracts. (a) The Grantor shall perform and comply in all material respects with all its obligations under the Material Contracts.

(b) None of the Collateral Agents, the Designated Agent (if any) nor the other Secured Parties shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Secured Parties or any payment relating to any Contract pursuant hereto, nor shall the Secured Parties be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.15. Receivables. (a) Other than in the ordinary course of business consistent with its past practice and except as would not reasonably be expected to have a Material Adverse Effect, the Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) The Grantor will deliver to the Collateral Agents and the Designated Agent (if any) a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

(c) The Grantor shall perform and comply in all material respects with all of its obligations with respect to the Receivables.

5.16. Intellectual Property. (a) The Grantor (either itself or through licensees) will not knowingly do any act, or omit to do any act, whereby any of its Intellectual Property may lapse, become forfeited, abandoned, unenforceable or dedicated to the public or which would adversely affect the validity, grant or enforceability of the security interest granted therein, except for such Intellectual Property that is not in use, is not planned to be used in the future and has negligible value.

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(b) The Grantor (either itself or through licensees) will (i) continue to use each Trademark, whether owned or licensed, on each and every trademark class of goods on which it currently uses such Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) not adopt or use any mark which is confusingly similar to such Trademark unless the Collateral Agents, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (iv) not knowingly (nor knowingly permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any Trademark is likely to become invalidated or impaired in any way, except for such Trademarks which are not in use, are not planned to be used in the future and have negligible value.

(c) The Grantor (either itself or through licensees) will not knowingly do any act that uses any Intellectual Property owned, held or used by the Grantor in its own name to infringe the intellectual property rights of any other Person.

(d) The Grantor will promptly notify the Collateral Agents, the Designated Agent (if any) and the Lenders if it knows, or has a reasonable basis for knowing, that any application or registration relating to any Intellectual Property that is material to the business of the Grantor in its own name is likely to become forfeited, abandoned or dedicated to the public, or of any adverse determination (including, without limitation, the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding the Grantor’s ownership of, or the validity of, any material Intellectual Property owned, held or used by the Grantor in its own name, or the Grantor’s right to register the same or to own and maintain the same.

(e) Promptly upon the Grantor’s acquisition or creation of any copyrightable work that is material, invention, trademark or other material Intellectual Property, the Grantor shall take all reasonable steps to pursue an application for registration thereof with the United States Copyright Office, the United States Patent and Trademark Office or any other appropriate office. Whenever the Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Grantor shall report such filing to each Collateral Agent and the Designated Agent (if any) within 15 Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of either Collateral Agent, the Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as such Collateral Agent may reasonably request to evidence such Collateral Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

(f) The Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United

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States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application (and to pursue the relevant registration) and to maintain each registration of the Intellectual Property currently scheduled as registered on Schedule 5(i), including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except for those items of Intellectual Property that are no longer in use or planned on being used in the future and which have negligible value.

(g) In the event that any material Intellectual Property owned by the Grantor in its own name is infringed, misappropriated or diluted by a third party, the Grantor shall take such actions as the Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, including, if such Intellectual Property is of material economic value, to promptly notify each Collateral Agent and the Designated Agent (if any) after it learns thereof and sue for infringement, misappropriation or dilution where appropriate, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(h) The Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not, as of the date hereof, a part of the Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral, (iii) the Grantor shall give prompt (and, in any event within five Business Days after the last day of the fiscal quarter in which the Grantor acquires such ownership interest) written notice thereof to each Collateral Agent and the Designated Agent in accordance herewith, and (iv) it shall provide each Collateral Agent promptly (and, in any event within fifteen Business Days after the last day of the fiscal quarter in which the Grantor acquires such ownership interest) with an amended Schedule 5 and take the actions specified in Section 5.16(i).

(i) The Grantor agrees to execute from time to time an Intellectual Property Security Agreement with respect to its Intellectual Property in such form reasonably requested by either Collateral Agent in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority, and such Intellectual Property Security Agreement shall be executed and delivered on or prior to the date hereof with respect to any Intellectual Property identified on Schedule 5 as of the date hereof.

(j) The Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets material to its business, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.

(k) The Grantor shall use proper statutory notice in connection with its use of any of the Intellectual Property.

5.17. Vehicles. With respect to any Vehicles acquired by the Grantor after the occurrence of and during the continuation of an Event of Default, within 30 days after the date of acquisition thereof, all applications for certificates of title/ownership indicating the Relevant Agent’s first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which either Collateral Agent shall deem advisable to perfect its security interests in the Vehicles.

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5.18. Commercial Tort Claims. The Grantor shall advise each Collateral Agent and the Designated Agent (if any) promptly of any Commercial Tort Claim held by the Grantor with a potential value in excess of $250,000 and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Collateral Agents to grant an equal and ratable security interest under the terms and provisions of this Agreement in such Commercial Tort Claim to the Collateral Agents for the ratable benefit of the Secured Parties.

5.19. Holding Company Status. Notwithstanding anything herein or any other Loan Document to the contrary, the Grantor shall not (i) conduct, transact or otherwise engage in, or commit to conduct, transact to otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the [Borrower/Holdings], (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law and (y) obligations with respect to its Capital Stock, (iii) own, invest in, lease, manage or otherwise operate any properties or assets (including cash and cash equivalents (other than cash and cash equivalents received and applied in accordance with, or retained as permitted by, the Credit Agreement), other than the ownership of shares of Capital Stock of the [Borrower/Holdings], (iv) create, permit or suffer to exist any Lien upon the Capital Stock of the [Borrower/Holdings] other than pursuant to this Agreement and (v) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

5.20. Compliance by Grantor and Subsidiaries. The Grantor hereby agrees that, so long as the Revolving Commitments remain in effect or any Revolving Loan or other amount is owing to any Lender hereunder, the Grantor shall comply with the covenants and agreements set forth in Sections 2.6, 5.1, 5.2, 6.1 and 6.12 of the Credit Agreement, and shall cause each of its Subsidiaries to comply with the covenants and agreements set forth in the Loan Documents that are applicable to such Subsidiary.

5.21. LLC Agreement. The Grantor shall not amend, supplement or otherwise modify the LLC Agreement in any manner that could reasonably be expected to be adverse to the Lenders.

SECTION 6. REMEDIAL PROVISIONS

6.1. Certain Matters Relating to Receivables. (a) Each Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as such Collateral Agent may require in connection with such test verifications. At any time and from time to time, upon either Collateral Agent’s request and at the expense of the Grantor, the Grantor shall cause independent public accountants or others satisfactory to the Collateral Agents to furnish to each Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

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(b) The Collateral Agents hereby authorize each Grantor to collect the Grantor’s Receivables in the manner deemed necessary or advisable by the Grantor. If required by either Collateral Agent or the Designated Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by the Grantor (but prior to the payment in full of the Senior Obligations, only to the extent not expressly prohibited by the terms of the Subordination Agreement), (i) shall be forthwith (and, in any event, within two Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the Designated Agent if required, in a Collateral Account maintained under the control (within the meaning of Section 9-104 or Section 9-106 of the New York UCC) of the Designated Agent, subject to withdrawal by the Designated Agent for the account of the Collateral Agents only as provided in Section 6.5, and (ii) until so turned over, shall be held by the Grantor in trust for the Designated Agent, for the benefit of the Collateral Agents, segregated from other funds of the Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At either Collateral Agent’s request, the Grantor shall deliver to the Relevant Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2. Communications with Obligors; Grantor Remains Liable. (a) Each Collateral Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to such Collateral Agent’s satisfaction the existence, amount and terms of any Receivables (the “Receivable Records”).

(b) Each Collateral Agent may at any time notify, or require the Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract of the security interest of the Collateral Agents therein. In addition, upon the occurrence and during the continuance of an Event of Default, each Collateral Agent may upon written notice to the Grantor, notify, or require the Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Senior Collateral Agent until the Senior Obligations are paid in full and the Collateral Agents (on a ratable basis) thereafter.

(c) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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6.3. Pledged Equity Interests. (a) Unless an Event of Default shall have occurred and be continuing and either Collateral Agent or the Designated Agent shall have given notice to the Grantor of such Collateral Agent’s or the Designated Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), the Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or organizational rights with respect to the Investment Related Property; provided, however, that no vote shall be cast or organizational right exercised or other action taken which, in either Collateral Agent’s reasonable judgment, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and either Collateral Agent shall give notice of its intent to exercise such rights to the Grantor (but prior to the payment in full of the Senior Obligations, only to the extent not expressly prohibited by the terms of the Subordination Agreement), (i) the Collateral Agents shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Related Property and make application thereof to the Obligations in such order as the Collateral Agents may determine, and (ii) any or all of the Investment Related Property shall be registered in the name of the Designated Agent or its nominee, and the Designated Agent or its nominee may thereafter exercise (x) all voting, organizational and other rights pertaining to such Investment Related Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Related Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Related Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by the Grantor or the Designated Agent (or its nominee) of any right, privilege or option pertaining to such Investment Related Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Related Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Designated Agent may determine), all without liability except to account for property actually received by it, but neither the Designated Agent nor any Collateral Agent shall have any duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) The Grantor hereby authorizes and instructs each Issuer of any Investment Related Property pledged by the Grantor hereunder to comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that each Issuer shall be fully protected in so complying.

6.4. Proceeds to be Turned Over To Collateral Agents. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing (and prior to the payment in full of the Senior Obligations, only to the extent not expressly prohibited by the terms of the Subordination Agreement) all

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Cash Proceeds received by the Grantor shall be held by the Grantor in trust for the Secured Parties, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Collateral Agents in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agents, if required). All Proceeds received by the Collateral Agents hereunder shall be held by the Collateral Agents in a Collateral Account maintained under their control or the control of the Designated Agent (within the meaning of Section 9-105 or Section 9-106 of the New York UCC). All Proceeds while held by the Collateral Agents or the Designated Agent in such a Collateral Account (or by the Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5. Application of Proceeds. At such intervals as may be agreed upon by the Grantor and the Collateral Agents, or, if an Event of Default shall have occurred and be continuing (and prior to the payment in full of the Senior Obligations, only to the extent not expressly prohibited by the terms of the Subordination Agreement), at any time at either Collateral Agent’s election, the Collateral Agents may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Designated Agent or the Collateral Agents of the remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to the Collateral Agents, to pay incurred and unpaid interest, fees and expenses of the Secured Parties under the Loan Documents (including fees and expenses relating to the Designated Agent);

Second, ratably to the Collateral Agents, for application by them towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, ratably to the Collateral Agents, for application by them towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Revolving Commitments under the Credit Agreement shall have terminated or expired, shall be paid over to the Borrower or to whomsoever maybe lawfully entitled to receive the same.

In the event any Collateral Agent receives any payment to which it is not entitled under this Section 6.5 (but prior to the payment in full of the Senior Obligations, only to the extent not expressly prohibited by the terms of the Subordination Agreement), such Collateral Agent shall be deemed to hold all of such proceeds in trust for the benefit of the other Collateral Agent and the other Secured Parties and shall promptly deliver such payment to any party entitled thereto for application in accordance with this Section 6.5.

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6.6. Code and Other Remedies. If an Event of Default shall occur and be continuing (and prior to the payment in full of the Senior Obligations, only to the extent not expressly prohibited by the terms of the Subordination Agreement):

(a) each Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Any Collateral not otherwise required to be delivered to the Collateral Agents in accordance with this Agreement shall be delivered to the Collateral Agents or the Designated Agent, at the request of either Collateral Agent, after an Event of Default has occurred and is continuing. Without limiting the generality of the foregoing, each Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, Lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or Contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released.

(b) the Grantor further agrees, at either Collateral Agent’s request, to assemble the Collateral and make it available to such Collateral Agent at places which such Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere. Each Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable and documented costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral, including, without limitation, reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agents may elect (subject to Section 6.5), and only after such application and after the payment by the Collateral Agents of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agents account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(c) in the event of any disposition of any of the Trademarks, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and with respect to any Intellectual Property Collateral, the Grantor shall supply the Collateral Agents or their respective designees with the Grantor’s know-how and expertise, and

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with records, documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to such Intellectual Property Collateral subject to such disposition, and the Grantor’s customer lists pertaining thereto, subject to appropriate confidentiality undertakings on the part of any person receiving such proprietary information.

(d) solely for the purpose of enabling each Collateral Agent to exercise rights and remedies under this Section 6.6, and at such time as such Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to each Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property Collateral now owned or hereafter acquired by the Grantor, and wherever the same may be located.

(e) Neither Collateral Agent shall have any obligation to marshal any of the Collateral.

6.7. Registration Rights. (a) If either Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests pursuant to Section 6.6, and if in the opinion of such Collateral Agent it is necessary or advisable to have the Pledged Equity Interests, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors, managers and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as maybe, in the opinion of such Collateral Agent, necessary or advisable to register the Pledged Equity Interests, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of such Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which such Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) The Grantor recognizes that the Collateral Agents may be unable to effect a public sale of any or all the Pledged Equity Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Neither

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Collateral Agent shall be under any obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) The Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. The Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agents and the Lenders, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8. Deficiency. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable and documented fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

6.9. Contract Remedies. The Secured Parties shall have the rights set forth in Article VI hereof, and in addition may (i) enforce all remedies, rights, powers and privileges of the Grantor under any Contract, (ii) sell any or all of the Contract Rights at public or private sale upon at least 10 days’ prior written notice and/or (iii) substitute itself or any nominee or trustee in lieu of the Grantor as party to the Contract.

SECTION 7. THE COLLATERAL AGENT

7.1. Collateral Agents’ Appointments as Attorneys-in-Fact, etc. (a) The Grantor hereby irrevocably constitutes and appoints each Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives each Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following:

(i) in the name of the Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by such Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

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(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as such Collateral Agent may request to evidence the Collateral Agents’ and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of the Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to such Collateral Agent or as such Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as such Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as such Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agents were the absolute owner thereof for all purposes, and do, at such Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which such Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agents’ and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, each Collateral Agent severally, but not jointly, agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If the Grantor fails to perform or comply with any of its agreements contained herein, either Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

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(c) The expenses of each Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due Revolving Loans under the Credit Agreement, from the date of payment by such Collateral Agent to the date reimbursed by the Grantor, shall be payable by the Grantor to such Collateral Agent on demand.

(d) The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2. Duties of Collateral Agents. Each Collateral Agent’s and any Designated Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as such agent deals with similar property for its own account. None of the Collateral Agents, the Designated Agent (if any), any Secured Party nor any of their respective officers, directors, employees, affiliates or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agents and the other Secured Parties hereunder are solely to protect the Collateral Agents’ and the Secured Parties’ interests in the Collateral and shall not impose any duty upon either Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agents and the other Secured Parties shall be severally, but not jointly, accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, attorneys and other advisors, attorneys-in-fact, affiliates, or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3. Authorization of Financing Statements. Pursuant to any applicable law, the Grantor authorizes each Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Grantor in such form and in such offices as such Collateral Agent determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agents under this Agreement. The Grantor authorizes each Collateral Agent to use collateral descriptions that describe the Collateral in an overbroad manner, such as “all personal property, whether now owned or hereafter acquired”, in any such financing statements.

7.4. Authority of Collateral Agents. The Grantor acknowledges that the rights and responsibilities of the Collateral Agents under this Agreement with respect to any action taken by either Collateral Agent or the exercise or non-exercise by either Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agents and the other Secured Parties, be governed by the Credit Agreement, the Subordination Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agents and the Grantor, each Collateral Agent shall be conclusively presumed to be

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acting as agent for the Secured Parties for which it acts as agent with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5. Successor Collateral Agents. Each Collateral Agent may resign as Collateral Agent upon 10 days’ notice to the Lenders and the Grantor. If either Collateral Agent shall resign as a Collateral Agent under this Agreement and the other Loan Documents, then the Lenders that appointed such retiring Collateral Agent shall appoint a successor Collateral Agent, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) of the Credit Agreement with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such Collateral Agent, and the term “Collateral Agents” shall mean the non-retiring Collateral Agent and such successor agent effective upon such appointment and approval, and such former Collateral Agent’s rights, powers and duties as a Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any other Loan Document, or any holders of the Loans. If no successor agent has accepted appointment as a Collateral Agent by the date that is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective, and the Lenders that appointed such Collateral Agent shall assume and perform all of the duties of such former Collateral Agent hereunder until such time, if any, as the Lenders that appointed such former Collateral Agent shall appoint a successor agent as provided for above. After any retiring Collateral Agent’s resignation as Collateral Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Collateral Agent under this Agreement and the other Loan Documents.

7.6. Designated Agent.

(a) Pursuant to Section 8.16(a) of the Credit Agreement, the Collateral Agents may execute any of their duties under this Agreement and the other Loan Documents by or through agents or attorneys.

(b) On or prior to the payment in full of the Senior Obligations, each Collateral Agent hereby agrees to jointly and irrevocably designate and appoint an agent (the “Designated Agent”), as the agent of Collateral Agents under the Security Documents, and each such Collateral Agent shall irrevocably authorize the Designated Agent, in such capacity, to take such action on its behalf under the provisions of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Designated Agent by the terms of the Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Security Documents, the Designated Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Documents, or any fiduciary relationship with any Collateral Agent or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Security Documents or otherwise exist against the Designated Agent. The Designated Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel

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concerning all matters pertaining to such duties. The Designated Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(c) If the Collateral Agents are unable to jointly select a Designated Agent on or prior to the payment in full of the Senior Obligations, then any Collateral Agent may request the New York office of the American Arbitration Association to appoint a Designated Agent in an arbitration administered in accordance with its Commercial Arbitration Rules, and such appointment shall be conclusive and binding on each Collateral Agent until such time as the Collateral Agents shall jointly select a successor to such Designated Agent.

SECTION 8. MISCELLANEOUS

8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.1 of the Credit Agreement.

8.2. Notices. All notices, requests and demands to or upon either Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in Section 8.2 of the Credit Agreement; provided that any such notice, request or demand to or upon the Grantor shall be addressed to the Grantor at its notice address set forth on Schedule 7.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by either Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification. (a) The Grantor agrees to pay or reimburse each Secured Party for all its reasonable and documented costs and expenses incurred in collecting against the Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Grantor is a party, including, without limitation, the reasonable and documented fees and disbursements of counsel to each Lender and of counsel to each Collateral Agent.

(b) The Grantor agrees to pay, and to save each Collateral Agent and each other Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

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(c) The Grantor agrees to pay, and to save each Collateral Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 8.5 of the Credit Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of each Collateral Agent and the other Secured Parties; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Collateral Agent.

8.6. Set-Off. The Grantor hereby irrevocably authorizes each Collateral Agent and each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without prior notice to the Grantor, any such notice being expressly waived by the Grantor, to the extent permitted by applicable law and the terms of the Subordination Agreement, upon any amount becoming due and payable by any Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Collateral Agent or such Secured Party to or for the credit or the account of any Grantor, or any part thereof in such amounts as such Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of the Grantor to such Collateral Agent or such Secured Party hereunder. Each Collateral Agent and each Secured Party shall notify the Grantor promptly of any such set-off and the application made by such Collateral Agent or such Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Collateral Agent and each Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Party may have.

8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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8.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantor, the Collateral Agents and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12. Submission to Jurisdiction; Waivers. The Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agents shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13. Acknowledgements. The Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantor, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

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(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantor and the Secured Parties.

8.14. Releases. (a) At such time as the Loans and the other Obligations shall have been paid in full, and the Revolving Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of each Collateral Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor. At the request and sole expense of the Grantor following any such termination, each Collateral Agent shall deliver to the Grantor any Collateral held by such Collateral Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by the Credit Agreement, such Collateral shall be released from the Liens created hereby without delivery of any instrument or performance of any act by any party; provided that each Collateral Agent, at the request and sole expense of the Grantor, shall execute and deliver to the Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, the Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of the Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to each Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.15. WAIVER OF JURY TRIAL. THE GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, each of the undersigned has caused this Holdings Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

[NAME OF HOLDINGS]

By:
Name:
Title:

SOLVENCY CERTIFICATE SIGNATURE PAGE

ACCEPTED AND AGREED as of the date first above written:

SPRINT SPECTRUM L.P., as a Collateral Agent

By:
Name:
Title:

VIRGIN ENTERTAINMENT HOLDINGS, INC., as a Collateral Agent

By:
Name:
Title:

Schedule 1

FILINGS AND OTHER ACTIONS

(i) REQUIRED IN CONNECTION WITH THE EXECUTION, DELIVERY,

PERFORMANCE, VALIDITY AND ENFORCEABILITY OF THE AGREEMENT

(ii) FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Grantor Name	Filing Office

Federal IP Filings

Grantor Name	Filing Office

SOLVENCY CERTIFICATE SIGNATURE PAGE

Schedule 2

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE

OFFICE

Grantor	Jurisdiction of Organization	Identification Number	Location of Chief Executive Office

SOLVENCY CERTIFICATE SIGNATURE PAGE

Schedule 3

LOCATIONS OF INVENTORY AND EQUIPMENT

Grantor	Locations

SOLVENCY CERTIFICATE SIGNATURE PAGE

Schedule 4

DESCRIPTION OF INVESTMENT RELATED PROPERTY

Pledged LLC Interests:

Name of Grantor	Name of Limited Liability Company	Type of Interest	Certificated (Y/N)	Certificate No.	% of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Name of Grantor	Name of Partnership	Type of Interest (e.g., general or limited)	Certificated (Y/N)	Certificate No.	% of Outstanding Partnership Interests of the Partnership

Pledged Stock:

Name of Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Certificate No.	Par Value	No. of Shares	% of Outstanding Stock of the Stock Issuer

Pledged Trust Interests:

Name of Grantor	Name of Trust	Class of Trust Interest	Certificated (Y/N)	Certificate No.	% of Outstanding Trust Interests

SOLVENCY CERTIFICATE SIGNATURE PAGE

Pledged Notes:

Name of Grantor	Issuer	Original Principal Amount	Issue Date	Maturity Date

Securities Account:

Name of Grantor	Name of Securities Intermediary	Account Number	Account Name

Commodities Accounts:

Name of Grantor	Name of Commodities Intermediary	Account Number	Account Name

Deposit Accounts:

Name of Grantor	Name of Depositary Bank	Account Number	Account Name

Schedule 5

Trademark Registrations and Applications

Trademark	Reg. No. (App. No.)	Reg. Date (App. Date)	Record Owner/Liens	Status/Comments

Patents

Patent	Reg. No. (App. No.)	Reg. Date (App. Date)	Record Owner/Liens	Status/Comments

SOLVENCY CERTIFICATE SIGNATURE PAGE

Copyright Registrations

Title of Work	Reg. No.	Reg. Date	Record Owner/Liens	Status/ Comments

Top Level Domain Names

Domain Name	Registered	Expires	Record Owner	Status

License Agreements

Schedule 6

Material Contracts

SOLVENCY CERTIFICATE SIGNATURE PAGE

Schedule 7

NOTICE ADDRESS OF THE GRANTOR

SOLVENCY CERTIFICATE SIGNATURE PAGE

Schedule 8

LITIGATION

EXHIBIT M

FORM OF

SOLVENCY CERTIFICATE

The undersigned hereby certifies, as of July     , 2006, as follows:

1. I am the Chief Financial Officer of Virgin Mobile USA, LLC, a Delaware limited liability company (the “Borrower”).

2. Reference is made to the Subordinated Credit Agreement, dated as of July     , 2006 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”, among the Borrower and Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P., as Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

3. I have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, together with each of the Loan Documents, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4. Based upon my review and examination described in paragraph 3 above, in my capacity as Chief Financial Officer, I certify that as of the date hereof, the Borrower and each of its Subsidiaries is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and with the other Loan Documents, will be and will continue to be, Solvent.

[SIGNATURE PAGE FOLLOWS]

The foregoing certifications are made and delivered as of the date first set forth above.

Name:
Title:

SOLVENCY CERTIFICATE SIGNATURE PAGE

EXHIBIT N

FORM OF

SUBORDINATION AND INTERCREDITOR AGREEMENT

This Subordination and Intercreditor Agreement (the “Agreement”) dated as of July 19, 2006 among (i) JPMorgan Chase Bank, N.A. as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Senior Agent”) for the Senior Creditors (as defined below), (ii) Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P., a Delaware limited partnership (each acting solely in its capacity as a lender under the Subordinated Agreement (as defined below) and not in any other capacity, together with their successors and assigns, the “Subordinated Creditors”), and (iii) Virgin Mobile USA, LLC, a Delaware limited liability company (the “Borrower”).

WHEREAS, the Borrower, the Senior Agent and certain financial institutions and other entities are parties to that certain Amended and Restated Credit Agreement dated as of the date hereof (the “Existing Senior Credit Agreement”), pursuant to which such financial institutions have agreed to restructure certain term loans made pursuant to that certain Credit Agreement, dated as of July 14, 2005; and

WHEREAS, the Borrower and the Subordinated Creditors are parties to that certain Subordinated Revolving Credit Agreement dated as of the date hereof (the “Existing Subordinated Agreement”), pursuant to which the Subordinated Creditors have agreed to make subordinated revolving loans up to $100,000,000 in principal amount at any one time outstanding (the “Subordinated Revolving Commitment”); and

WHEREAS, it is a condition to the effectiveness of the Existing Senior Credit Agreement that this Agreement be executed and delivered by the parties hereto to set forth the respective rights of the Senior Creditors, on the one hand, and the Subordinated Creditors, on the other hand, the subordination of the Subordinated Creditors’ security interests and rights of payment and certain other matters.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. The following terms, as used herein, have the following meanings:

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Cash Management Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any Senior Creditor (or any of its affiliates) in respect of treasury management arrangements, depositary or other cash management services.

“Common Collateral” means all assets that are both Senior Collateral and Subordinated Collateral.

“Comparable Subordinated Security Document” means, in relation to any Common Collateral subject to any Senior Security Document, the Subordinated Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“DIP Financing” has the meaning set forth in Section 7.2.

“Enforcement Action” means, with respect to the Senior Obligations, any demand for payment or acceleration thereof by the Senior Agent in accordance with the terms of the Senior Credit Agreement, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under the Senior Documents or applicable law, including without limitation the exercise of any rights of set-off or recoupment, the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, the seeking of relief from the automatic stay or from any other stay in any Insolvency Proceeding, the conversion of any subsequent case under Chapter 11 of the Bankruptcy Code involving any Borrower or any other Loan Party to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any case under Chapter 11 of the Bankruptcy Code under Section 1112 of the Bankruptcy Code or otherwise, and the appointment of a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or of a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(d) of the Bankruptcy Code.

“Existing Senior Credit Agreement” has the meaning set forth in the first recital paragraph at the head of this Agreement.

“Existing Subordinated Agreement” has the meaning set forth in the second recital paragraph at the head of this Agreement.

“Hedging Obligation” means, with respect to any Loan Party, any obligations of such Loan Party owed to any Senior Creditor (or any of its affiliates) in respect of any Specified Swap Agreement as defined in the Existing Senior Credit Agreement.

“Insolvency Proceeding” means any pending proceeding in respect of bankruptcy, insolvency, liquidation, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security

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interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Party” means the Borrower, each direct or indirect subsidiary of the Borrower that is now or hereafter becomes a party to any Senior Document or Subordinated Document and each other Loan Party as defined in the Senior Credit Agreement and the Subordinated Agreement. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof

“Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to the Senior Credit Agreement or the Subordinated Agreement, continue to accrue after the commencement of any Insolvency Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency Proceeding.

“Secured Parties” means the Senior Creditors and the Subordinated Creditors.

“Senior Agent” has the meaning set forth in the introductory paragraph hereof and any successor, assign or replacement thereof as administrative agent under a Senior Credit Agreement.

“Senior Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Senior Creditor as security for any Senior Obligation.

“Senior Credit Agreement” means the collective reference (i) the Existing Senior Credit Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Senior Credit Agreement or any other agreement or instrument referred to in this clause (ii). Any reference to the Senior Credit Agreement hereunder shall be deemed a reference to any Senior Credit Agreement then extant.

“Senior Creditors” means the Senior Agent, the “Lenders”, as defined in the Senior Credit Agreement and the financial institutions that are party to a Specified Swap Agreement (as defined in the Existing Senior Credit Agreement).

“Senior Documents” means the Senior Credit Agreement, each Senior Security Document, each Senior Term Loan Note, each Senior Guarantee and each other document from time to time evidencing, securing or entered into in connection with the Senior Obligations.

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“Senior Guarantee” means any guarantee by any Loan Party of any or all of the Senior Obligations, whether contained in the Senior Credit Agreement or separately documented.

“Senior Lien” means any Lien created by the Senior Security Documents.

“Senior Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Senior Credit Agreement, (b) all Hedging Obligations, (c) all Cash Management Obligations and (d) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Senior Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Senior Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Subordinated Creditor, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Creditors and the Subordinated Creditors, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Senior Credit Agreement are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Senior Creditors and the Subordinated Creditors, be deemed to continue to accrue and be added to the amount to be calculated as the “Senior Obligations”.

“Senior Obligations Repayment Date” means the first date on which the Senior Obligations (other then those that constitute Unasserted Contingent Obligations, Hedging Obligations or Cash Management Obligations) have been indefeasibly paid in cash in full.

“Senior Security Documents” means the “Security Documents” as defined in the Existing Senior Credit Agreement, as any of the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and any other documents from time to time securing the payment of the Senior Obligations.

“Senior Term Loan Note” means the “Notes” as defined in the Existing Senior Credit Agreement and any evidences of indebtedness outstanding under the Senior Credit Agreement.

“Standstill Period” means the period that commences on the date that the Senior Agent, on behalf of the Senior Creditors, commences an Enforcement Action and ends on the date which is the earlier of (i) ninety (90) days thereafter and (ii) the Senior Obligations Repayment Date.

“Subordinated Agreement” means the collective reference to (i) the Existing Subordinated Agreement and (ii) any other credit agreement, loan agreement, securities purchase agreement, note purchase agreement, note agreement, promissory note, indenture, other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole

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or in part the indebtedness and other obligations outstanding under the Existing Subordinated Agreement or any other agreement or instrument referred to in this clause (ii), including, without limitation, any agreement or instrument which increases the principal amount thereof. Any reference to the Subordinated Agreement hereunder shall be deemed a reference to any Subordinated Agreement then extant.

“Subordinated Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Subordinated Creditor as security for any Subordinated Obligation.

“Subordinated Creditors” has the meaning set forth in the introductory paragraph hereof.

“Subordinated Documents” means the Subordinated Agreement, each Subordinated Security Document, each Subordinated Revolving Note, each guarantee of the Subordinated Obligations by any Loan Party and each other document from time to time evidencing, securing or entered into in connection with the Subordinated Obligations.

“Subordinated Lien” means any Lien created by the Subordinated Security Documents.

“Subordinated Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Subordinated Agreement, and (b) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Subordinated Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Subordinated Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor-in-possession, any Senior Creditor, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Creditors and the Subordinated Creditors, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Subordinated Agreement are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Senior Creditors and the Subordinated Creditors, be deemed to continue to accrue and be added to the amount to be calculated as the “Subordinated Obligations”.

“Subordinated Revolving Commitment” has the meaning set forth in the second recital paragraph at the head of this Agreement.

“Subordinated Revolving Notes” shall mean the notes evidencing the indebtedness outstanding under the Subordinated Agreement.

“Subordinated Security Documents” means the “Security Documents” as defined in the Subordinated Agreement, as any of the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time in accordance herewith, and any documents from time to time securing the repayment of the Subordinated Obligations.

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“Unasserted Contingent Obligations” shall mean, at any time, Senior Obligations for taxes, costs, indemnifications, reimbursements, damages and other similar liabilities constituting Senior Obligations (excluding the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Senior Obligation) in respect of which no assertion of liability and no claim or demand for payment has been made in writing (and, in the case of Senior Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2 Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, amended and restated, supplemented, refinanced or otherwise modified, renewed or replaced from time to time.

SECTION 2. [INTENTIONALLY OMITTED].

SECTION 3. Payment Priorities.

3.1 Agreement to Subordinate. Each of the Subordinated Creditors agrees that the Subordinated Obligations are and shall be subordinate, junior and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Senior Obligations. The expressions “prior payment in full”, “payment in full”, “paid in full” or any other similar term(s) or phrase(s) when used herein with respect to Senior Documents shall mean the occurrence of the Senior Obligations Repayment Date. The Senior Agent agrees to notify the Subordinated Creditors promptly upon the occurrence of the Senior Obligations Repayment Date.

3.2 Restrictions on Payment of the Subordinated Obligations, etc. (a) Until the Senior Obligations Repayment Date, no Subordinated Creditor will ask, demand, sue for, take or receive, directly or indirectly, from a Loan Party, in cash or other property, by set-off, by realizing upon collateral, foreclosing on any lien or otherwise, by exercise of any remedies or rights under the Subordinated Documents or by executions, garnishments, levies, attachments or by any other action relating to the Subordinated Obligations, or in any other manner, payment of, or additional security for, all or any part of the Subordinated Obligations unless and until the Senior Obligations shall have been paid in full, except, that the Borrower may make, and each Subordinated Creditor may receive, (i) repayments of the revolving loans outstanding pursuant to the Subordinated Agreement, provided that any such repayment of the revolving loans may not terminate any portion of the revolving commitment made available to the Borrower pursuant to the Subordinated Agreement and any amounts so repaid by the Borrower may be reborrowed, and (ii) payments (but not prepayments) of interest, reasonable fees and expenses in respect of the Subordinated Obligations upon the terms set forth in the Subordinated Agreement, but, in each case, only if at the time of making such repayment or payment and immediately after giving effect thereto, no “Event of Default” (as such term is defined in the Senior Credit Agreement) shall have occurred and be continuing.

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(b) Except as expressly permitted in Section 3.2(a) above, Borrower will not (and it will not allow any other Loan Party to) make any payment of any of the Subordinated Obligations, or take any other action, in contravention of the provisions of this Agreement. Each of the Subordinated Creditors expressly agrees that, until the earlier of (x) the expiration of the Standstill Period and (y) two (2) Business Days (as defined in the Senior Credit Agreement) after the date on which the prohibition on repayment ceases to exist, any payment in respect to the Subordinated Obligations which is not made in a timely manner by reason of the operation of this Subordination Agreement shall be deemed to be deferred and the Loan Parties shall not be in default under any of the Subordinated Documents by reason of such non-payment.

3.3 Additional Provisions Concerning Payment Subordination. Each of the Subordinated Creditors and the Borrower agree as follows:

(a) In the event of any Event of Default (as such term is defined in the Senior Documents or the Subordinated Documents):

(i) All Senior Obligations shall first be paid to the Senior Agent for the benefit of the Senior Creditors in full before any payment or distribution is made upon or in connection with the Subordinated Obligations; and

(ii) Any payment or distribution of assets of a Loan Party, whether in cash, property or securities to which any Subordinated Creditor under the Subordinated Agreement would be entitled except for the provisions hereof (other than equity securities of the Borrower or debt securities of the Borrower which are subordinated to the Senior Obligations on substantially the same basis as the Subordinated Obligations are so subordinated), shall be paid or delivered by that Loan Party, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent, agent or other person making such payment or distribution, directly to the Senior Agent for the benefit of the Senior Creditors, to the extent necessary to pay in full all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditors before any payment or distribution is made to any Subordinated Creditor;

(b) In any Insolvency Proceeding referred to or resulting from any event referred to in subsection (a) of this Section 3.3 commenced by or against that Loan Party, the Senior Agent may, and is hereby irrevocably authorized and empowered upon written notice to the Subordinated Creditors (in its own name or in the name of any Subordinated Creditor or otherwise), but shall have no obligation to, (A) demand, sue for, collect and receive every payment or distribution referred to in subsection (a) of this Section 3.3 and give acquittance therefor, (B) file claims and proofs of claim in respect of the Subordinated Obligations if the Subordinated Creditors fail to do so prior to the date that is three (3) weeks before the deadline for such filing and (C) take such other action as the Senior Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Creditors hereunder; and

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(c) All payments or distributions upon or with respect to the Subordinated Obligations which are received by any Subordinated Creditor contrary to the provisions of this Agreement shall be deemed to be the property of the Senior Creditors, shall be received in trust for the benefit of the Senior Creditors, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Senior Agent for the benefit of the Senior Creditors in the same form as so received (with any necessary endorsement) to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been paid in full.

3.4 Legend on Subordinated Revolving Notes; Transfer.

(a) Such Subordinated Creditor and the Borrower will cause each Subordinated Revolving Note to include or have endorsed thereon the following provision:

“The payment of and security for the principal amount of the indebtedness evidenced by this instrument is subordinated to other indebtedness pursuant to, and to the extent provided in, and is otherwise subject to the terms of, the Subordination and Intercreditor Agreement dated as of July 19, 2006 by and among the Company, the Lenders (as defined in the Subordinated Revolving Credit Agreement) and JPMorgan Chase Bank, N.A., as Administrative Agent under the $479,000,000 Amended and Restated Credit Agreement dated as of July 19, 2006.”

The Borrower will cause all other Subordinated Documents to be expressly subject to this Agreement.

(b) Upon any sale, assignment or other transfer of any Subordinated Revolving Note or any interest therein, the transferor shall (i) provide a copy of this Agreement and the Senior Credit Agreement to the transferee and (ii) provide a written instrument to Senior Agent evidencing the transferee’s agreement to be bound hereby.

SECTION 4. Lien Priorities.

4.1 Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Subordinated Creditor securing the Subordinated Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the Senior Creditors securing the Senior Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Subordinated Creditor may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any Senior Document or Subordinated Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any Senior Creditor securing any of the Senior Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Subordinated Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

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(b) No Senior Creditor or Subordinated Creditor shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any Senior Creditor or Subordinated Creditor to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the Senior Creditors or the Subordinated Secured parties, the priority and rights as between the Senior Creditors and the Subordinated Creditors with respect to the Common Collateral shall be as set forth herein.

4.2 Nature of Senior Obligations. Each of the Subordinated Creditors acknowledges that the terms of the Senior Obligations maybe modified, supplemented, extended or amended from time to time, and that the aggregate amount of the Senior Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Subordinated Creditors and without affecting the provisions hereof. The lien priorities provided in Section 4.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Senior Obligations or the Subordinated Obligations, or any portion thereof, unless otherwise consented to by the Senior Agent.

4.3 Agreements Regarding Actions to Perfect Liens. (a) Each of the Subordinated Creditors agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Subordinated Creditors prior to the Senior Obligations Repayment Date shall be in form reasonably satisfactory to the Senior Agent.

(b) Each of the Subordinated Creditors agrees that prior to the Senior Obligations Repayment Date all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or hereafter filed against real property in favor of or for the benefit of the Subordinated Creditors with respect to the Subordinated Obligations shall be in form reasonably satisfactory to the Senior Agent and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Collateral Agent, and its successors and assigns, in such property, in accordance with the provisions of the Subordination and Intercreditor Agreement dated as of July 19, 2006 among JPMorgan Chase Bank, N.A., as Administrative Agent, the Subordinated Creditors and the Loan Parties referred to therein, as amended from time to time.”

(c) The Senior Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the Senior Security Documents, such possession or control is also for the benefit of the Subordinated Creditors solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding

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sentence shall be construed to impose any duty on the Senior Agent (or any third party acting on its behalf) with respect to such Common Collateral (other than to act in a commercially reasonable manner with respect to the Common Collateral to the extent required under the Uniform Commercial Code) or provide the Subordinated Creditors with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Subordinated Security Documents, provided that subsequent to the occurrence of the Senior Obligations Repayment Date, the Senior Agent shall (x) deliver to the Subordinated Creditors with respect to the Subordinated Obligations, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent reasonably requested by the Subordinated Creditors or (y) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Creditors and the Subordinated Creditors and shall not impose on the Senior Creditors any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

4.4 No New Liens. So long as the Senior Obligations Repayment Date has not occurred, the parties hereto agree that (i) no Loan Party shall create any Lien on any assets of any Loan Party securing any Subordinated Obligation if these same assets are not subject to, and do not become subject to, a Lien securing any Senior Obligations and (ii) if any Subordinated Creditor shall acquire or hold any Lien on any assets of any Loan Party securing any Subordinated Obligation which assets are not also subject to the first-priority Lien of the Senior Agent under the Senior Documents, then such Subordinated Creditor, upon demand by the Senior Agent, will without the need for any further consent of any other Subordinated Creditor, notwithstanding anything to the contrary in any other Subordinated Document either (a) release such Lien or (b) assign it to the Senior Agent as security for the Senior Obligations (in which case the Subordinated Creditors may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Creditors, the Subordinated Creditors agree that any amounts distributable to or received by or distributed to any of them pursuant to or as a result of Liens granted with respect to the Subordinated Obligations in contravention of this Section 4.4 shall be subject to Section 6.1. The Subordinated Creditors may obtain a junior Lien on any assets of any Loan Party on which the Senior Agent has a Senior Lien.

SECTION 5. Enforcement Rights.

5.1 Enforcement; Standstill; Waiver. (a) Subject to Section 5.1(b) below, until the expiration of the Standstill Period, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Senior Creditors shall have the exclusive right, except to the extent provided in clause (iii) below, to take, continue, oppose, or otherwise prosecute, defend, settle or consent to any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Subordinated Creditor and the Subordinated Creditors under or with respect to the Subordinated Obligations shall not take any position contrary to the Senior Creditors, or support any other Person who takes any position contrary to the Senior Creditors, with respect to such Enforcement Action, but subject to the

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proviso set forth in Section 7.1. Upon the occurrence and during the continuance of a Default or an Event of Default (as such terms are defined in the Senior Documents) and prior to the expiration of the Standstill Period, the Senior Agent and the other Senior Creditors may take and continue any Enforcement Action with respect to the Senior Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion. Without limiting the generality of any of the foregoing and subject to Section 5.1(b) below, each of the Subordinated Creditors agrees that prior to the expiration of the Standstill Period, subject to the proviso in Section 7.1:

(i) the Subordinated Creditors will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Subordinated Security Document seeking payment or damages from or other relief by way of specific performance, injunction or otherwise under or with respect to any Subordinated Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Subordinated Security Document;

(ii) the Subordinated Creditors will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Subordinated Security Documents; and

(iii) the Subordinated Creditors will not be entitled to the benefit of any covenant contained in the Subordinated Documents other than (x) Sections 5.1, 5.2, 5.7 and 5.9 of the Existing Subordinated Agreement (and any comparable provisions of any agreement or instrument amending and restating, refinancing or otherwise replacing the same), or (y) as otherwise expressly permitted hereunder.

(b) Each of the Subordinated Creditors agrees that until the Senior Obligations Repayment Date has occurred, subject to the proviso set forth in Section 7.1:

(i) the Subordinated Creditors will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Subordinated Obligation pari passu with or senior to, or to give any Subordinated Creditor any preference or priority relative to, the Liens with respect to the Senior Obligations or the Senior Creditors with respect to any of the Common Collateral;

(ii) the Subordinated Creditors will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any Senior Creditor or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any Senior Creditor, including, without limitation, any attempt to realize upon any Common Collateral that is the subject of an existing Enforcement Action by any Senior Creditor;

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(iii) the Subordinated Creditors have no right to (x) direct either the Senior Agent or any other Senior Creditor to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the Senior Security Documents or (y) consent or object to the exercise by the Senior Agent or any other Senior Creditor of any right, remedy or power with respect to the Common Collateral or pursuant to the Senior Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(iv) the Subordinated Creditors will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Creditor seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to the Subordinated Obligations, and no Senior Creditor shall be liable to any Subordinated Creditor with respect to the Subordinated Obligations for any action taken or omitted to be taken by any Senior Creditor with respect to the Common Collateral or pursuant to the Senior Documents, provided that the Senior Creditors have acted in a commercially reasonable manner with respect to the Common Collateral to the extent required under the Uniform Commercial Code; and

(v) the Subordinated Creditors will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.

5.2 Judgment Creditors. In the event that any Subordinated Creditor becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Subordinated Obligations prior to the Senior Obligations Repayment Date, such judgment lien shall be subject to the terms of this Agreement for all purposes with respect to the Subordinated Obligations (including in relation to the Senior Liens and the Senior Obligations) to the same extent as all other Liens securing the Subordinated Obligations subject to the terms of this Agreement.

5.3 Cooperation. Each of the Subordinated Creditors agrees that it shall take such actions as the Senior Agent shall reasonably request in connection with the exercise by the Senior Creditors of their rights set forth herein.

5.4 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 5.5, if any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any Senior Creditor or Subordinated Creditor, nor to assert such violation as a counterclaim or basis for set-off or recoupment against any Senior Creditor or Subordinated Creditor.

5.5 Actions Upon Breach. (a) If any Subordinated Creditor, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral with respect to the Subordinated Obligations, such Loan Party, with the prior written consent of the Senior Agent, may interpose as a defense, or the basis for an equitable or legal claim, or a dilatory plea the making of this Agreement, and any Senior Creditor may intervene and interpose such defense or plea in its name or in the name of such Loan Party.

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(b) Should any Subordinated Creditor with respect to the Subordinated Obligations, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to comply with any of the provisions of, or take any action required by, this Agreement, any Senior Creditor (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may seek relief against such Subordinated Creditor by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Subordinated Creditors that (i) the Senior Creditors’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Subordinated Creditor waives any defense that the Loan Parties and/or the Senior Creditors cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 6. Application Of Proceeds Of Common Collateral; Dispositions And Release Of Common Collateral; Inspection and Insurance.

6.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the Senior Agent for application to the Senior Obligations in accordance with the terms of the Senior Documents, until the Senior Obligations Repayment Date has occurred and thereafter, to the Subordinated Creditors for application to the Subordinated Obligations in accordance with the Subordinated Documents. Until the occurrence of the Senior Obligations Repayment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds of such, that may be received by any Subordinated Creditor in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Agent, for the benefit of the Senior Creditors, in the same form as received, with any necessary endorsements, and each Subordinated Creditor hereby authorizes the Senior Agent to make any such endorsements as agent for the Subordinated Creditors (which authorization, being coupled with an interest, is irrevocable).

6.2 Releases of Subordinated Lien. (a) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the Senior Documents that results in the release of the Senior Lien on any Common Collateral (including without limitation any sale or other disposition pursuant to any Enforcement Action), the Subordinated Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the Senior Obligations Repayment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person; provided that to the extent that the Senior Lien in the proceeds of such sale or disposition are not released, the Subordinated Lien attaches to such proceeds and are subordinated to the Senior Lien in such proceeds on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to the Senior Obligations under this Agreement.

(b) The Subordinated Creditors shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Agent shall reasonably request to evidence any release of the Subordinated Lien described in paragraph (a).

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The Subordinated Creditors hereby appoint the Senior Agent and any officer or duly authorized person of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Subordinated Creditors and in the name of the Subordinated Creditors or in the Senior Agent’s own name, upon the Subordinated Creditors not carrying out the actions required pursuant to the terms set forth in this Section 6.2 within ten (10) Business Days after receipt of written notice from the Senior Agent requesting such actions, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 6.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

6.3 Inspection Rights and Insurance. (a) Provided that the Senior Creditors act in a commercially reasonable manner with respect to the Common Collateral to the extent required under the Uniform Commercial Code, any Senior Creditor and its representatives may at any time until the Senior Obligations Repayment Date inspect, repossess, remove and otherwise deal with the Common Collateral, and the Senior Agent may advertise and conduct public auctions or private sales of the Common Collateral, in each case with notice to, but without the involvement of or interference by any Subordinated Creditor or liability to any Subordinated Creditor and without prejudice to the rights of the Subordinated Creditors to receive the proceeds of any such auctions or sales, the proceeds of which shall be held by the Senior Agent in trust for the Subordinated Creditors following the Senior Obligations Repayment Date.

(b) Until the Senior Obligations Repayment Date has occurred, the Senior Agent will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Subordinated Creditors shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner reasonably satisfactory to the Senior Agent); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder; and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

SECTION 7. Insolvency Proceedings.

7.1 Filing of Motions. Until the Senior Obligations Repayment Date has occurred, no Subordinated Creditor shall, with respect to the Subordinated Obligations, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Agent (including the validity and enforceability thereof) or any other Senior Creditor or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Subordinated Creditors may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Subordinated Creditors imposed hereby with respect to the Subordinated Obligations.

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7.2 Financing Matters. (a) If any Loan Party becomes subject to any Insolvency Proceeding, and if the Senior Agent or the other Senior Creditors consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “DIP Financing”) then each Subordinated Creditor agrees that it (i) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (ii) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in paragraph 7.4 below, (iii) will subordinate (and will be deemed hereunder to have subordinated) the Subordinated Liens (x) to such DIP Financing on the same terms as the Senior Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (y) to any adequate protection provided to the Senior Creditors and (z) to any “carve-out” agreed to by the Senior Agent or the other Senior Creditors, and (iv) agrees that notice received one (1) calendar day prior to the entry of an order approving such usage of cash collateral or approving on an interim basis such financing shall be adequate notice.

(b) If any Loan Party becomes subject to any Insolvency Proceeding, and if the Senior Agent objects to (or does not affirmatively consent to or support) the use of cash collateral under the Bankruptcy Code or to the provision of any DIP Financing, each Subordinated Creditor agrees that it will not use, refer to or rely on its capacity as a Subordinated Creditor in any effort by such Loan Party to seek the use of such cash collateral or such DIP Financing.

7.3 Relief From the Automatic Stay. Each of the Subordinated Creditors agrees that with respect to the Subordinated Obligations, until the Senior Obligations Repayment Date, it shall not seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the Senior Agent.

7.4 Adequate Protection. Each of the Subordinated Creditors agrees that with respect to the Subordinated Obligations, until the Senior Obligations Repayment Date, it shall not object, contest, or support any other Person objecting to or contesting, (i) any request by the Senior Agent or the other Senior Creditors for adequate protection or any adequate protection provided to the Senior Agent or the other Senior Creditors or (ii) any objection by the Senior Agent or the other Senior Creditors to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the Senior Agent or any other Senior Creditor under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 7.2(a)(iii) (but subject to all other provisions of this Agreement, including, without limitation, Sections 7.2(a)(ii) and 7.3), in any Insolvency Proceeding, (x) if the Senior Creditors (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the Senior Creditors do not object to the adequate protection being provided to them, then, in connection with any such DIP Financing or use of cash collateral, the Subordinated Creditors may seek or accept adequate protection (and the Senior Creditors agree to support the granting thereof) consisting solely of (A) a replacement Lien on the same

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additional collateral, subordinated to the Liens securing the Senior Obligations and such DIP Financing on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to the Senior Obligations under this Agreement and (B) superpriority claims junior in all respects to the superpriority claims granted to the Senior Creditors, provided, however, that each of the Subordinated Creditors shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims, and (y) in the event the Subordinated Creditors seek or accept adequate protection in accordance with clause (x) above and such adequate protection is granted in the form of additional collateral, then the Subordinated Creditors agree that the Senior Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Subordinated Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Creditors as adequate protection, with such subordination to be on the same terms that the other Liens securing the Subordinated Obligations are subordinated to such Senior Obligations under this Agreement. Each of the Subordinated Creditors agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the Senior Agent.

7.5 Avoidance Issues. (a) If any Senior Creditor is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including, without limitation, because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Repayment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Subordinated Creditors agree that with respect to the Subordinated Obligations none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

7.6 Asset Dispositions in an Insolvency Proceeding. No Subordinated Creditor shall, in an Insolvency Proceeding or otherwise, prior to the Senior Obligations Repayment Date, oppose any sale or disposition of any assets of any Loan Party that is supported by the Senior Creditors and each Subordinated Creditor will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the Senior Creditors and to have released their Liens on such assets.

7.7 Separate Grants of Security and Separate Classification. Each Subordinated Creditor acknowledges and agrees that (i) the grants of Liens pursuant to, the Senior Security

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Documents and the Subordinated Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Subordinated Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Creditors and Subordinated Creditors in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Subordinated Creditors hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Creditors), the Senior Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Subordinated Creditors), with the Subordinated Creditors hereby acknowledging and agreeing to turn over to the Senior Agent for the benefit of the Senior Creditors amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Creditors.

7.8 No Waivers of Rights of Senior Creditors. Nothing contained herein shall prohibit or in any way limit the Senior Agent or any other Senior Creditor until the Senior Obligations Repayment Date from objecting in any Insolvency Proceeding or otherwise to any action taken by any Subordinated Creditor, including the seeking by any Subordinated Creditor of adequate protection (except as provided in Section 7.4) or elsewhere in this Agreement or the asserting by any Subordinated Creditor of any of its rights and remedies under the Subordinated Documents or otherwise.

7.9 [INTENTIONALLY OMITTED].

7.10 Other Matters. To the extent that any Subordinated Creditor has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, such Subordinated Creditor agrees until the Senior Obligations Repayment Date not to assert any of such rights without the prior written consent of the Senior Agent; provided that if requested by the Senior Agent, the Subordinated Creditor shall timely exercise such rights in the manner reasonably requested by the Senior Agent, including any rights to payments in respect of such rights.

7.11 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, has been entered into for good and valid consideration, and shall be effective before, during and after the commencement of any subsequently commenced Insolvency Proceeding prior to the Senior Obligations Repayment Date.

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SECTION 8. Additional Agreements and Covenants.

8.1 Miscellaneous Agreements. Each of the Borrower and the Subordinated Creditors agrees that until the Senior Obligations Repayment Date:

(a) no Subordinated Creditor shall sell, assign or otherwise dispose of its rights under the Subordinated Agreement or any instrument evidencing the indebtedness owed to such Subordinated Creditor thereunder unless the other party to such sale, assignment or disposition is an “Eligible Assignee” (as defined in the Subordinated Agreement) and the consent of the Senior Agent, if required, shall have been obtained and such Person agrees in writing to be bound by the terms of this Agreement;

(b) subject to Section 8.3, the Subordinated Documents shall not be amended in any respect without the written consent of the Senior Agent;

(c) there shall be no conditions to the availability of revolving loans under the Subordinated Agreement other than at the time of such extension of revolving credit there is no pending or ongoing Enforcement Action by the Senior Agent;

(d) notwithstanding anything to the contrary in the Subordinated Agreement except as expressly permitted under this Agreement, there shall be no mandatory or optional reduction of the Subordinated Revolving Commitment; and

(e) no Subordinated Creditor shall be entitled to any fee other than those expressly set forth in Sections 2.3 and 4.1(h) of the Subordinated Agreement, provided that nothing herein shall limit or prohibit the payment or reimbursement to each Subordinated Creditor of its costs, expenses, fees and taxes as expressly set forth in Section 8.5 of the Subordinated Agreement.

8.2 Right to Purchase the Senior Debt. The Senior Agent, on behalf of the Senior Creditors, and the Subordinated Creditors, hereby agree that the Subordinated Creditors have the right to purchase the Senior Obligations at any time in an amount equal to the Senior Obligations outstanding at the time of such, purchase (excluding Hedging Obligations and Cash Management Obligations).

8.3 Amendments. In the event the Senior Agent enters into any amendment or waiver in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of any parties thereunder, then the Subordinated Creditors and the Borrower shall enter into a waiver or, as applicable, an amendment to effect such waiver or amendment to the corresponding provisions of the Comparable Subordinated Security Document; provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors) the Subordinated Creditors shall have no obligation to enter into any amendment or waiver (A) having the effect of removing assets subject to the Lien of any Subordinated Security Document, except to the extent that a release of such Lien is permitted by Section 6.2 or (B) that materially and adversely affects the rights of the Subordinated Creditors and does not affect the Senior Creditors in a like or similar manner. Notice of any such amendment or waiver shall be given to

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the Subordinated Creditors by the Senior Agent no later than five (5) Business Days prior to its proposed effectiveness. Such waiver or amendment shall become effective contemporaneously with the waiver under or amendment of the Senior Security Documents. In the event that the Subordinated Creditors fail to enter into any such waiver or amendment which it is obligated to execute pursuant to this Section 8.3, the Subordinated Creditors shall not be entitled to rely upon any provisions of the Comparable Subordinated Security Document which should have been so amended as giving rise to a Default or Event of Default (as defined in such agreement).

SECTION 9. Reliance; Waivers; etc.

9.1 Reliance. The Senior Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. Each Subordinated Creditor expressly waives all notice of the acceptance of and reliance on this Agreement by the Senior Creditors. The Subordinated Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Senior Agent, for itself and on behalf of each other Senior Creditor, expressly waives all notices of the acceptance of and reliance by the Subordinated Creditors.

9.2 No Warranties or Liability. The Subordinated Creditors and the Senior Agent acknowledge and agree that none of them has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Senior Document or any Subordinated Document. Except as otherwise expressly provided in this Agreement, the Subordinated Creditors and the Senior Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with (a) the terms of the Senior Documents or Subordinated Documents, as applicable, (b) applicable law and (e) with their usual practices, modified from time to time as they deem appropriate.

9.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the Senior Documents or the Subordinated Documents.

9.4 No Duty to Subordinated Creditors. (a) Nothing contained herein shall operate to create a fiduciary duty on the part of any party for the benefit of any other party, provided that this shall in no way impair any obligations of a trust nature as set forth herein. The Subordinated Creditors acknowledge and agree that the Senior Creditors have the right to take action adverse to the interests of the Subordinated Creditors hereunder and are authorized to do so and shall not thereby incur any liability to the Subordinated Creditors, provided they act in accordance with the terms of this Agreement and applicable law (to the extent not modified by the terms of this Agreement (as permitted by applicable law)), including, without limitation, dealing with the Common Collateral, in a commercially reasonable manner to the extent required under the Uniform Commercial Code.

(b) Without limiting the generality of Section 9.4(a), the Subordinated Creditors agree that none of the Senior Creditors shall have any liability or obligation to the Subordinated Creditors on account of exercise of the rights and remedies of the Senior Agent

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and/or the other Senior Creditors under any Senior Document to the extent that such exercise is permitted hereunder. The Subordinated Creditors waive the right to commence or pursue any legal action (whether suit, counterclaim, cross-claim or other action) on account of exercise of the rights and remedies of the Senior Creditors under any Senior Document, other than in respect of any breach of the Senior Creditors’ obligations hereunder or under applicable law including, without limitation, alleging, or based on a theory of, breach of fiduciary obligations of the Senior Agent and/or the other Senior Creditors, equitable subordination of claims of the Senior Creditors against the Borrower, conflicts of interest by the Senior Creditors or similar theories premised in any such case on the exercise of control or influence on management by the Senior Agent and/or the other Senior Creditors, actual management or control of the Borrower by the Senior Agent and/or the other Senior Creditors, or other pursuit of rights or remedies by the Senior Agent and/or the Senior Creditors under any Senior Document.

(c) The Subordinated Creditors hereby waive, to the fullest extent permitted by law, any right to equitable subordination (whether under or pursuant to 11 U.S.C. § 510 or otherwise) and any right to assert that the Senior Agent or Senior Creditors have in any way failed to comply with the provisions of the Uniform Commercial Code, including the provisions of Article 9 thereof.

9.5 No Additional Subordinated Collateral. The Subordinated Creditors hereby (a) represent and warrant that they hold no Subordinated Collateral that is not Common Collateral and (b) agree not to acquire any Subordinated Collateral that is not Common Collateral until the Senior Obligations Repayment Date has occurred.

SECTION 10. Obligations Unconditional.

10.1 Senior Obligations Unconditional. All rights and interests of the Senior Creditors hereunder, and all agreements and obligations of the Subordinated Creditors (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect in accordance with their terms irrespective of:

(i) any lack of validity or enforceability of any Senior Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Senior Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Senior Document;

(iii) prior to the Senior Obligations Repayment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Senior Obligations or any guarantee or guaranty thereof;

(iv) the commencement of any Insolvency Proceeding; or

(v) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Senior Obligations, or of any of the Subordinated Creditors, or any Loan Party, to the extent applicable, in respect of this Agreement.

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10.2 Subordinated Obligations Unconditional. All rights and interests of the Subordinated Creditors hereunder, and all agreements and obligations of the Senior Creditors (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Subordinated Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Subordinated Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Subordinated Document with the consent of the Senior Creditors if expressly required hereby;

(iii) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Subordinated Obligations or any guarantee thereof;

(iv) the commencement of any Insolvency Proceeding; or

(v) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Subordinated Obligations, or any Senior Creditor in respect of this Agreement.

SECTION 11. Miscellaneous.

11.1 Conflicts. In the event of any conflict between the provisions of any Senior Document and the provisions of any Subordinated Document, the provisions of the relevant Senior Document shall govern. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Document or any Subordinated Document, the provisions of this Agreement shall govern.

11.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the Senior Obligation Repayment Date shall have occurred. This is a continuing agreement and the Senior Creditors and the Subordinated Creditors may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof. Following the Senior Obligations Repayment Date, any payments or distributions received by any Senior Creditor after such date in respect of the loans made pursuant to the Senior Credit Agreement shall be segregated from other funds and held in trust by such Senior Creditor and shall be forthwith paid over to the Subordinated Creditors in the same form as so received (with any necessary endorsements) and applied to payment of the Subordinated Obligations until the Subordinated Obligations shall have been paid in full.

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11.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Senior Agent and the Subordinated Creditors. The Borrower shall not have any right to amend or modify any provision of this Agreement, nor shall any consent or signed writing be required of the Borrower to effect any amendment or modification.

(b) Without limiting the Senior Creditors’ right hereunder to amend the Senior Documents and increase the amount of the Senior Obligations without the consent of the Subordinated Creditors, it is understood that the Senior Agent, without the consent of any other Senior Creditor, and the Subordinated Creditors may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become Senior Obligations or Subordinated Obligations, as the case maybe, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes Senior Obligations or Subordinated Obligations, provided, that such Additional Debt is permitted to be incurred by the Senior Credit Agreement and Subordinated Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as Senior Obligations or Subordinated Obligations, as applicable.

11.4 Further Assurances. Each Subordinated Creditor and the Borrower will, at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that the Senior Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Senior Agent to exercise and enforce its rights and remedies hereunder. Each Subordinated Creditor further authorizes the Senior Agent to file UCC financing statements and any amendments thereto or continuations thereof and proofs of claim with regard to the Subordinated Obligations with notice to the Subordinated Creditors, but without any Subordinated Creditor’s signature until the Senior Obligations Repayment Date.

11.5 Information Concerning Financial Condition of the Borrower and the other Loan Parties. Each of the Subordinated Creditors and the Senior Agent hereby assume responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Subordinated Obligations. The Subordinated Creditors and the Senior Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Subordinated Creditors or the Senior Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information.

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11.6 Acknowledgments and Agreements. Each of the Senior Creditors and the Subordinated Creditors recognize, acknowledge and agree that (a) each of Virgin Entertainment Holdings, Inc. and Sprint Spectrum L.P. (or their respective affiliates) is a member of the Borrower and is a party to one or more agreements with the Borrower other than the Subordinated Documents, including, without limitation, the “TV Agreements” (as defined in the Existing Senior Agreement) and (b) the provisions set forth herein with respect to each such Subordinated Creditor are expressly limited to (i) the rights of the Senior Creditors on the one hand solely as lenders to the Borrower with respect to the Senior Obligations and/or the Common Collateral pledged to secure the Senior Obligations and the rights of the Subordinated Creditors on the other hand solely as lenders to the Borrower with respect to the Subordinated Obligations and/or the Common Collateral pledged to secure the Subordinated Obligations and (ii) the subordination of the Subordinated Creditors’ security interests in such Common Collateral and the rights of payments and other related matters with respect to the Subordinated Obligations and/or the Common Collateral pledged to secure the Subordinated Obligations. The parties agree that nothing herein shall be construed to create or give rise to any waiver to or limitation or modification of, the rights of any such Person under the LLC Agreement (as defined in the Senior Credit Agreement), any other JV Agreement or any other agreement or instrument or pursuant to applicable law to take any action or to exercise any right or remedy available to any such Person in any capacity other than its capacity as a Subordinated Creditor with respect to the Subordinated Obligations to the extent expressly set forth herein.

11.7 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

11.8 Consent to Jurisdiction; Service of Process. (a) Each of the Subordinated Creditors and the Borrower (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the Senior Agent or its successors or assigns, and (ii) each hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(b) Each of the Subordinated Creditors and the Borrower each hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the Subordinated Creditors. and the Borrower each hereby agrees that its submission to jurisdiction and its consent to service of process by mail are made for the express benefit of the Senior Agent and the Senior Creditors. Final judgment against any of the Subordinated Creditors or a Loan Party in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (i) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Subordinated Creditors or a Loan Party therein described or (ii) in

23

any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Senior Agent may at its option bring suit, or institute other judicial proceedings against any of the Subordinated Creditors or a Loan Party or any of their respective assets in any state or Federal court of the United States or of any country or place where such party or their respective assets may be found in furtherance of this clause.

11.9 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING TN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT.

11.10 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

11.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Senior Creditors and Subordinated Creditors and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

11.12 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, to be taken into consideration in interpreting, this Agreement.

11.13 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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11.14 Counterparts; Integration; Effectiveness. This Agreement maybe executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as Senior Agent for and on behalf of the Senior Creditors

By:
Name:	Gianni Russello
Title:	Associate

Address for Notices:	JPMorgan Chase Bank, NA.
270 Park Avenue, 4th Floor
New York, NY 10017
Attention:	Gianni Russello
Telecopy No.:	(212) 270-0547

Signature Pages to Subordination and Intercreditor Agreement

VIRGIN ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

Address for Notices:	Virgin Entertainment Holdings, Inc.
5757 Wilshire Blvd., Suite 300
Los Angeles, CA 90036
Attention:	Ravi Ahuja, Chief Financial Officer
Telecopy No.:	(323) 937-9110

Signature Pages to Subordination and Intercreditor Agreement

SPRINT SPECTRUM L.P.

By:
Name:
Title:

Address for Notices:	Sprint Spectrum L.P.
6130 Sprint Parkway
KSOPHJ 0206-2A971
Overland Park, Kansas 66251
Attention:	Douglas B. Lynn, Vice President —
Corporate Development
Telecopy No.:	(913) 523-2785

Signature Pages to Subordination and Intercreditor Agreement

VIRGIN MOBILE USA, LLC, as Borrower

By:
Name:	Daniel Schulman
Title:	Chief Executive Officer

Address for Notices:	Virgin Mobile USA, LLC
10 Independence Blvd.
Warren, NJ 07059
Attention:	Peter Lurie
Telecopy No.:	(908) 607-4078

Signature Pages to Subordination and Intercreditor Agreement

EXHIBIT O

FORM OF

PIK NOTE

THE PAYMENT OF AND SECURITY FOR THE PRINCIPAL AMOUNT OF THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF JULY     , 2006 BY AND AMONG THE BORROWER, SPRINT SPECTRUM, L.P., VIRGIN ENTERTAINMENT HOLDINGS, INC. AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT UNDER THE $479,000,000 AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JULY     , 2006.

$[Principal Amount]
[Issue Date]	New York, New York

FOR VALUE RECEIVED, the undersigned, VIRGIN MOBILE USA, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of [LENDER] (“Payee”) and Payee’s permitted successors and assigns, the outstanding principal amount of $[Principal Amount] ([PRINCIPAL AMOUNT]), together with interest thereon at the rate and at such time as hereinafter set forth, in lawful money of the United States of America in same day funds at the account specified by the Payee or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

From and after the date hereof and until all outstanding principal and all accrued and unpaid interest hereon has been paid in full in cash, interest on this promissory note (this “PIK Note”) shall accrue at a rate per annum equal to the rate applicable to a Revolving Loan (as defined in the Credit Agreement referred to below) made on the date hereof which shall be determined from time to time in accordance with the provisions of that certain Subordinated Credit Agreement, dated as of July     , 2006 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, as borrower, Virgin Entertainment Holdings, Inc., as a lender and Sprint Spectrum L.P., as a lender.

Payments of interest on this PIK Note shall be paid in arrears in the form of additional notes having terms identical to those of this PIK Note. Such additional notes shall be issued on the three-month anniversary of the date hereof and thereafter, the three-month anniversary of such date (each such three-month period referred to herein as a “PIK Interest Period”); provided, that the foregoing provisions relating to PIK Interest Periods are subject to the following: (i) if any PIK Interest Period would otherwise end on a day that is not a Business Day, such PIK Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such PIK Interest Period into another calendar month in which event such PIK Interest Period shall end on the immediately preceding Business Day; (ii) no PIK Interest Period shall extend beyond the Revolving Termination Date; and (iii) any PIK Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such PIK Interest Period) shall end on the last Business Day of a calendar month.

The entire outstanding principal balance hereunder, together with accrued interest on this PIK Note which has not been paid, shall be due and payable in fall in one “lump-sum” payment in same day funds on the Revolving Termination Date.

This PIK Note is one of the PIK Notes issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the obligations evidenced hereby were made and are to be repaid.

Payee hereby agrees, by its acceptance hereof, that before disposing of this PIK Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder; provided, the failure to make a notation of any payment made on this PIK Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this PIK Note.

This PIK Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

THIS PIK NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this PIK Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this PIK Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this PIK Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this PIK Note at the place, at the respective times, and in the currency herein prescribed.

Borrower and any endorsers of this PIK Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank.]

2

IN WITNESS WHEREOF, Borrower has caused this PIK Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

VIRGIN MOBILE USA, LLC

By:
Name:
Title:

TRANSACTIONS ON

PIK NOTE

Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

SCHEDULE 1.1A

SUBSCRIBER ACQUISITION COSTS

	GROSS ADDS
CPGA SPEND	Quarterly CPGA Spend	CPGA Test Threshold	Quarterly Gross Adds Amount	Gross Add Test Period	Period
Q1 2006	$84,946,000		627,098
Q2 2006	$78,734,000	$163,680,000	509,118	1,136,216	1/1/06 to 6/30/06
Q3 2006	$72,150,000	$235,830,000	647,020	1,783,236	1/1/06 to 9/30/06
Q4 2006	$117,038,000	$352,868,000	1,215,819	2,999,055	Last 12 Months
Q1 2007	$67,021,000	$334,943,000	751,690	3,123,647	Last 12 Months
Q2 2007	$61,092,000	$317,301,000	586,108	3,200,637	Last 12 Months
Q3 2007	$65,601,000	$310,752,000	680,075	3,233,692	Last 12 Months
Q4 2007	$133,147,000	$326,861,000	1,243,128	3,261,001	Last 12 Months
Q1 2008	$71,587,000	$331,427,000	767,619	3,276,930	Last 12 Months
Q2 2008	$64,732,000	$335,067,000	600,063	3,290,885	Last 12 Months
Q3 2008	$76,071,000	$345,537,000	684,536	3,295,346	Last 12 Months
Q4 2008	$110,110,000	$322,500,000	1,214,781	3,266,999	Last 12 Months

Gross Adds for each fiscal quarter during 2009 and 2010 will be provided in a budget to be delivered to the Agent by July 1, 2008. Gross Adds for each fiscal quarter during such years will not be less than the Gross Adds set forth for the corresponding quarter during fiscal year 2008.

SCHEDULE 1.1B

REAL PROPERTY LEASES

DEMISED PREMISES	LEASE DATE	EXPIRATION DATE	LANDLORD
Portion of 3rd Floor	7/2003	5/31/2009, with a	RREEF AMERICA
Portion of 5th Floor		Five-year Tenant	REIT II CORP. UUU
Mt. Diablo Plaza 2175/2185 North California Blvd. Walnut Creek, CA		renewal option

Sublease of:
Entire 2nd Floor	5/2/2002	2/28/2011	Sublandlord is AT&T Corp.
Entire 4th Floor			Prime Landlord is
10 Independence Blvd. Warren, New Jersey			10 Independence SPE LLC

*Sub-Sublease of:
Entire 3rd Floor	2/17/2006	5/31/2009	Sub-sublandlord is AON
10 Independence Blvd. Warren, New Jersey			Human Capital Services LLC. Sublandlord is AT&T Corp. Prime Landlord is 10 Independence SPE LLC

Lease of
Portion of 18th Floor	4/19/2002	12/31/06	55 Fifth Equities
55 Fifth Avenue New York, New York			Group L.P.

*	Aon Human Capital Services LLC is currently subletting the entire third floor from AT&T Corp for a term expiring on May 31, 2009. VMU is sub-subletting the third floor from Aon Human Capital Services LLC until May 31, 2009 and thereafter VMU will become a direct subtenant of AT&T Corp. For a term ending on 2/28/2011.

SCHEDULE 3.4

CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

Consent to Assignments to be executed by Sprint Communications, Sprint Spectrum and VEL.

SCHEDULE 3.6

LITIGATION

None.

SCHEDULE 3.15

SUBSIDIARIES

None.

SCHEDULE 3.19(a)

FILING JURISDICTIONS

Delaware

New Jersey

California

United States Patent and Trademark Office

SCHEDULE 6.2(d)

EXISTING INDEBTEDNESS

None.

SCHEDULE 6.3(f)

EXISTING LIENS

None.